Filed Pursuant to Rule 424(b)(3)
                              Registration No. 333-92849

                        [GO2PHARMACY LOGO APPEARS HERE]


                               Go2Pharmacy, Inc.



                       1,000,000 Shares of Common Stock


     We are selling 1,000,000 shares of our common stock. The underwriters named in this prospectus have an option for 45 days to purchase up to 150,000 additional shares of our common stock at the offering price to cover any over-allotments.

     This is the initial public offering of our common stock. We have applied to have the common stock included for quotation on The Nasdaq SmallCap Stock Market under the symbol "GORX" and on the Boston Stock Exchange under the symbol "GTO."

     Your investment in our common stock involves a high degree of risk. Before investing in our common stock, you should consider carefully the risks described under "Risk Factors" beginning on page 5.


--------------------------------------------------------------------------------

                  The Offering                      Per Share        Total
Public Offering Price ..........................    $  7.875      $7,875,000
Underwriting Discounts and Commissions .........    $  .7875      $  787,500
Proceeds to Go2Pharmacy ........................    $ 7.0875      $7,087,500

--------------------------------------------------------------------------------
NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF
THIS PROSPECTUS IS COMPLETE OR ACCURATE. ANY REPRESENTATION TO THE CONTRARY IS
                              A CRIMINAL OFFENSE.


                        UTENDAHL CAPITAL PARTNERS, L.P.


                The date of the prospectus is November 7, 2000.

                         Notice to California Residents


     This offering was approved in California on the basis of a limited offering qualification. Investors must meet a "super suitability" standard of not less than $250,000 liquid net worth (exclusive of home, home furnishings and automobiles), plus $65,000 gross annual income or $500,000 liquid net worth or $1,000,000 net worth (inclusive) or $200,000 gross annual income. We did not have to demonstrate compliance with some or all of the merit regulations of the California Department of Corporations, as found in Title 10, California Code of Regulations, Rule 260.140 et seq.


     Residents of the State of California will be unable to sell shares of common stock they purchase in this offering, and investors residing in all other states will be unable to sell shares of common stock they purchase in this offering to California residents, pursuant to exemptions for secondary trading available under California Corporations Code ss.25104(h), as such exemptions have been withheld. However, secondary sales may be made to purchasers who meet the "super suitability" standards or there may be other exemptions to cover private sales by the bona fide owners of our securities for such owners' own account without advertising and without being effected by or through a broker dealer in a public offering.

                               TABLE OF CONTENTS

                                                                                             Page
                                                                                            -----
Prospectus Summary ......................................................................     1
Summary Selected Financial Data .........................................................     4
Risk Factors ............................................................................     5
Use of Proceeds .........................................................................     9
Dividend Policy .........................................................................    10
Dilution ................................................................................    11
Capitalization ..........................................................................    12
Selected Financial Data .................................................................    13
Management's Discussion and Analysis of Financial Condition and Results of Operations ...    14
Business ................................................................................    19
Management ..............................................................................    31
Transactions Involving Officers, Directors and Principal Stockholders ...................    36
Security Ownership of Management and Certain Beneficial Owners ..........................    38
Description of Capital Stock ............................................................    40
Shares Eligible for Future Sale .........................................................    41
Underwriting ............................................................................    42
Legal Matters ...........................................................................    44
Experts .................................................................................    44
Additional Information ..................................................................    46
Index to Financial Statements ...........................................................    F-1

                               ----------------
     You should rely only on the information contained in this document or to which we have referred you. We have not authorized anyone to provide you with different information. This document may only be used where it is legal to sell these securities. The information in this document may not be accurate after the date of this document.


                     Dealer Prospectus Deliver Obligation

     Until December 2, 2000, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealer obligation to deliver a prospectus when acting as underwriters and with respect to unsold allotments or subscriptions.

                              PROSPECTUS SUMMARY
                               Go2Pharmacy, Inc.

Our Business .........   We primarily manufacture dietary supplements, over-the-counter drugs, and health and beauty care products for others (a process known as private label manufacturing). Our private label customers include mass marketing companies, physicians, universities, network marketing and direct sales companies. In addition, we develop, manufacture and distribute our own branded dietary supplements and health and beauty care products. Our branded product customers are retail consumers, marketing companies, wholesalers and retailers, including independent pharmacies, regional and national chain drug stores, direct mail companies, mass merchandisers, deep discounters and brokers. Some of our branded products include "Nutrisure(TM)" meal replacement powder,
                         "Physician's Pharmaceuticals(TM)" dietary supplements, and "Arth-Aid(TM)"
                         roll-on and cream for arthritis. We are currently expanding our business to launch an online business to business portal and a pharmacy benefit management division for institutional customers. Our online customers will include wholesale, institutional, and business to business customers.

                         Simultaneous with this offering, we will acquire the Delaware corporation Go2Pharmacy.com, Inc. and launch our web site under
                         www.go2pharmacy.com, a business to business portal for healthcare and pharmacy product resources. Through our web site, we will provide over-the-counter drugs, durable medical equipment, medical supplies and health and beauty care products directly to nursing homes, assisted living facilities, and personal care residences across the country. We currently have a contracted membership roster of approximately 70 nursing homes, representing approximately 20,000 beds, through a partnership with The Greater New York Health Care Facilities
                         Association.

                         In addition, we are in the process of forming a new pharmacy benefit manager division which will administer drug benefits for member based health organizations nationwide. We intend to enter into contractual relationships with health maintenance organizations, insurance companies, preferred provider organizations, corporate health plans and self-insured labor union plans to provide pharmacy benefit management services to their members.

Our Industry ..................   The total United States market for vitamins, and nutritional and herbal supplements is estimated at $29.9 billion annually by The Nutrition
                                  Business Journal.

                                  The market for over-the-counter drugs is $29 billion, health and beauty aids $29 billion, and vitamins and nutritional supplements $9 billion in
                                  1998, as estimated by Corporate Research Group.

                                  According to Corporate Research Group, the pharmacy benefit management market had revenues of approximately $20 billion in 1998, up 4% since 1997. Membership among the top 13 pharmacy benefit managers was 226.6 million lives in 1998, which accounted for approximately 38% of the 2.6 billion prescriptions dispensed in the
                                  United States in 1998.

Our Strategy ..................   Our strategy is to build a multi-faceted business that capitalizes on the
                                  Internet's efficiency to link our manufacturing operations directly to our customers. We are developing sales and marketing strategies to build our web site recognition among long-term care facilities and other health product consumer organizations, while building brand awareness of our proprietary products.
Our Manufacturing
 Operations ...................   We conduct manufacturing operations from our 33,222 square foot production, laboratory and office facility, located in Largo, Florida, and our 9,694 square foot manufacturing facility, located in Tampa, Florida.

Our Principal Offices .........   Our principal executive offices are located at 6950 Bryan Dairy Road,
                                  Largo, Florida 33777 and our telephone number is (727) 544-8866. We are a Florida corporation, incorporated on September 3, 1985.

Risks Factors .................   See Risk Factors beginning on page 5 for a description of certain factors you should consider before making an investment in our common stock.

                                  The Offering

Shares Outstanding .........   We have 6,015,000 shares of common stock and 150,000 shares of series
                               A preferred stock outstanding prior to this offering, assuming completion of the transactions described in this prospectus.

Shares Offered .............   We are offering 1,000,000 shares of our common stock. Upon completion of the offering there will be 7,015,000 shares of common stock and 150,000 shares of series A preferred stock outstanding. We have granted the underwriters of this offering a 45-day option to purchase 150,000 shares of common stock to cover any over-allotments.

Use of Proceeds ............   We intend to use the net proceeds of this offering for business expansion, web site development, marketing and advertising efforts, debt retirement, computer hardware and software upgrades, and general working capital purposes which may include the acquisition of an institutional pharmacy.

                        Summary Selected Financial Data

     The summary financial data set forth below have been derived from our audited and unaudited financial statements included in this prospectus beginning on page F-1.

                                                                  Year Ended                   Three Months Ended
                                                                   March 31,                        June 30,
                                                              1999            2000            1999            2000
                                                         -------------   -------------   -------------   --------------
                                                                                          (Unaudited)      (Unaudited)
Statements of Operations Data:
Revenues .............................................    $4,845,876      $5,831,896      $1,363,782       $1,535,838
Cost of goods sold ...................................     3,419,046       3,808,640       1,021,357          894,258
                                                          ----------      ----------      ----------       ----------
Gross profit .........................................     1,426,830       2,023,256         342,425          641,580
Selling, general and administrative expenses .........     1,504,514       2,094,838         458,648          553,350
                                                          ----------      ----------      ----------       ----------
Income (loss) from operations ........................       (77,684)        (71,582)       (116,223)          88,230
Other income (expenses), net .........................      (158,721)       (222,974)         19,000          (64,421)
                                                          ----------      ----------      ----------       ----------
Income (loss) before income taxes ....................      (236,405)       (294,556)        (97,223)          23,809
Income taxes .........................................            --              --              --               --
                                                          ----------      ----------      ----------       ----------
Net income (loss) ....................................    $ (236,405)     $ (294,556)     $  (97,223)      $   23,809
                                                          ==========      ==========      ==========       ==========
Basic and diluted income (loss) per share ............    $    (0.08)     $    (0.10)     $    (0.03)      $     0.01
                                                          ==========      ==========      ==========       ==========
Basic and diluted weighted average number of
  common shares outstanding ..........................     3,000,000       3,000,000       3,000,000        3,000,000
                                                          ==========      ==========      ==========       ==========

                                                                                       As of
                                                                                   June 30, 2000
                                                                          -------------------------------
                                                             As of
                                                         March 31, 2000       Actual         As Adjusted
                                                        ---------------   --------------   --------------
                                                                            (Unaudited)      (Unaudited)
Balance Sheets Data:
Cash and cash equivalents ...........................     $       --        $   18,944      $ 4,940,756
                                                          ==========        ==========      ===========
Working capital (deficit) ...........................     $ (657,533)       $ (638,371)     $ 5,583,013
                                                          ==========        ==========      ===========
Total assets ........................................     $4,866,368        $5,270,879      $10,192,691
                                                          ==========        ==========      ===========
Long-term obligations, less current portion .........     $  509,362        $  457,427      $        --
                                                          ==========        ==========      ===========
Shareholders' equity (deficit) ......................     $ (596,812)       $ (573,003)     $ 6,093,047
                                                          ==========        ==========      ===========

     The numbers in the column captioned "As Adjusted" under the heading "As of June 30, 2000" have been adjusted to reflect our sale of 1,000,000 shares of common stock at an assumed public offering price of $7.875 per share, our application of the estimated net proceeds and the acquisition of the Delaware corporation Go2Pharmacy.com, Inc.

                                  RISK FACTORS


     An Investment in our common stock involves a high degree of risk. Before deciding whether to invest, you should read and consider carefully the following risk factors.

Risks Related To Our Business And Industry

     Our Business Is Subject To Extensive Government Regulation Which May In The Future Affect Our Operations Or Increase Our Business Costs. Numerous state and federal government agencies extensively regulate the manufacture, packaging, labeling, advertising, promotion, distribution and sale of our products. Specifically, our pharmacy and dietary supplement operations are subject to significant regulatory and licensing requirements, as are our pharmacy benefit management services. The broad and subjective language used in legislation regulating our business often makes strict compliance difficult to achieve; however, we employ a full-time compliance officer for this purpose. Nonetheless, our failure or inability to comply with applicable laws and governmental regulations may result in civil and criminal penalties that could materially and adversely affect our business.

     In addition to current government regulation, the U.S. House of Representatives Committee on Commerce and the General Accounting Office are reviewing the regulation of online pharmacies to curb unlicensed prescription sales over the Internet. Current proposals before these committees include increasing industry reporting and monitoring guidelines, as well as improving patient record confidentiality and security standards under the Health Insurance Portability and Accountability Act of 1996. If implemented, these regulatory changes may increase our operating costs or effect our ability to freely transmit confidential medical information over the Internet. Either of these changes could materially and adversely affect our business. See "Business -- Government Regulatory Matters" commencing on page 27 for a more detailed description of these matters.

     Our Business May Experience Significant Volatility In Quarterly Earnings And Common Stock Value Which Could Result In Significant Volatility In The Price Of Our Common Stock. Our quarterly operating results could fluctuate due to many factors, including:

     o trends and general conditions in the pharmacy and health product industry, our ability to recognize these trends and market new products that effectively respond to them;

     o   our introduction of new products;

     o   our competitors' introduction of new products;

     o   the loss of one or more significant customers;

     o increased media attention on the use and efficacy of dietary supplements;

     o consumers' perceptions of our products and operations, or those of our competitors; and

     o   the availability of raw materials from our suppliers.

     Our failure to produce operating results that meet securities analysts' or investor expectations in one or more quarters may materially and adversely affect the price of our common stock and our business.

     Our Online Services May Not Be Able To Attract And Maintain Business To Business Customers Which Could Hinder Its Ability To Become Profitable. Our web site competes with both e-commerce and traditional shopping methods for dietary, health and beauty care and pharmaceutical products. Due to this competition, we may not be able to convert customers from traditional shopping methods or draw them from our online competitors. Among other things, our potential customers may be concerned with shopping at our web site due to shipping costs, delivery time, product availability, credit security, confidentiality, and customer service. We may be delayed in building a substantial customer base due to these customer concerns.

     Our Business Is Greatly Affected By Media Publicity, Whether Or Not Our Products Are Involved, Which Could Adversely Affect Sales Of Our Products. We are highly dependent upon consumers' perceptions of the safety and quality of our products, as well as products distributed by other companies. National media publicity associated with mistakes in prescription deliveries or labeling, or illness or other harmful effects caused by the use of our products (or similar products distributed by other companies) may adversely affect our business. In addition, future research reports on dietary supplements that contradict or suggest less favorable results than earlier research may adversely affect our business. The publication of reports suggesting that dietary supplements may be harmful or ineffective may materially and adversely affect our business, regardless of whether the reports are scientifically supported or based on our products' recommended dosage.

     Our Business Is Susceptible To Product Liability Claims Which We May Not Be Able To Pay, Resulting In The Curtailment Of Business Operations. We inherently face the risk of product liability claims based on injuries caused by the use of our products. In the event that we do not have adequate insurance, product liability claims relating to our products may materially and adversely affect our business. We currently have product liability insurance in the amount of $2,000,000.

     There Are No Clinical Studies Documenting Our Products' Long-Term Effects, So We Cannot Be Assured That Such Products Are Beneficial Or Safe In The Long-Term. Although many of the ingredients in our dietary supplements are vitamins, minerals, herbs and other substances with a long history of human consumption, some of these products contain ingredients without such a history. In addition, although the ingredients contained in our products are approved by various regulatory agencies, there is little long-term experience with human consumption of some of these product ingredients in concentrated form. We cannot assure that our products, even when used as directed, will have the intended effects or that they will not have harmful side effects. Such unintended effects may result in adverse publicity or product liability claims that may materially and adversely affect our business. See "Business -- Government Regulatory Matters" commencing on page 27 for a more detailed discussion of these matters.

     We Face Intense Competition In The Pharmacy And Dietary Supplement Industry Which Could Hinder Our Ability To Operate Successfully. The pharmacy and dietary supplement industries are highly competitive. Numerous companies compete with us in the development, manufacture and marketing of dietary supplements and the sale of pharmacy products. In addition, we face strong competition in our online and traditional distribution channels from private label supplements offered by health and natural food store chains, drugstore chains, mass merchandisers and supermarket chains. Many of these competitors are larger and have greater financial, personnel, manufacturing, distribution, marketing and other resources than we do. Competition from these companies may materially and adversely affect our business.

     Our Business Is Dependent Upon Our Raw Material Suppliers, The Loss Of Which Could Hinder Production Of Our Products. We obtain raw materials used in the manufacture of our products from third party suppliers. Many of the raw materials used in our products are harvested internationally. We cannot assure that suppliers will provide the raw materials we need, in the quantities we request, or at a price we are willing to pay. In addition, interruptions in our suppliers' production that are beyond our control may delay delivery of our raw materials. Our inability to obtain adequate supplies of raw materials for our products at favorable prices, or at all, may materially and adversely affect our business. See "Business -- Principal Suppliers" on page 26 for a more complete discussion of this matter.

     Our Business Is Susceptible To Breakdown Or Loss Of Our Manufacturing Facilities Which Could Result In Adverse Effects On The Supply Of Our Products. Our manufacturing operating results depend upon the continued operation of our manufacturing facilities in Florida. The operation of dietary supplement manufacturing plants involves many risks, including the breakdown, failure or substandard performance of equipment, natural and other disasters, and the need to comply with government agency directives. In addition, our manufacturing facilities are located in central Florida, a region that has historically been susceptible to potentially catastrophic hurricanes. Any damage to, or destruction of, our manufacturing facilities due to any of these causes may materially and adversely affect our business.

     Our Products Have Limited Trademark Protection Which Could Allow Other Companies To Replicate Them Which Could Result In Decreased Sales Of Our Products. Our policy is to pursue registrations for all of the trademarks associated with our key proprietary products. We rely on common law trademark rights to protect our unregistered trademarks as well as our trade dress rights. Generally, common law trademark rights are limited to the geographic area in which the trademark is actually used, while a United States federal trademark registration enables the registrant to stop the unauthorized use of the trademark by any third party anywhere in the United States. We intend to register our trademarks in certain foreign jurisdictions where our products are sold. We cannot assure that the protection available in such jurisdictions, if any, will be as extensive as the protection available to us in the United States. In addition, because we have no patents on our proprietary products, another company may replicate them. Inadequate trademark and patent protection of our proprietary products may materially and adversely affect our business. See "Business -- Trademarks and Registered Domain Names" on page 27 for a more detailed discussion of these matters.

     We May Not Be Able To Adequately Protect Our Domain Names Against Infringement In Other Countries Which Could Result In Other Companies Creating Sites With The Same Names. We have registered the Internet domain name "Go2pharmacy.com" in the United States, as well as other related names. While these domain names are regulated by Internet agencies, this regulation may change in the United States and other countries worldwide. These changes may establish new domain names, registrars, or regulations on registration of domain names. As a result, we may not acquire or maintain the "Go2pharmacy.com" domain name in all countries in which we conduct business.

     We May Face Liability For Our Web Site Content Which May Not Be Covered By Insurance, Causing Us To Seek Other Sources Of Capital To Fund Such
Expenses. We may face potential liability for negligence, trademark, copyright, patent, defamation, indecency and other claims based on the content we post on our web site. We may also face potential liability for unauthorized duplication of other parties' web content or proprietary technology. In the event that such liability arises, our general liability insurance may not cover all liability stemming from potential claims of this type. Any such liability that our insurance does not fully cover could materially and adversely affect our business.

     Our Sales May Be Negatively Affected If Internet Sales Taxes Are
Adopted. Our Internet product sales currently are not subject to sales tax, except for purchases made in the state of Florida. Nonetheless, if individual states or the federal government choose to impose sales tax obligations on out-of-state e-commerce transactions, our revenues and growth potential may be materially and adversely affected.

     Governmental Regulation Of The Internet And Data Transmission Over The Internet Could Negatively Affect Our Business. Discussions of legislation regarding Internet communications or commerce have become more prevalent in recent sessions of the U.S. Congress. Specifically, many government agencies and consumers have voiced concern regarding security and confidentiality of medical and pharmaceutical records online. Internet law, however, remains largely unsettled, and we cannot currently determine how existing laws governing privacy, libel and taxation may affect Internet businesses such as our own. In the future, more stringent consumer protection laws in the United States and abroad could impose additional burdens on e-commerce companies and online pharmaceutical companies in particular, due to the sensitive nature of medical and pharmaceutical records. The adoption or modification of such laws or regulations could materially and adversely affect our business.

     As A Small Company, We Are Dependent On Key Management Personnel For Our Future Success. As a small company, with only 46 employees, our success depends greatly on our senior management team. The loss of one or more of these employees may materially and adversely affect our business. We do not currently maintain key-person life insurance on our executives.

     We May Not Be Able To Fulfill Our Growth Strategy If We Are Unable To Consummate Future Acquisitions. We expect to pursue additional acquisitions in the future as a part of our business strategy. We cannot assure that attractive acquisition opportunities will be available to us or that we will be able to obtain funds necessary for future acquisitions. If we are unable to consummate future acquisitions, our business, financial condition and operating results may be materially and adversely affected.

     Our Articles Of Incorporation And Bylaws Contain Provisions That May Discourage Takeovers Or Make Them More Difficult. Certain provisions of our articles of incorporation and bylaws, as well as certain sections of the Florida Business Corporation Act, and our board of directors' ability to issue shares of preferred stock and to establish voting rights, preferences and other terms of our preferred stock, may be deemed to have an anti-takeover effect and may discourage takeover attempts that are not first approved by our board of directors. We currently have 6,000,000 shares of preferred stock authorized, of which 150,000 are outstanding. This anti-takeover effect may discourage takeovers which shareholders may deem to be in their best interests.

Risks Related To This Offering

     We Have A History Of Working Capital And Accumulated Deficits Which Could Hinder Our Value. At March 31, 1998, 1999 and 2000 and June 30, 2000, we had a working capital deficit of $17,048, $2,347,718, $657,533 and $638,371, respectively. Our accumulated deficits at March 31, 1998, 1999 and 2000 and June 30, 2000, were $95,851, $332,256, $626,812 and $603,003, respectively. At
June 30, 2000, we had a shareholder's deficit of $573,003. For the year ended March 31, 2000 and for the three months ended June 30, 2000, we had a net loss of $294,556 ($.10 per share) and net income of $23,809 ($.01 per share), respectively. On a pro-forma basis, adjusted to reflect the completion of the acquisitions of Go2Phamacy.com, Inc., the Delaware corporation, we would have had a net loss of $24,344,756 for the year ended March 31, 2000. This historical financial data could make it more difficult for us to obtain financing in the future or could reduce the value the securities' market places on our common stock. See the financial statements commencing on page F-1.

     Investors Will Experience Immediate And Substantial Dilution Of Our Common Stock's Book Value. Our current stockholders paid, on average, approximately $.01 for each share of our common stock. If you purchase our common stock in this offering, the net tangible book value of the common stock will experience immediate and substantial dilution. We estimate that this dilution will be approximately $7.125 per share, or approximately 90.5%. See "Dilution" on page 11 for a more detailed discussion of this matter.

     The Underwriter's Limited Underwriting Experience Could Adversely Affect This Offering And the Subsequent Trading Market, Resulting In A Lack Of Your Liquidity Or Value Of Investment. The underwriter has been actively engaged in the securities brokerage and investment banking business since 1992. However, the underwriter has engaged in only limited underwriting activities and this offering is the first public offering in which the underwriter has acted as the sole or managing underwriter. There can be no assurance that the underwriter's limited experience will not adversely affect the proposed public offering of the common stock or the subsequent development of a trading market for the common stock. Purchasers of the securities offered hereby may suffer a lack of liquidity in their investment or a material decrease in the value of such investment.

                                USE OF PROCEEDS

     We estimate that we will receive net proceeds of approximately $6,426,250 from our sale of the 1,000,000 shares of common stock offered by us with this initial public offering (approximately $7,454,000 if the underwriter fully exercises its over-allotment option). This estimate is based on an initial public offering price of $7.875 per share and is after deducting estimated underwriting discounts and commissions ($787,500), the underwriter's non-accountable expense allowance ($236,250) and other estimated offering expenses payable by us ($425,000). We expect to use the net proceeds of this offering for the following purposes:

Purpose                                                         Amount       Percentage
---------------------------------------------------------   -------------   -----------
Manufacturing equipment and facilities ..................    $2,300,000         35.8%
Debt retirement .........................................     1,747,000         27.2%
Business expansion ......................................       750,000         11.7%
Web site development, maintenance and upgrades ..........       500,000          7.8%
Marketing ...............................................       500,000          7.8%
Computer hardware and software ..........................       190,000          2.9%
Working capital and general corporate purposes ..........       439,250          6.8%
                                                             ----------         ----
  Total .................................................    $6,426,250        100.0%
                                                             ==========        =====

     Manufacturing equipment includes amounts allocated for the purchase and installation of manufacturing equipment for:

     o   an automated liquid line;

     o   an automated powder line;

     o other automated equipment to meet the higher standards of over-the-counter drug manufacturing; and

     o   interior construction of additional manufacturing facilities.

     Debt retirement includes amounts to be expended to repay all of our indebtedness outstanding under:

     o the credit line portion of our existing credit facility with The CIT Group/Credit Finance of approximately $650,000, including fees and accrued and unpaid interest;

     o the obligation under our existing credit facility with First Community Bank of America of approximately $503,000, including fees and accrued and unpaid interest;

     o the term loan portion of our existing credit facility with The CIT Group/Credit Finance of approximately $334,000, including fees and accrued and unpaid interest;

     o our obligation to First Community Bank of America of approximately $78,000, including fees and accrued and unpaid interest;

     o our capital lease obligations to JDR Capital Corporation of approximately $162,000, including fees and accrued and unpaid interest; and

     o our capital lease obligation to Commerce Security Bank of approximately $20,000, including fees and accrued and unpaid interest.

     Our credit facility consists of a $2,000,000 revolving line of credit, a portion of which is in the form of a 60-month term loan. The note bears interest at the Prime Rate of The Chase Manhattan

Bank in New York, New York, plus 2.25% per annum on the unpaid outstanding principal of each advance, payable monthly. The note is secured by a blanket lien on all of our assets, exclusive of certain leased assets.

     We believe that retirement of this debt will reduce our interest expense and debt related administrative expenses, increase our cash flow and liquidity, and improve our overall financial stability.

     Business expansion includes amounts to be expended for:

     o the hiring of additional personnel including office, accounting, production, warehouse and management;

     o the surveying and related production of custom packaging of our pharmacy products for our entrance into the institutional and long-term health care and health management business segments;

     o the pursuit of strategic alliances, partnerships and key contractual relationships particularly in the long-term health care and health management business segments; and

     o   additional inventories in support of our business expansion

     Amounts to be expended for working capital and general corporate purposes may include:

     o   cash payments required for a pharmacy acquisition and

     o cash required for accounts receivable financing in support of our business expansion.

     We routinely evaluate potential acquisitions of businesses and or product lines that would compliment or expand our business or further our strategic goals. We may use a portion of the net proceeds of this offering for one or more such transactions; however, we currently have no commitments or agreements with respect to such transactions. We do not currently intend to make any acquisitions of businesses or purchase products from any persons or entities affiliated with us. There are no current plans, proposals, arrangements or understandings to make any acquisitions.

     We reserve the right to reallocate proceeds to different uses, upon the discretion of our executive officers and directors. Pending use, we intend to invest the net proceeds of this offering in interest bearing bank accounts, short-term interest bearing investment grade securities or similar quality investments. Based upon our current operating plan, we anticipate that cash flow from operations, together with the net proceeds of this offering, will be sufficient to satisfy our working capital requirements for at least 12 months.


                                DIVIDEND POLICY

     We have not paid any cash dividends on our common stock and we currently intend to retain any future earnings to fund the development and growth of our business. Any future determination to pay dividends on our common stock will depend upon our results of operations, financial condition and capital requirements, applicable restrictions under any credit facilities or other contractual arrangements and such other factors deemed relevant by our Board of Directors. Our current credit facility with The CIT Group/Credit Finance prohibits the payment of dividends.

                                   DILUTION

     As of June 30, 2000, our net tangible book value was ($1,411,753) or ($.47) per share of common stock. Net tangible book value per share is determined by dividing a company's tangible net worth (total assets, net of intangible assets, less total liabilities) by the number of outstanding common shares. Our pro forma net tangible book value as of June 30, 2000 would have been approximately $5,254,297 or $.75 per share, without taking into account any change in our net tangible book value after June 30, 2000 and after deducting underwriting discounts and commissions, the underwriters' non-accountable expense allowance and other estimated offering expenses. This represents an immediate increase in the net tangible book value of $1.22 per share to existing shareholders and an immediate dilution of $7.125 per share to new investors. The following table illustrates this per share dilution:


   Assumed public offering price per share ...............................                 $7.875
    Net tangible book value per share as of June 30, 2000 ................     $ (.47)
    Increase per share attributable to this offering .....................       1.22
                                                                               ------
   Pro forma net tangible book value per share after this offering .......                    .75
                                                                                           ------
   Dilution to new investors .............................................                 $7.125         (90.5%)
                                                                                           ======         =====

     The following table sets forth the number of shares of common stock purchased from us, the total consideration paid and the average price per share paid by the existing shareholders and by new investors in this offering on a pro forma basis as of June 30, 2000.


                                     Shares Purchased          Total Consideration
                                  -----------------------   -------------------------    Average Price
                                     Number      Percent        Amount       Percent       Per Share
                                  -----------   ---------   -------------   ---------   --------------
Existing shareholders .........   6,000,000      85.7%       $   60,000         .8%         $  .01
New investors .................   1,000,000      14.3%       $7,875,000       99.2%         $7.875
                                  ---------      -----       ----------       -----
  Total .......................   7,000,000      100.0%      $7,935,000      100.0%
                                  =========      =====       ==========       =====

                                 CAPITALIZATION

     The following table summarizes our long-term obligations and capitalization as of June 30, 2000 and as adjusted as of that date to reflect our sale of 1,000,000 shares of common stock and our application of the estimated net proceeds, and after deducting the underwriting discounts and our estimated offering expenses. The information in the table assumes an initial public offering price of $7.875 per share. The information in the table should be read in conjunction with the more detailed consolidated financial statements and notes presented elsewhere in this prospectus.

                                                                               June 30, 2000
                                                                      --------------------------------
                                                                                             As
                                                                          Actual          Adjusted
                                                                      -------------   ----------------
                                                                       (Unaudited)       (Unaudited)
  Long-term obligations, less current portion .....................    $  457,427      $          --
  Redeemable series A preferred stock, no par value, 150,000 shares
    authorized; 150,000 shares issued and outstanding .............     1,500,000          1,500,000
  Shareholders' equity:
    Preferred stock, no par value, 5,850,000 shares authorized;
     no shares issued and outstanding .............................            --                 --
    Common stock, $.01 par value, 24,000,000 shares authorized;
     3,000,000 shares issued and outstanding; 7,000,000 shares
     issued and outstanding, as adjusted ..........................        30,000             70,000
    Additional paid-in capital ....................................            --         30,301,250
    Accumulated deficit ...........................................      (603,003)       (24,278,203)
                                                                       ----------      -------------
    Shareholders' equity (deficit) ................................      (573,003)         6,093,047
                                                                       ----------      -------------
  Total capitalization ............................................    $1,384,424      $   7,593,047
                                                                       ==========      =============

Additional Information About Financial Presentation

     Options and Warrants. Unless this prospectus indicates otherwise, all information presented in this prospectus assumes no exercise of the underwriter's over-allotment option, Utendahl Capital Partners, L.P.'s warrants to purchase 100,000 shares of common stock in connection with this offering, or warrants or options outstanding or available for grant under our 1999 Stock Option Plan or 1999 Non-Employee Stock Option Plan.

                            SELECTED FINANCIAL DATA

     The selected statements of operations data for the years ended March 31, 1999 and 2000, and the following selected balance sheets data as of March 31, 1999 and 2000 are derived from our audited financial statements included elsewhere in this prospectus and have been audited by Brimmer, Burek & Keelan LLP. The selected statement of operations data for the year ended March 31, 1998 and the following selected balance sheet data as of March 31, 1998 are derived from the audited financial statements included elsewhere in this prospectus and have been audited by Kirkland, Russ, Murphy & Tapp. The following selected statements of operations data for the three months ended June 30, 1999 and 2000, and the following selected balance sheets data as of June 30, 2000, are derived from our unaudited financial statements and in the opinion of our management, contain all adjustments necessary for a fair presentation of such data. The following selected financial data have been prepared in accordance with generally accepted accounting principles. The financial data set forth below should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the financial statements and notes thereto appearing elsewhere in this prospectus.

                                                               Year Ended                           Three Months Ended
                                                                March 31,                                June 30,
                                              ---------------------------------------------   ------------------------------
                                                   1998            1999            2000            1999            2000
                                              -------------   -------------   -------------   -------------   --------------
                                                                                               (Unaudited)      (Unaudited)
Statements of Operations Data:
Revenues ..................................    $1,906,935      $4,845,876      $5,831,896      $1,363,782       $1,535,838
Cost of goods sold ........................     1,388,816       3,419,046       3,808,640       1,021,357          894,258
                                               ----------      ----------      ----------      ----------       ----------
Gross profit ..............................       518,119       1,426,830       2,023,256         342,425          641,580
Selling, general and administrative
  expenses ................................       468,578       1,504,514       2,094,838         458,648          553,350
                                               ----------      ----------      ----------      ----------       ----------
Income (loss) from operations .............        49,541         (77,684)        (71,582)       (116,223)          88,230
Other income (expenses), net ..............           434        (158,721)       (222,974)         19,000          (64,421)
                                               ----------      ----------      ----------      ----------       ----------
Income (loss) before income taxes .........        49,975        (236,405)       (294,556)        (97,223)          23,809
Income taxes ..............................            --              --              --              --               --
                                               ----------      ----------      ----------      ----------       ----------
Net income (loss) .........................    $   49,975      $ (236,405)     $ (294,556)     $  (97,223)      $   23,809
                                               ==========      ==========      ==========      ==========       ==========
Basic and diluted income (loss)
  per share ...............................    $     0.02      $    (0.08)     $    (0.10)     $    (0.03)      $     0.01
                                               ==========      ==========      ==========      ==========       ==========
Basic and diluted weighted average
  number of common shares
  outstanding .............................     3,000,000       3,000,000       3,000,000       3,000,000        3,000,000
                                               ==========      ==========      ==========      ==========       ==========

                                                            As of March 31,                     As of June 30,
                                           -------------------------------------------------   ---------------
                                                1998             1999              2000              2000
                                           -------------   ----------------   --------------   ---------------
                                                                                                 (Unaudited)
Balance Sheets Data:
Cash and cash equivalents ..............     $ 239,604       $     16,206       $       --       $   18,944
                                             =========       ============       ==========       ==========
Working capital (deficit) ..............     $ (17,048)      $ (2,347,718)      $ (657,533)      $ (638,371)
                                             =========       ============       ==========       ==========
Total assets ...........................     $ 873,998       $  5,585,046       $4,866,368       $5,270,879
                                             =========       ============       ==========       ==========
Long-term obligations, less current
  portion ..............................     $ 258,974       $  1,292,849       $  509,362       $  457,427
                                             =========       ============       ==========       ==========
Shareholder's equity (deficit) .........     $ (65,851)      $   (302,256)      $ (596,812)      $ (573,003)
                                             =========       ============       ==========       ==========

                     MANAGEMENT'S DISCUSSION AND ANALYSIS
                OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

     The statements contained in this prospectus are not purely historical statements, but rather include what we believe are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These include statements about our expectations, beliefs, intentions or strategies for the future, which are indicated by words or phrases such as "anticipate," "expect," "intend," "plan," "will," "we believe," "management believes" and similar words or phrases. The forward-looking statements are based on our current expectations and are subject to certain risks, uncertainties and assumptions, including factors set forth in the following discussion and in the discussions under "Risk Factors" and "Business." Our actual results could differ materially from results anticipated in these forward-looking statements. All forward-looking statements included in this document are based on information available to us on the date hereof, and we assume no obligation to update any such forward-looking statements.

     We derive our revenues from developing, manufacturing and wholesaling a wide variety of non-prescription dietary supplements, and health and beauty care products. Revenues are billed and recognized as product is produced and shipped, net of discounts, allowances, returns and credits. We have not experienced any material loss of revenues and do not anticipate any significant losses in the future.

     In June 1998, we acquired Energy Factors and merged its manufacturing operations with Dynamic's manufacturing operations. Revenues for Energy Factors for the year ended December 31, 1997 were $5.8 million as compared to revenues of $1.9 million for Dynamic's manufacturing operations for the year ended March 31, 1998. Revenues for our manufacturing operations after the acquisition of Energy Factors were $4.8 million for the year ended March 31, 1999. The decrease in revenues reflects the inclusion of only 9 months of revenues of Energy Factors and the loss of several significant Energy Factors' customers in January and February 1998.

     Cost of goods sold is comprised of direct manufacturing and material product costs, direct personnel compensation and other statutory benefits and indirect costs relating to labor to support product manufacture and the warehousing of production and other manufacturing overhead. Research and development expenses are charged against cost of goods sold as incurred. Selling, general and administrative costs include management and general office salaries, advertising and promotional expenses, sales and marketing and other indirect operating costs.

     Interest and other income (expense) consists primarily of interest expense associated with borrowings to finance capital equipment expenditures and other working capital needs.

     We have no income tax provision for the periods presented due to net operating losses. These net operating losses may be carried forward for up to 20 years. Due to our change in ownership in June 1998, the utilization of net operating losses may be limited by Internal Revenue Code Section 382.

     Concurrently with the closing of this offering, we will consummate a merger with the Delaware corporation Go2Pharmacy.com, Inc., pursuant to which we will issue 3,000,000 shares of our common stock, at the initial public offering price of $7.875 per share, for a total purchase price of $23,625,000, in exchange for all of the issued and outstanding stock of the Delaware corporation. The $23,625,000 purchase price will be expensed as marketing expenses on the effective date of closing. The Delaware corporation recently entered into two significant agreements. The first agreement, with Care Plus Health Plan, a Medicaid health maintenance organization located in New York, designates the Delaware corporation Go2Pharmacy.com, Inc. to administer pharmacy benefit management services to approximately 60% of Care Plus' membership. The second agreement, with The Greater New York Health Care Facilities Association, designates the Delaware corporation Go2Pharmacy.com, Inc. as an Internet based source for the purchase of various products. In particular, upon consummation of our merger with the Delaware corporation, we will distribute our products to the Association's members.

Results Of Operations

     The following table sets forth selected statements of operations data as a percentage of revenues for the periods indicated.

                                       Year Ended                 Pro Forma       Three Months Ended           Pro Forma
                                       March 31,                  Year Ended           June 30,            Three Months Ended
                          ------------------------------------    March 31,   ---------------------------       June 30,
                             1998         1999         2000          2000          1999          2000             2000
                          ----------  -----------  -----------  ------------- ------------- ------------- -------------------
                                                                 (Unaudited)   (Unaudited)   (Unaudited)      (Unaudited)
Revenues ...............     100.0%      100.0%       100.0%         100.0%       100.0%        100.0%             100.0%
Cost of goods sold .....      72.8        70.6         65.3           65.3         74.9          58.2               58.2
                             -----       -----        -----          -----        -----         -----              -----
Gross profit ...........      27.2        29.4         34.7           34.7         25.1          41.8               41.8
Selling, general and
  administrative
  expenses .............      24.6        31.0         35.9          441.9         33.6          36.1            1,574.3
Other income
  (expense), net .......        --        (3.3)        (3.8)          (3.8)         1.4          (4.2)              (4.2)
                             -----       -----        -----          -----        -----         -----            -------
Income (loss) before
  income taxes .........       2.6        (4.9)        (5.0)        (411.0)        (7.1)          1.5           (1,536.7)
Income taxes ...........        --          --           --             --           --            --                 --
                             -----       -----        -----         ------        -----         -----           --------
Net income (loss) ......       2.6%       (4.9)%       (5.0)%       (411.0)%       (7.1)%         1.5%          (1,536.7)%
                             =====       =====        =====         ======        =====         =====           ========

Fiscal Year Ended March 31, 2000 Compared To Fiscal Year Ended March 31, 1999

     Revenues. Revenues increased $986,000, or 20.4%, to $5.8 million for the year ended March 31, 2000, as compared to $4.8 million for the year ended March 31, 1999. The increase is primarily attributable to increased volume of private label sales resulting from continued expansion of marketing efforts and the introduction of new products. The receivable turnover ratio as of March 31, 2000 was 4.29 as compared to 3.48 as of March 31, 1999. The increase is primarily attributable to the implementation of more stringent credit and collection procedures.

     Gross Profit. Gross profit increased $596,000, or 41.8%, to $2.0 million for the year ended March 31, 2000, as compared to $1.4 million in the corresponding period. Gross margin increased from 29.4% for the year ended March 31, 1999 to 34.7% for the year ended March 31, 2000. The increase was primarily attributable to a positive change in the mix of sales, which yielded a higher gross margin and increased efforts by our purchasing department, which resulted in improved raw material costs. The inventory turnover ratio as of March 31, 2000 was 1.98 as compared to 1.72 as of March 31, 1999. The increase is primarily attributable to greater consideration of optimal ordering levels.

     Selling, General And Administrative Expenses. Selling, general and administrative expenses increased $590,000, or 39.2%, to $2.1 million for the year ended March 31, 2000, as compared to $1.5 million in the corresponding period. The increase was primarily due to additional promotional expenses, as well as payroll expenses and costs associated with fringe benefits to support increased sales and our growth. As a percentage of sales, selling, general and administrative expenses increased to 35.9% for the year ended March 31, 2000, from 31.0% in the corresponding period.

     Interest Income (Expense), Net. Interest expense, net of interest income, increased $56,000 to $308,000 for the year ended March 31, 2000, from $252,000 in the corresponding period. The increase in interest expense for the period is a result of greater borrowings to finance the purchase of additional machinery and equipment, to make necessary plant modifications, and for financing of additional working capital needs with the expansion of our operations.

     Income Taxes. We have no income tax provision for the years ended March 31, 1999 and 2000 due to net operating losses. No tax benefit has been provided due to the uncertainty of utilization of the loss carryforwards. These net operating losses may be carried forward for up to 20 years.

     We believe that there was no material effect on our operations or on our financial condition as a result of inflation in 2000 and 1999. We also believe that our business is not seasonal; however, significant promotional activities can have a direct impact on sales volume in any given quarter.

Three Months Ended June 30, 2000 Compared To Three Months Ended June 30, 1999

     Revenues. Revenues increased $172,000, or 12.6%, to $1.5 million for the three months ended June 30, 2000, as compared to $1.4 million for the three months ended June 30, 1999. The increase is primarily attributable to increased volume of private label sales resulting from continued expansion of marketing efforts and the introduction of new products.

     Gross Profit. Gross profit increased $299,000, or 87.4%, to $642,000 for the three months ended June 30, 2000, as compared to $342,000 in the corresponding period. Gross margin increased from 25.1% for the three months ended June 30, 1999 to 41.8% for the three months ended June 30, 2000. The increase was primarily attributable to a positive change in the mix of sales, which yielded a higher gross margin and increased efforts by our purchasing department, which resulted in improved raw material costs.

     Selling, General And Administrative Expenses. Selling, general and administrative expenses increased $95,000, or 20.6%, to $553,000 for the three months ended June 30, 2000, as compared to $459,000 in the corresponding period. The increase was primarily due to additional promotional expenses, as well as payroll expenses and costs associated with fringe benefits to support increased net sales and our growth. As a percentage of sales, selling, general and administrative expenses increased to 36.0% for the three months ended June 30, 2000, from 33.6% in the corresponding period.

     Interest Income (Expense), Net. Interest expense, net of interest income, decreased $17,000 to $65,000 for the three months ended June 30, 2000, from $82,000 in the corresponding period. The decrease in interest expense for the period was a result of increases in principal payments on outstanding obligations.

     Income Taxes. We have no income tax provision for the three months ended June 30, 2000 and 1999 due to net operating losses. No tax benefit has been provided due to the uncertainty of utilization of the loss carryforwards. These net operating losses may be carried forward for up to 20 years.

     We believe that there was no material effect on our operations or on our financial condition as a result of inflation in 2000 and 1999. We also believe that our business is not seasonal; however, significant promotional activities can have a direct impact on sales volume in any given quarter.

Financial Condition, Liquidity And Capital Resources

     We have financed our operations through available borrowings under our credit line facilities and through borrowings from our parent company. We had a working capital deficit of $657,500 at March 31, 2000, inclusive of current portion of long-term obligations, obligations under our credit line facilities, and obligations to our parent company, as compared to a working capital deficit of $2.3 million at March 31, 1999.

     Net cash used in operating activities was $808,500 for the fiscal year ended March 31, 2000, as compared to net cash used in operating activities of $1,305,567 for the fiscal year ended March 31, 1999. The usage of cash is primarily attributable to an increase in inventory of $203,500, an increase in prepaid expenses and other current assets of $244,200, an increase in other assets of $46,400, a decrease in accounts payable of $313,600, a decrease in accrued expenses of $41,000, partially offset by a decrease in accounts receivable of $35,700.

     Net cash used in investing activities was $432,800, representing the purchase of property and equipment, and plant modifications of $451,800, partially offset by proceeds from disposal of equipment of $16,000 and proceeds from notes receivable of $3,000.

     Net cash provided by financing activities was $1.2 million representing net borrowings on lines of credit of $400,100, proceeds of long-term obligations of $620,000, net borrowings from our parent company and affiliates of $636,200, partially offset by repayments of long-term obligations of $297,400.

     Management believes that cash expected to be generated from operations and existing financial arrangements will be sufficient for us to meet our capital expenditures and working capital needs for our operations as presently conducted. Our future liquidity and cash requirements will depend on a wide range of factors, including the level of business in existing operations, expansion of facilities and possible acquisitions. In particular, we plan to add additional manufacturing lines and purchase additional fully automated manufacturing equipment to meet our present and future growth. Our plans will require the leasing of additional facilities to accommodate a liquid processing line. We will need the proceeds of this offering for general working capital purposes to support future growth, the retirement of debt, and the planned expansion of our facilities, manufacturing lines, and equipment.

     In May 1998, $100,000 was loaned to Energy Factors, before Energy Factors was acquired by Dynamic, for the purpose of assisting Energy Factors with its working capital needs. The note has since been repaid.

     In June 1998, Energy Factors was acquired by our parent company, from U.S. Diversified Technologies, Inc. which was to receive 400,000 shares of series A convertible preferred stock of Dynamic in exchange for all of the issued and outstanding stock of Energy Factors. As a result of the completion of the December 31, 1997 audited financial statements for Energy Factors the number of shares issued to U.S. Diversified Technologies, Inc. was reduced to 310,000, in accordance with a right of set-off provided for in the acquisition agreement. The series A preferred stock was valued at $2.50 per share based on several factors, including prices of recent common stock issuances of Dynamic's common stock. Subsequent to the acquisition, Energy Factors changed its name to Innovative. In February 2000, its name was changed to Go2Pharmacy.com, Inc. and in September 2000, its name was changed to Go2Pharmacy, Inc.

     In February 1999, we established a $2,000,000 credit facility to provide additional working capital to support our continued growth. A portion of the proceeds from this line of credit were funded in the form of a 60-month term loan for approximately $491,000, for repayment of certain capital lease obligations. The remainder of this credit facility is in the form of a revolving line of credit. The note bears interest at the Prime Rate of The Chase Manhattan Bank in New York, New York, plus 2.25% per annum on the unpaid outstanding principal of each advance, payable monthly. The note is secured by a blanket lien on all of our assets, exclusive of certain leased assets. The note is also secured by all of the assets of Dynamic and by personal guarantee from our Chairman of the Board. The credit facility provides substantial penalties for early termination. At March 31, 2000 and June 30, 2000, the outstanding principal balance on the line of credit was approximately $856,600 and $624,800, respectively, and there were no additional borrowings available under the line, due to limitations under the line.

     In August and September 1999, we borrowed $86,500 from our Chairman of the Board. The notes bear interest at 10% per annum and are payable on demand. The notes have since been repaid.

     In September 1999, we transferred our land and building in Largo, Florida to Dynamic at net book value, which we believe approximated fair market value on the date of transfer, based upon a recent independent appraisal of the property. In conjunction with the transfer, Dynamic satisfied all of our outstanding mortgages on the premises. In addition, approximately $598,000 of our obligation to Dynamic was extinguished (which included existing mortgages payable to Dynamic), which represented the difference between net book value and amounts outstanding under existing mortgages to third parties.

     In September 1999, $1.5 million of our obligation to Dynamic was converted to 150,000 shares of our series A preferred stock.

     In September 1999, we agreed to lease the facility in Largo, Florida, from Dynamic, pursuant to a ten year lease that expires on September 30, 2009. We have an option to renew the lease at the end of the ten year term. The rental under the lease is $16,000 per month subject to annual inflationary adjustments.

     We believe that material affiliated transactions and loans, and business relationships entered into by us with certain of our officers, directors and our parent company or its affiliates were on terms no less favorable than we could have obtained from independent third parties.

     In December 1999, we established a $500,000 revolving line of credit with First Community Bank of America, to provide us with additional working capital. The note bears interest at a variable rate, with an initial rate of 6.5% per annum on the unpaid outstanding principal of each advance, payable monthly. The note is secured by a guarantee in the form of a Third Party Pledge Agreement in favor of First Community Bank of America, from our parent. The principal on the note is due and payable on November 10, 2000. The note or any portion thereof may be prepaid without penalty. At March 31, 2000 and June 30, 2000, the outstanding principal balance on this note was approximately $493,000 and $499,900, respectively.

     In December 1999, we established a loan with First Community Bank of America, for the purchase of manufacturing equipment. The principal amount of the note is approximately $90,000. The note bears interest at 9.5% per annum. Principal and interest on the note are payable in 36 equal monthly payments, in the amount of $2,873.24, commencing February 5, 2000. The final payment of any unpaid balance of principal and interest on the note will be due on January 5, 2003.

     In May 2000, we borrowed $10,000 from 21st Century Healthcare Fund, LLC, an affiliate of our Chairman of the Board, for the purpose of assisting us with our working capital needs. This loan was to be repaid within 60 days and subsequently was repaid in July 2000.

     In June 2000, we executed promissory notes payable to Carnegie Capital, Ltd., an affiliate of our Chairman of the Board, and to Joseph Zappala, a proposed director. Each promissory note is for a maximum loan amount of $100,000 and the notes bear interest at the rate of 10% per annum. Proceeds from these notes are to be used to pay expenses directly related to this offering and are in the form of draws that totaled $20,000 on each note as of June 30, 2000. Principal and accrued interest are due and payable upon the successful completion of this offering.

Year 2000 Statement

     The Year 2000 issue involves computer recognition of the change from the year 1999 to the year 2000 by hardware and software systems and computer controlled devices and equipment used in our operations. The failure of any hardware and software systems or equipment to timely and accurately recognize such change could have resulted in partial or complete systems failure.

     We did not experience any failure of our own systems or those of any third party with whom we conduct business, as a result of the Year 2000. We cannot predict whether the failure of any such third party to be Year 2000 compliant will have a materially adverse affect on our business.

                                   BUSINESS

Overview

     We were incorporated as Energy Factors, Inc., a Florida corporation, in 1985. In August 1998 we changed our name to Innovative Health Products, Inc., in February of this year we changed our name to Go2Pharmacy.com, Inc., and in September of this year we changed our name to Go2Pharmacy, Inc., in anticipation of our acquisition of the Delaware corporation Go2Pharmacy.com, Inc. and the positive connotation that we believe is associated with the new name.

     At Go2Pharmacy, Inc., we manufacture, package and ship high-quality private label dietary supplements, over-the-counter drugs, and health and beauty care products for companies worldwide. We also develop and manufacture our own branded dietary supplements and health and beauty care products for distribution through various outlets. We are currently expanding our business to launch an online business to business portal and a pharmacy benefit management division for institutional customers. We do not currently sell prescription drugs.

     Our primary business is manufacturing private label products for a wide range of customers worldwide. Our customers include mass marketing companies, physicians, universities, network marketing and direct sales companies. We manufacture, package and ship these products from our two facilities located in the Tampa Bay, Florida area.

     In addition to our private label business, we develop, manufacture and distribute our own branded dietary supplements and health and beauty care products. Some of our branded products include "Nutrisure" meal replacement powder, "Physician's Pharmaceuticals" dietary supplement product line, and "Arth-Aid" roll-on and cream for arthritis. We distribute these products to retail consumers, marketing companies, wholesalers and retailers, including independent pharmacies, regional and national chain drug stores, direct mail companies, mass merchandisers, deep discounters and brokers. In addition, we intend to distribute these branded products to institutional buyers through our new web site, www.go2pharmacy.com. In April 2000, we formed a new subsidiary under the name Breakthrough Engineered Nutrition, Inc. as a Florida corporation, for the purpose of marketing and distributing our own branded product line, "Lean Protein." We have already introduced our first product under this product line, "Lean Protein Chips," which we believe to be the world's first zero carbohydrate, high protein snack chip.

     Simultaneous with this offering, we will launch www.go2pharmacy.com, a business to business portal for healthcare and pharmacy product resources. We believe that our web site will be one of the first business to business healthcare and pharmacy product portals of its kind. Through the web site, we will provide over-the-counter drugs, durable medical equipment, medical supplies and health and beauty care products directly to nursing homes, assisted living facilities, and personal care residences across the country. We intend to develop this portal to become a premier online provider of pharmacy products for institutional and long-term care facilities seeking convenience and savings. Our web site's registered users currently include, through the Delaware corporation Go2Pharmacy.com, Inc., approximately 70 nursing homes, representing approximately 20,000 beds. In addition, we are currently forming strategic alliances with health maintenance organizations, insurance companies, retail chains, and other health related associations to attract new members. We also intend to partner with vendors who can supply products for our users' operations to enhance both our web site and our manufacturing revenues.

     We recently formed a new pharmacy benefit manager division. This division will administer drug benefits for health maintenance organizations, insurance company plans, preferred provider organizations, self-insured corporate health plans and Taft-Hartley self-insured labor unions. As a pharmacy benefit manager, we manage all member benefits in low risk plans, while taking an exclusively administrative role in higher risk plans. Our administrative services include claim processing, network management and customer service. Through the Delaware corporation

Go2Pharmacy.com, Inc., we recently entered into an agreement to provide our pharmacy benefit management services to a New York State health maintenance organization. In addition, the agreement will make us the organization's exclusive private label over-the-counter supplier of products including hand sanitizers, pediatric vitamin drops, and children's chewable vitamins. We expect that this new line of business will generate substantial revenue potential going forward.

     Through the development of our manufacturing, online and pharmacy benefit management efforts, we intend to provide wholesale and institutional customers with an efficient source for their pharmacy product needs.

Industry Background

 The Growth Of E-Commerce

     Over the past several years, the Internet has expanded rapidly to become an important medium for finding and purchasing products and services. According to Active Media, Internet related commerce is expected to exceed $160 billion in the year 2000. International Data Corporation estimates that Internet users will total 398 million by the end of the year 2002. This growth may be attributed to many factors, including the widespread use of personal computers in the home and workplace, the decreasing cost of personal computing, the convenience of online shopping, and improving Internet security technology. We believe that this dramatic growth presents significant opportunities for companies that sell products through the Internet.

     Today tens of millions of individuals are already using the Internet to access content, purchase goods and more recently to purchase health-related products and services. In response, healthcare organizations are adopting the Internet to streamline core business processes and to expand their networks of trading partners. The Internet is changing longstanding industry structures, shifting the balance of power in many healthcare sectors and re-distributing margins among market participants.

 Institutional Business To Business Portal

     According to Corporate Research Group, the market for over-the-counter drugs, health and beauty care products, and vitamins, minerals and supplements grew 19% from 1996 through 1998. The retail and institutional markets for these products are dominated by drug stores, mass merchandisers, and food stores. These participants experience extensive inefficiencies in their purchasing cycles, resulting in significant pricing differentials among competitors. Business to business portals address this dilemma by providing consumers with more information on purchase prices, quantities, timing and product lines. Internet orders also offer the additional advantages of convenience and discount pricing.

 Pharmacy Benefits Manager

     The pharmacy benefits management market had revenues of approximately $20 billion in 1998, a 4% increase over 1997, according to Corporate Research Group. Membership among the top 13 pharmacy benefit managers was 226.6 million lives in 1998. These pharmacy benefit managers processed an estimated 990 million claims in 1998, or about 38% of the 2.6 billion prescriptions dispensed in the United States in 1998.

 Nutrition

     As the United States' population ages, society has become more conscious of health related issues according to The Nutrition Business Journal. This "health consciousness" has resulted in significant growth in the dietary supplement industry. Industry researchers report that domestic sales of vitamins and dietary and herbal supplements have grown 13% annually between 1995 and 1998. The total United States market for these products is estimated at $29.9 billion, in 1998, by The Nutrition Business Journal. We believe that United States population dynamics dictate that this trend will continue.

                 Total 1998 U.S. Sales of Prescription Drugs,
              Over-the-Counter Drugs and Health and Beauty Aids(1)
                                ($ in billions)

                                                                  % of
Segment                                                  1998     Total
-----------------------------------------------------   ------   ------
       Prescription drugs(2) ........................    $122      65
       Over-the-counter drugs .......................      29      15
       Health and beauty aids .......................      29      15
       Vitamins and nutritional supplements .........       9       5
                                                         ----      --
       Total ........................................    $189     100
                                                         ====     ===

        ----------------
        (1) This information was provided by Corporate Research Group.
        (2) Includes retail and institutional sales.

     We expect that our combination of pharmacy benefit management services, online pharmacy services and manufacturing operations will increase our penetration of the industries in which we participate. By vertically integrating our core business operations, we believe we will achieve increased brand recognition and exposure, ancillary product and service revenues, and will be able to provide competitively priced products, with quick turn around on our manufactured products and superior customer service.

Business Strategy

     We are building a multi-faceted company in which we will be able to maximize our efficiencies and capitalize on our synergies through our vertical operations. These vertical operations consist of sales and marketing, customer service, public relations, manufacturing and distribution. We will be able to support our own needs as well as those of our customers, from manufacturing through distribution. We believe our Internet link will help to expedite the sales and the distribution of our products directly to end users. We are developing sales and marketing strategies to build our web site recognition among long-term care facilities and other health product consumer organizations, while building brand awareness of our proprietary products. We believe that we have created a solid platform to achieve our goals. To date we have:

     o Assembled a management team with experience in manufacturing, marketing, sales and technology to lead us to our sales and profit goals.

     o Entered into membership agreements with approximately 70 nursing homes, representing approximately 20,000 beds, to provide a business to business platform for over-the-counter drugs, health and beauty care products, and other products used in their operations, through the Delaware corporation Go2Pharmacy.com, Inc.

     o Entered into a contract with CarePlus, a New York based health maintenance organization, to provide pharmacy benefit management services to its members, through the Delaware corporation Go2Pharmacy.com, Inc.

     o Put together manufacturing operations and are operating as a growing manufacturing company.

     o Developed several proprietary products that are being sold to our target markets.

     o Initiated development of our web site which will offer the opportunity for long-term care facilities and other health product consumer organizations to purchase and gain information about the products and services which we can provide.

 Short-Term Goals

     In addition to continuing the efforts described above, we intend to pursue the following short-term goals:

     o Increase sales by building the user base of our business to business portal at www.go2pharmacy.com to include nursing homes, assisted living facilities, and personal care residences representing at least 30,000 beds.

     o Increase sales by building a pharmacy benefit management business that services at least 200,000 members.

     o Increase sales by concentrating our marketing efforts of certain of our branded products to specific market segments.

     o Increase sales by expanding branded and private label offerings of over-the-counter drugs.

     o Increase sales by expanding branded product offerings to include generic drugs in addition to over-the-counter drugs.

     We intend to take the following steps to reach these short-term goals:

     o Develop A Premier Institutional Pharmacy Web Site. Our goal is to develop an institutional pharmacy web site that offers secure, convenient and easy to use access to the Internet. We intend to develop our web site by expanding our online product lines and incorporating easy to use, personalized web content based on a customer's purchasing history and product usage. This personalized approach will strengthen our customer relationships and provide us with invaluable information to meet evolving customer needs. We also plan to provide the hardware, software, Internet service, and customer support that our institutional members will need to access our web site. Our web site will be built on a state of the art interactive commerce platform to enhance the services that we will offer.

     o Develop Strategic Alliances And Partnerships. We will target trade associations that service long-term health care facilities, as well as private and public assisted living facilities and nursing home chains, to form alliances and partnerships to build our business to business customer base. We will offer discount and rebate programs to these organizations based on the volume of sales through our web site. The Delaware corporation Go2Pharmacy.com, Inc. has entered into an agreement with The Greater New York Health Care Facilities Association to provide our products to its members. This association is a provider association servicing over 100 long-term care facilities throughout the New York metropolitan area. Through these facilities the association represents approximately 30,000 nursing home beds, which comprises approximately 35% of the nursing home beds in the state of New York.

     o Develop Contractual Relationships. We will target health maintenance organizations, insurance companies and corporate health unions to provide pharmacy benefit management services to their members. The Delaware corporation Go2Pharmacy.com, Inc. has entered into a five year agreement to provide pharmacy benefit management services to Care Plus Health Plan, a Medicaid health maintenance organization located in New York. Pursuant to the agreement, we will administer pharmacy benefit management services to approximately 60% of CarePlus' fast growing membership. We intend to develop a nationwide network of local and regional pharmacy chains that will service our pharmacy benefit management members' non-maintenance prescription needs.

     o Expand Pharmacy Benefit Management Services. We intend to market pharmacy benefit management services to self-insured employers, health maintenance organizations, and other large service organizations.

     o Market Online Pharmacy. We intend to market our products to self-insured employers, pharmacy benefit managers and health maintenance organizations. We will develop awareness and recognition of our web site through a variety of marketing techniques including comarketing agreements with major online sites, by developing online content, and by advertising in trade journals and through traditional media.

     o Market Existing Branded Products To Nursing Homes. We currently manufacture several of our own branded products, several of which are currently being sold to nursing homes. We will market these products through major business to business Internet sites and by advertising in trade journals and through traditional media. The sale of these products through our web site is expected to offer significant brand awareness within the long-term care facility industry.

     o Develop A Comprehensive Sales And Marketing Program For Our Branded Products. In addition to distribution through our web site, we intend to increase marketing of our branded products to institutional markets, health food stores, mass market retailers, and directly to consumers. We plan to increase our sales force to achieve market penetration into targeted geographical areas. Some of the sales personnel we will hire, will devote a substantial portion of their time enhancing relationships with our customer's key personnel, informing them of new product developments and industry trends, and aiding them in designing store displays and merchandising programs for our branded products. We also intend to employ additional financial resources for the implementation of media kits, increase our newsprint advertising, our national print media, and our direct mail marketing efforts.

     o Capitalize On Our Extensive Manufacturing Capabilities. As a manufacturer, we have the capability to control the product and the process from inception of an order to the distribution of finished product to our customer. We have the facilities and equipment, the manufacturing capacity, the skilled work force, as well as the industry experience. By controlling the manufacturing process from start to finish, we believe we can minimize product costs. By utilizing our manufacturing capabilities, we intend to build institutional relationships through high quality and low cost custom product lines. In particular, one of our focal points will be custom packaged pharmacy products for institutional customers.

     o Expand Our Manufacturing Arm To Include Food And Drug Administration Approved Generic And Over-The-Counter Drugs. We are planning to expand our manufacturing facility in Largo, Florida to manufacture generic and over-the-counter drugs. We have created a new division of the company dedicated to the marketing and distribution of these products through traditional retailers such as drug stores, mass merchandisers and food stores.

     o Broaden Our Manufacturing Customer Base. We are continuously seeking ways to expand our manufacturing customer base. We intend to increase our market penetration of private label manufacturing customers by reducing manufacturing time with fully-automated high-speed manufacturing equipment, by delivering high quality products and by providing research and development support to improve our product offerings. We will also continue to develop strategic alliances with manufacturing customers.

     o Provide Rapid Introduction Of New Products. Much of the recent growth in the dietary supplement industry can be attributed to emotional appeal of dietary supplements and the intense consumer and media interest associated with that appeal. We feel that growth can only be maintained through the rapid introduction of products that pique the interest of health conscious consumers and maintain their interest over the long-term. We intend to increase our ongoing development and marketing of new products in order to capitalize on and create market opportunities in new market segments.

     o Create More Value Added Products. We feel that we can differentiate ourselves from our competitors by providing customers with more value-added products. Consequently, we intend to produce and market additional, as well as enhanced, dietary supplements that integrate a variety of compounds to achieve greater bio-availability, effectiveness and product convenience.

     o Provide Faster Product Development Response To Our Customers' Needs. We believe that we can differentiate ourselves from other dietary supplement manufacturers by providing faster and more appropriate responses to our customers. Our development response time for proprietary and private label products is critical to capitalize on consumer trends and preferences. We intend to utilize these trends and preferences to expand our customer base and provide consumers with the most timely and well adapted products for their needs.

     o Pursue Strategic Acquisitions. We believe that the health care, pharmaceutical and dietary supplement industies are fragmented and currently offer attractive acquisition opportunities. We intend to pursue acquisition opportunities that will broaden our product lines, provide efficiencies in manufacturing through economies of scale, broaden our customer base, complement our existing businesses and further our strategic goals.

Our Private Label Products

     Sales of our private label products accounted for substantially all of our revenues for the year ended March 31, 2000 and for the three months ended June 30, 2000. We currently manufacture products for over 400 private label customers in 47 states in the United States and ship to several countries internationally. Our private label business has a widely distributed revenue base. For the year ended March 31, 2000, we had sales of 5% or more of total revenues to three of our private label customers, each of which accounted for approximately 14%, 9% and 5% of total revenues, none of which were affiliates. For the three months ended June 30, 2000, we had sales of 5% or more of total revenues to four of our unaffiliated private label customers, one of which acounted for approximately 21% and three of which each accounted for approximately 7% of total revenues. In addition, for the three months ended June 30, 2000, we had sales of 5% or more of total revenues to one of our affiliates, which accounted for approximately 37% of total revenues. For the year ended March 31, 2000 and for the three months ended June 30, 2000, we did not have sales of 5% or more of total revenues to any company that is a party to an exclusive manufacturing agreement with us.

Our Branded Products

     To date, sales of our branded products have not accounted for a significant portion of our revenues. We intend to employ additional marketing efforts on the sale of our branded products, which we believe will yield higher profit margins than our private label products. In addition to the branded products listed below, we also have approximately 12 other branded products, and intend to develop additional branded products. Some of our branded products include:

     o "Nutrisure(TM)" is a meal replacement powder mix with nutritious proteins, medium chain triglycerides and antioxidants that conforms with diabetic diet requirements;

     o "Physicians' Pharmaceuticals(TM)" is a proprietary line of dietary supplements which includes vitamins, minerals and herbal supplements; and

     o "Arth-Aid(TM)" arthritis cream and easy-to-use roll-on is designed to relieve arthritic pain, and is formulated with capsaicin and functional botanicals.

Manufacturing Facilities

     Our primary manufacturing facility is located in 33,222 square feet of leased space in Largo, Florida. We use this location for our executive offices and for the manufacturing, research, development, packaging and warehousing of our products. We are considering the completion of the addition of 16,000 square feet of manufacturing space at this location by the fourth calendar quarter of the year 2001. Our manufacturing facilities at this site utilize high-speed encapsulating, tableting and production line equipment. The facility is large enough to handle bulk orders, but versatile enough to provide quick response to customer needs. This site also houses our graphic arts department, which designs and prints labels for our products, and our research and development department, which develops and improves both our proprietary and private label products.

     Our second manufacturing facility is located in 9,694 square feet of leased space in the greater Tampa Bay, Florida area. This facility is registered with the United States Food and Drug Administration and is used for the manufacture and packaging of over-the-counter drugs.

     Currently, we can manufacture approximately 270 million tablets and capsules and four million bottles annually. Our manufacturing facilities normally operate two shifts per day, five days per week. Certain packaging lines or capsule and tablet production lines run longer as demand warrants. We operate flexible manufacturing lines that can shift output efficiently among various pieces of equipment depending upon factors such as batch size, tablets or capsule count, and labeling requirements. We strive to fulfill and ship all orders within 30-45 days. While we believe we can double our sales volume without expanding our current facilities, we will expand our manufacturing capacities upon receiving Food and Drug Administration approval for production of generic and over-the-counter drugs. An increase in production would require additional space and personnel for warehousing and shipping operations, but would not necessarily require substantial capital investment.

Research And Development

     Our research and development department develops new concepts and formulations for our branded and private label products. Dr. Sekharam, our President, provides guidance and direction for our research and development team in product development. Our three full-time chemists perform product research and development, while our technical staff prepares cost estimates and samples based on their formulations. Prior to the final manufacture of our products, this team also develops operational procedures and pilot testing programs. Finally, our research and development regulatory staff personnel prepare all dietary information and label requirements. Historically, our expenditures for research and development have not been material, relative to our overall operating expenses.

     Our research and development laboratory is equipped with modern laboratory test equipment, including high pressure liquid chromatography, atomic absorption spectroscopy, as well as instruments to test pH, viscosity, moisture, gradient sizing, ash, melting point, refractive index, tablet hardeners and disintegration. The laboratory also has equipment for microbiological tests and stability chambers to test both long-term and accelerated shelf life of each product. We believe that our laboratory facilities are in compliance with all applicable environmental regulations.

     Our product development team works closely with customers to understand their needs and strengths to create products with value adding features. As our development response time is critical to capitalizing on consumer trends and preferences, we focus on meeting end-user needs as quickly as possible. For example, our touch-free arthritis relief roll-on was specially designed for customers reporting finger irritation due to the ointment's active ingredients. We believe that this type of flexibility and attention to customer needs results in more valuable and marketable products.

Distribution

     The products we manufacture for others are distributed to health food and drug stores, and to mass merchandisers, and are directly marketed by our in-house sales force and by various other means. Our branded products are distributed to health food, drug and convenience stores, and will be distributed through our web site.

Marketing And Sales

     Our marketing and promotion strategy is targeted toward stimulating demand for our products and increasing brand awareness and web site recognition. We currently employ a traditional in-house sales force that markets our branded and private label products directly to wholesale and institutional customers. We also utilize product promotions and print media to reach new customers in targeted markets. We intend to increase these efforts significantly in the areas of direct sales, telesales, and traditional and online advertising.

     We plan to increase direct sales marketing by hiring additional sales representatives to contact nursing homes, assisted living facilities and personal care residences to market our institutional online services. Similarly, we plan to hire marketing representatives to contact self-insured employers, health maintenance organizations, and other health benefit provider associations to market our pharmacy benefit management services. We also intend to hire personnel to pursue contractual arrangements with pharmacies. We also intend to expand our sales force to initiate direct and regular contact with our customer's key personnel, to inform them of new product developments and industry trends, aid them in the design of store displays and create merchandising programs that promote our branded products.

     We intend to increase telesales by hiring an in-house telesales group to prospect for customers for our branded products and dietary supplement products.

     We intend to increase our advertising efforts by implementing online sales and marketing techniques to increase brand awareness and direct traffic to our web site. These techniques include purchasing banner advertising on search engine web sites and Internet directories, as well as direct links from health related web sites. We feel that these efforts will supplement our strategic agreements and traditional advertising efforts as well.

     We extend various credit terms to our customers subject to our credit approval process. In most cases, where credit terms are granted, we require a prepayment of 50% of the amount of the sales order, with the balance due within 30 days of shipment. Some of our customers whose sales are to regional and/or national chain drug stores receive payments from their customers on extended payment terms. In such cases, we grant extended payment terms, when requested, by a long-standing significant customer.

Sales Revenue Backlog

     Our manufacturing revenues are generated by fulfilling sales orders received from our customers within an average turn-around time ranging from 30-45 days. Consequently, we experience a backlog for future revenues at all times. As of June 30, 2000, we had approximately $503,000 in backlog sales orders.

Principal Suppliers

     We obtain all of the raw materials for the manufacture of our products from third party suppliers primarily located within the United States. We do not have contracts with any of our suppliers to provide adequate materials required for our product manufacturing.

Competition

     The manufacturing, wholesale, retail and distribution industries in which we operate are highly competitive. Numerous companies, many of which have greater size, financial, personnel, distribution and other resources than us, compete with us in our development, manufacture, distribution, wholesaling and retailing businesses. The Nutrition Business Journal estimates that there are 1,050 manufacturers and branded marketers of dietary supplements in the United States with at least $500,000 in annual sales. The Nutrition Business Journal's 1997 database includes 16 companies with over $100 million in revenues, which represents 55% of the dietary supplement market.

     Our branded products face substantial competition from broad line manufacturers, large private label manufacturers, and more recently from large pharmaceutical companies. Increased competition from companies with greater financial, manufacturing, distribution and marketing capabilities than our own could have a materially adverse affect on our operations. We compete on the basis of product quality, cost and customer service. Our branded products' success depends primarily on our increasing brand recognition across multiple distribution channels, our ability to quickly develop, advertise, market and promote new and existing products with high quality and value, and our efficient distribution of these products.

     The online pharmacy market is a relatively new development in e-commerce. Consequently, this market is highly fragmented into the specialty areas of health, beauty, wellness, personal care and pharmacy products. Some of our competitors include:

     o online pharmacy specialists, such as planetrx.com, drugstore.com, VitaminShoppe.com, and MotherNature.com;

     o Internet portals with shopping services, such as Yahoo!, Excite, and America Online;

     o   chain drug stores, such as CVS and Walgreen's;

     o   prescription benefit managers, such as Express Scripts;

     o   warehouse clubs, such as BJ's and Costco;

     o   mail order pharmacies;

     o   major department stores, such as Macy's and Nordstrom; and

     o   health and beauty salons and spas.

     Many of these competitors currently offer online ordering of their products. In addition, many of these online and traditional competitors have longer operating histories, greater brand recognition, and substantially greater economic, marketing and other resources than we do. These resources may provide some of these competitors with greater opportunities to form joint ventures and favorable vendor agreements as this market develops. In addition, traditional pharmacies can provide customers with the ability to see and feel products, and may be able to address immediate customer product needs in ways that we cannot.

Trademarks And Registered Domain Names

     We utilize the federally registered trademarks Nutrisure(TM), Physician Pharmaceutical(TM) and Arth-Aid(TM). We also utilize the registered domain names Go2Pharmacy.com and Go2Pharmacy.net through the Delaware corporation Go2Pharmacy.com, Inc. We believe that protecting our trademarks and registered domain names is crucial to our business strategy of building strong brand name recognition and that such trademarks have significant value in the marketing of our products.

     Our policy is to pursue registrations of all the trademarks associated with our key products. We rely on common law trademark rights to protect our unregistered trademarks. Common law trademark rights generally are limited to the geographic area in which the trademark is actually used, while a United States federal registration of a trademark enables the registrant to stop the unauthorized use of the trademark by any third party anywhere in the United States. Furthermore, the protection available, if any, in foreign jurisdictions may not be as extensive as the protection available to us in the United States.

     Although we seek to ensure that we do not infringe upon the intellectual property rights of others, there can be no assurance that third parties will not assert intellectual property infringement claims against us. Any infringement claims by third parties against us may have a materially adverse affect on our business, financial condition, results of operations and cash flows.

Government Regulatory Matters

     The manufacture, packaging, labeling, advertising, promotion, distribution and sale of our manufactured products is subject to regulation by numerous governmental agencies, particularly the

United States Food and Drug Administration, which regulates our products under the Federal Food, Drug and Cosmetic Act, and the United States Federal Trade Commission, which regulates the advertising of our products under the Federal Trade Commission Act. Our products are also subject to regulation by, among other regulatory agencies, the Consumer Product Safety Commission, the United States Department of Agriculture, the United States Department of Environmental Regulation and the Occupational Safety and Health Administration. The manufacture, labeling and advertising of our products is also regulated by the Occupational Safety and Health Administration through various state and local agencies as well as foreign countries to which we distribute our products.

     Our online pharmacy, dietary supplements, health and beauty care products, over-the-counter drugs, and consumer products business is subject to significant government regulation. These products are regulated by the Food and Drug Administration, Federal Trade Commission, Consumer Product Safety Commission, as well as other state and federal regulatory entities. Our online pharmacy business is also subject to significant federal and state regulatory and licensing requirements. These regulations will likely increase, as the Internet pharmacy industry expands and the use of the Internet expands. While we use our best efforts to adhere to the regulatory and licensing requirements, as well as any other requirements affecting our products, compliance with these often requires subjective legislative interpretation. Consequently, we cannot assure that our compliance efforts will be deemed sufficient by regulatory agencies and commissions enforcing these requirements. Nonetheless, we employ a compliance person to assist in these efforts. Violation of these regulations may result in civil and criminal penalties, which could materially and adversely affect our operations.

     Recent events have suggested that the regulatory requirements governing our industry may expand in the near future. For example, the United States House of Representatives' Committee on Commerce, United States General Accounting Office, and a federal interagency task force have all recently reviewed various aspects of the online pharmacy industry. These inquiries have dealt predominantly with laws governing pharmacy operations, prescription submission, patient confidentiality, and licensing requirements. In addition, the Clinton Administration proposed legislation extending federal enforcement powers and establishing new licensing guidelines to ensure online pharmacy compliance with state and federal laws. While we believe that we comply with existing federal and state pharmacy licensing requirements, ratification of these changes will likely increase our reporting and monitoring requirements.

     Our manufacture of dietary supplements is subject to significant labeling regulation. Labeling claims are governed by the Food and Drug Administration, the Federal Food, Drug and Cosmetic Act, and the recent Dietary Supplement Health and Education Act of 1994. Our manufacture of over-the-counter drugs must comply with all Food and Drug Administration guidelines and Food and Drug Administration enforced Good Manufacturing Practices regulations for those products as set forth in official monographs of the United States Pharmacoepia and other applicable laws enforced by the Food and Drug Administration. These include manufacturing and product information, such as claims in a product's labeling, package inserts, and accompanying literature. The Dietary Supplement Health and Education Act of 1994 guidelines permit certain dietary supplement labeling claims without prior authorization by the Food and Drug Administration, provided that the manufacturer has substantiation for the claims and complies with certain notification and disclaimer requirements. The legislation gives dietary supplement manufacturers more freedom to market their products, while providing consumers adequate information for informed decisions on the use of supplements.

     Under the Dietary Supplement Health and Education Act of 1994 and previous food labeling laws, supplement manufacturers may use three types of labeling claims, with the approval of the Food and Drug Administration. These claims include nutrient-content claims, disease claims, and nutrition-support claims, which include "structure-function claims." Nutrient-content claims describe the level of a nutrient in a food or dietary supplement. For example, a supplement containing at least 200 mg of calcium per serving could carry the claim "high in calcium." Disease claims show a link between a substance and a disease or health-related condition. The Food and Drug Administration authorizes disease claims based on a direct review of scientific evidence or documentation of established diet-to-health links from highly regarded scientific bodies, such as the National Academy of Sciences. For example, it is permissible to advertise a link between calcium and a lower risk of osteoporosis, if the supplement contains sufficient amounts of calcium. Nutrition-support claims describe a link between a nutrient and deficiency diseases that may result from diets lacking the nutrient. For example, the label of a Vitamin C supplement could state that Vitamin C prevents scurvy. When these types of claims are used, the label must mention the prevalence of the nutrient-deficiency disease in the United States. Finally, structure-function claims refer to the supplement's effect on the body's structure or function, including its overall effect on a person's well-being. For example, a structure-function claim could state "antioxidants maintain cell integrity." Structure-function claims must be accompanied by the disclaimer "This statement has not been evaluated by the Food and Drug Administration." This product is not intended to diagnose, treat, cure, or prevent any disease. Manufacturers who plan to use a structure-function claim on a particular product must inform the Food and Drug Administration of the use of the claim no later than 30 days after the product is first marketed. The Food and Drug Administration may then advise the manufacturer to change or delete the claim.

     Claims made for our dietary supplement products may include statements of nutritional support and health and nutrient content. The Food and Drug Administration's interpretation of what constitutes an acceptable statement of nutritional support may change in the future thereby requiring that we revise our labels. The Food and Drug Administration recently issued a proposed rule on what constitutes permitted structure/function claims as distinguished from prohibited disease claims. Although we believe our product claims comply with the law, depending on the content of the final regulation, we may need to revise our labels.

     The Food and Drug Administration issued final dietary supplement labeling regulations in 1997 that required a new format for dietary supplement product labels by March 23, 1999. All companies in the dietary supplement industry were required to comply with these labeling regulations. The Food and Drug Administration has also announced that it is considering promulgating new Good Manufacturing Practices regulations, specific to dietary supplements. Such regulations, if promulgated, may be significantly more rigorous than currently applicable regulations and contain quality assurance requirements similar to Good Manufacturing Practices regulations for drug products. Therefore, we may be required to expend additional capital resources on upgrading manufacturing processes and/or equipment in the future in order to comply with the law.

     Our failure to comply with applicable Food and Drug Administration regulatory requirements could result in, among other things, injunctions, product withdrawals, recalls, product seizures, fines, and criminal prosecutions.

     Our advertising of dietary supplement products is also subject to regulation by the Federal Trade Commission under the Federal Trade Commission Act, in addition to state and local regulation. The Federal Trade Commission Act prohibits unfair methods of competition and unfair or deceptive acts or practices in or affecting commerce. The Federal Trade Commission Act also provides that the dissemination or the causing to be disseminated of any false advertisement pertaining to drugs or foods, which would include dietary supplements, is an unfair or deceptive act or practice. Under the Federal Trade Commission's Substantiation Doctrine, an advertiser is required to have a "reasonable basis" for all objective product claims before the claims are made. Failure to adequately substantiate claims may be considered either deceptive or unfair practices. Pursuant to this Federal Trade Commission requirement we are required to have adequate substantiation for all material advertising claims made for our products.

     In recent years the Federal Trade Commission has initiated numerous investigations of dietary supplement and weight loss products and companies. The Federal Trade Commission is reexamining its regulation of advertising for dietary supplements and has announced that it will issue a guidance document to assist supplement marketers in understanding and complying with the substantiation requirement. Upon release of this guidance document we will be required to evaluate our compliance with the guideline and may be required to change our advertising and promotional practices. We may be the subject of investigation in the future. The Federal Trade Commission may impose limitations on our advertising of products. Any such limitations could materially adversely affect our ability to successfully market our products.

     The Federal Trade Commission has a variety of processes and remedies available to it for enforcement, both administratively and judicially, including compulsory processes, cease and desist orders, and injunctions. Federal Trade Commission enforcement can result in orders requiring, among other things, limits on advertising, corrective advertising, consumer redress, divestiture of assets, rescission of contracts and such other relief as may be deemed necessary. A violation of such orders could have a material adverse affect on our business, financial condition and results of operations.

     Governmental regulations in foreign countries where our plans to commence or expand sales may prevent or delay entry into the market or prevent or delay the introduction, or require the reformulation, of certain of our products. Compliance with such foreign governmental regulations is generally the responsibility of our distributors for those countries. These distributors are independent contractors over whom we have limited control.

     We manufacture certain products pursuant to contracts with customers who distribute the products under their own or other trademarks. Such private label customers are subject to government regulations in connection with their purchase, marketing, distribution and sale of such products. We are subject to government regulations in connection with our manufacturing, packaging and labeling of such products. Our private label customers are independent companies and their labeling, marketing and distribution of their products is beyond our control. The failure of these customers to comply with applicable laws or regulations could have a materially adverse effect on our business, financial condition, results of operations and cash flows.

     We may be subject to additional laws or regulations by the Food and Drug Administration or other federal, state or foreign regulatory authorities, the repeal of laws or regulations which we consider favorable, such as the Dietary Supplement Health and Education Act of 1994, or more stringent interpretations of current laws or regulations, from time to time in the future. We are unable to predict the nature of such future laws, regulations, interpretations or applications, nor can we predict what effect additional governmental regulations or administrative orders, when and if promulgated, would have on our business in the future. The Food and Drug Administration or other governmental regulatory bodies could, however, require the reformulation of certain products to meet new standards, the recall or discontinuance of certain products not able to be reformulated, imposition of additional recordkeeping requirements, expanded documentation of the properties of certain products, expanded or different labeling and scientific substantiation. Any or all of such requirements could have a materially adverse affect on our business, financial condition, results of operations and cash flows.

Properties

     We currently lease a 33,222 square foot facility in Largo, Florida, from our parent company, Dynamic. We use this location for our executive offices and for the manufacturing, research, development, packaging and warehousing of our products. We lease this facility pursuant to a ten year lease that expires on September 30, 2009, at a monthly rental of $16,000, subject to annual inflationary adjustments. Dynamic uses a portion of our space for administrative functions.

Employees

     As of June 30, 2000, we had 47 employees. Of these employees, five were engaged in marketing and sales, 32 were devoted to production and distribution and ten were responsible for management and administration. None of our employees are covered by a collective bargaining agreement. We believe we have good relations with our employees.

Legal Matters

     From time to time we are subject to litigation incidental to our business including possible product liability claims. Such claims, if successful, could exceed applicable insurance coverage. We are not currently a party to any legal proceedings that we consider to be material.

                                  MANAGEMENT

Executive Officers, Directors, Director Nominees And Key Employees

     Our executive officers, directors and key employees and their ages and positions as of June 30, 2000 are as follows:

Name                                    Age    Position
------------------------------------   -----   ------------------------------------------------
  Mihir K. Taneja ..................    25     Chief Executive Officer, Secretary and Director
  Kotha S. Sekharam, Ph.D ..........    48     President and Director
  Carol Dore-Falcone ...............    35     Vice President and Chief Financial Officer
  Jugal K. Taneja ..................    56     Chairman of the Board and Director
  Joseph Zappala ...................    65     Director -- Nominee
  Bartholomew J. Lawson ............    51     Director -- Nominee
  Dr. David Dalton .................    51     Director -- Nominee
  George L. Stuart, Jr .............    53     Director -- Nominee

     Mihir K. Taneja has served as our Chief Executive Officer, Secretary and a Director since November 1999. Prior to this he served as our Vice President of Marketing since June 1998. He also served as Dynamic's Vice President of Marketing from July 1996 to November 1999. Prior to joining Dynamic, Mr. Taneja served as a market and financial analyst for Bancapital Corporation from 1994 to 1996. Mr. Taneja holds Bachelor of Arts degrees in finance and marketing from the University of Miami. Mr. Taneja is the son of Jugal K. Taneja.

     Dr. Kotha S. Sekharam currently serves as our President and a Director. Prior to this, Dr. Sekharam was a founder and director of Nu-Wave Health Products, Inc., a developer and manufacturer of over-the-counter analgesic roll-ons and creams, dietary supplements and health and beauty care products. Dynamic acquired 80% of Nu-Wave in September 1995 and the additional 20% of Nu-Wave in July 1997. Dr. Sekharam served as President of Nu-Wave from June 1996 through March 1998 and Vice President of Nu-Wave from September 1995 until June 1996. From 1992 until September 1995, he served as Director of Research and Development of Energy Factors, Inc., our predecessor. He has served as President of Dynamic since June 1996 and served as our President since June 1998. Presently, he continues to serve as our President and as President of Dynamic. Dr. Sekharam holds a Ph.D. in food sciences from Central Food Technological Research Institute, Mysore, India, a United Nations university center and has over 15 years of experience in the food and health industry.

     Carol Dore-Falcone has served as our Vice President and Chief Financial Officer since August 1999. She has also served as Vice President and Chief Financial Officer of Dynamic since August 1999. Prior to joining us, Ms. Dore-Falcone was employed as an audit manager with Deloitte & Touche LLP, Certified Public Accountants, where she had served in various capacities since January 1990. Ms. Dore-Falcone is a certified public accountant and holds an M.B.A. from the University of Tampa.

     Jugal K. Taneja has served as our Chairman of the Board since June 1998. Until June 1998, he also served as Chief Executive Officer for Dynamic. From November 1991 until December 1998, he also served as the Chairman of the Board and Chief Executive Officer of NuMed Home Health Care, Inc., a provider of home health care services and contract staffing of health care employees. From June 1993 until March 1998, he was also the Chief Executive Officer of National Diagnostics, Inc., a provider of medical diagnostic services. NuMed Home Health Care, Inc and National Diagnostics, Inc., are publicly traded companies. Mr. Taneja is also a Director of DrugMax.com, Inc., a public company operating as an online business to business wholesaler and retailer of pharmaceuticals, over-the-counter drugs, health and beauty care products and private label dietary supplements. Mr. Taneja is also a director of Doctorsurf.com, Inc., a publicly traded company. Although he devotes substantial time to our operations and business, Mr. Taneja does not devote his full time to our business. Mr. Taneja is the father of Mihir K. Taneja.

     Joseph Zappala will serve as a Director upon completion of our acquisition of the Delaware corporation, Go2Pharmacy.com, Inc. Since January 1995, Mr. Zappala has served as Chairman and a member of the board of managers of CarePlus, LLC, a growing Medicaid and Child Health Plus health maintenance organization. Since July 2000, Mr. Zappala also serves as a Director of DrugMax.com, Inc. Since January 2000, he has served on the Board of Directors of Amedore Homes, Inc., a homebuilding company located in the Capitol Region of New York. Mr. Zappala was on the Boards of Directors of the International Thoroughbreds Association from June 1997 to January 1999 and Miami Subs, Inc. from June 1995 to July 1999. Mr. Zappala was appointed by United States President George Bush and served as the United States Ambassador to Spain from 1989 to 1992. Mr. Zappala has been a Florida-based business executive for over 35 years with experience in various industries, including healthcare, banking, real estate and manufacturing.

     Bartholomew J. Lawson will serve as a Director upon completion of our acquisition of the Delaware corporation, Go2Pharmacy.com, Inc. Since June 1997, Mr. Lawson has served as President and Executive Director of the Greater New York Health Care Facilities Association, a not-for-profit trade association, representing over 150 skilled nursing and long-term care facilities, as well as ancillary health care providers, and managed care organizations. Since June 1997, Mr. Lawson has also served as Chairman of the Board of the Local 144-Greater New York Nursing Home Industry Welfare, Pension, Skill and Productivity Funds, which represents over $500 million of employee benefit revenues, which has an annual operating budget of $55 million. Since January 1995, Mr. Lawson served as a member of the board of managers of CarePlus, LLC, a growing Medicaid and Child Health Plus health maintenance organization. Mr. Lawson is considered one of the foremost experts on long-term care in the United States. His knowledge of health care economics has led to consulting engagements with city, county, state, and federal legislators, health care delivery systems and executives. During 1994 and 1995, Mr. Lawson chaired the health transition teams for both New York State Governor Pataki and New York City Mayor Giuliani. In August 1998, Mr. Lawson was appointed by the Minority Leader of the New York State Assembly to the New York State Managed Care Advisory Committee.

     Dr. David Dalton will serve as a Director upon completion of our acquisition of the Delaware corporation, Go2Pharmacy.com, Inc. Dr. Dalton is a founder of and has, since October 1996, been President and Chief Executive Officer of Health Resources, Inc., a pharmacy benefit management company. Prior to that, Dr. Dalton held several executive positions with Rite Aid Corporation, including Executive Vice President from 1971 to 1989. In 1989, Dr. Dalton's management team completed a leveraged buyout of People Drug Stores, Inc. (Western Division), where he served as Senior Vice President, Pharmacy Operations, until October 1998. From 1990 until 1996, he served as President and chief executive officer for Medical Services Agency, Inc., know as MEDNET. Dr. Dalton has served on the Boards of Directors of Blue Shield of Pennsylvania from 1980 to 1996, National Association of Chain Drug Stores from 1989 to 1992, National Council of Prescription Drug Programs from 1985 to 1995, and the National Health Association from 1985 to present. He is a visiting professor at several Schools of Pharmacy throughout the United States, receiving both national and local honors inclusive of recognition by several United States Presidents and the United States Senate. Dr. Dalton holds a B.S. degree in Pharmacy form West Virginia University and a D.Ph., Maryland registration

     George L. Stuart, Jr. has served as a Director since March 2000. Mr. Stuart has been the Chief Executive Officer of DoctorSurf.com, Inc. since December 1, 1999. From July 1997 to December 1999, Mr. Stuart was Vice President and a Director of Leapfrog Smart Products, Inc., a high-technology smart card development company in Orlando, Florida. From January 1995 to July 1997, Mr. Stuart was a partner in Stuart/Cloud Enterprises, Ltd. a government relations business development and organizational consulting firm in Tallahassee, Florida. Mr. Stuart was a Florida State Senator from

1978 through 1990. From January 1991 to January 1995, Mr. Stuart served as the Secretary and Chief Executive Officer of the State of Florida's Department of Business and Professional Regulation. Mr. Stuart holds a B.A. degree in Economics from the University of Florida and an M.B.A. from Harvard University's Graduate School of Business.

Board Committees And Compensation

     We reimburse each of our directors for reasonable expenses incurred in attending meetings of our Board of Directors. Directors currently receive no other compensation for their services as directors. Following completion of this offering, however, we intend to pay each non-employee director a fee of $500 for each meeting attended by such director, but not less than $2,000 per year if they attend at least three meetings during the year. Non-employee directors who serve on board committees will be paid a fee of $100 for each committee meeting attended by such director. Upon completion of this offering, each non-employee director will receive options to purchase 4,000 shares of common stock for each full remaining year of the director's term. These options will be exercisable at the public offering price.

     The Board of Directors currently has no standing nominating committee.

Executive Compensation

     The following table sets forth certain information regarding compensation earned by Mihir K. Taneja and Kotha S. Sekharam (the "Named Executive Officers"), during the fiscal years ended March 31, 2000, 1999, and 1998.


                          SUMMARY COMPENSATION TABLE

                                                                   Annual Compensation
                                             Fiscal Year     -------------------------------
Name And Principal Position(1)             Ended March 31,    Salary ($)(2)     Bonus ($)(3)
---------------------------------------   ----------------   ---------------   -------------
  Mihir K. Taneja, Chief Executive
    Officer                                          2000           60,000            --
                                                     1999           40,000            --
                                                     1998           32,615         1,624
  Kotha S. Sekharam, Ph.D., President                2000           90,000            --
                                                     1999           75,000            --
                                                     1998           75,000         5,414

----------
  (1) We have no officers or other individuals whose compensation from us exceeded $100,000 in any of the past three fiscal years.
  (2) These salaries were paid directly by Dynamic, the salary expense was allocated to us and we reimbursed Dynamic through the payment of monthly management fees.
  (3) Employment agreements during this period provided for annual bonuses based on individual performance and on our financial performance.

Employment Agreements

     Upon completion of this offering, we intend to enter into three-year employment agreements with Mihir K. Taneja, Chief Executive Officer, Kotha S. Sekharam, President, and Carol Dore-Falcone, Vice President and Chief Financial Officer, at annual salaries of $150,000, $90,000 and $110,000, respectively. Such employees will be permitted to participate in our benefits and employee benefit plans that may be in effect from time to time, to the extent eligible, and each employee is entitled to receive an annual bonus as determined in the sole discretion of our Board of Directors based on the Board's evaluation of the employee's performance and our financial performance.

Compensation Pursuant To Plans

     1999 Stock Option Plan. On September 30, 1999, our Board of Directors and our sole stockholder adopted our 1999 Stock Option Plan. The 1999 plan will enable us to attract and retain top-quality employees, officers, directors and consultants and to provide such employees, officers, directors and consultants with an incentive to enhance stockholder return. The 1999 plan will allow the grant of options to purchase a maximum aggregate of 700,000 shares of common stock to our officers, directors, or other key employees and consultants.

     The Board of Directors or a committee of the Board may administer the 1999 plan, and has complete discretion to select the optionees and terms and conditions of each option, subject to the provisions of the 1999 plan. Options granted under the 1999 plan may be "incentive stock options" as defined in
Section 411 of the Internal Revenue Code of 1986 or so-called nonqualified options.

     The exercise price of incentive stock options may not be less than 100% of the fair market value of the common stock as of the date of grant (110% of the fair market value if the grant is to an employee who owns more than 10% of the total combined voting power of all classes of capital stock of the company). The Internal Revenue Code currently limits to $100,000 the aggregate value of common stock that may be acquired in any one year pursuant to incentive stock options under the 1999 plan or any other option plan adopted by a company.

     Nonqualified options may be granted under the 1999 plan at an exercise price of not less than 100% of the fair market value of the common stock on the date of grant. Nonqualified options also may be granted without regard to any restriction on the amount of common stock that may be acquired pursuant to such options in any one year.

     Subject to the limitations contained in the 1999 plan, options become exercisable at such times and in such installments (but not less than 20% per year) as the Committee shall provide in the terms of each individual stock option agreement. The Committee must also provide in the terms of each stock option agreement when the option expires and becomes unexercisable, and may also provide the option expires immediately upon termination of employment for any reason. No option held by directors, executive officers or other persons subject to Section 16 of the Securities Exchange Act of 1934 may be exercised during the first six months after such option is granted.

     Unless otherwise provided in the applicable stock option agreement, upon termination of employment of an optionee, all options that were then exercisable would terminate three months (twelve months in the case of termination by reason of death or disability) following termination of employment. Any options which were not fully vested and exercisable on the date of such termination would immediately be cancelled concurrently with the termination of employment.

     Options granted under the 1999 plan may not be exercised more than ten years after the grant (five years after the grant if the grant is an incentive stock option to an employee who owns more than 10% of the total combined voting power of all classes of capital stock of the company). Options granted under the 1999 plan are not transferable and may be exercised only by the respective grantees during their lifetime or by their heirs, executors or administrators in the event of death. Under the 1999 plan, shares subject to cancelled or terminated options are reserved for subsequently granted options. The number of options outstanding and the exercise price thereof are subject to adjustment in the case of certain transactions such as mergers, recapitalizations, stock splits or stock dividends. The 1999 plan is effective for ten years, unless sooner terminated or suspended.

     1999 Non-Employee Option Plan. On September 30, 1999, our Board of Directors and sole stockholder adopted our 1999 non-employee stock option plan. The 1999 non-employee plan enables us to attract and retain top-quality directors and consultants and to provide such directors and consultants with an incentive to enhance stockholder return. The 1999 non-employee plan allows the grant of options to purchase a maximum aggregate of 100,000 shares of common stock to non-employee directors.

     The Board of Directors or a committee of the Board may administer the 1999 non-employee plan, and has complete discretion to select the optionees and terms and conditions of each option, subject to the provisions of the 1999 non-employee plan. Options granted under the 1999 non-employee plan will not be "incentive stock options" as defined in Section 411 of the Internal Revenue Code of 1986, they will be so-called nonqualified options.

     Nonqualified options may be granted under the 1999 non-employee plan at an exercise price of not less than 100% of the fair market value of the common stock on the date of grant. Nonqualified options also may be granted without regard to any restriction on the amount of common stock that may be acquired pursuant to such options in any one year.

     Subject to the limitations contained in the 1999 non-employee plan, options become exercisable at such times and in such installments as the Committee shall provide in the terms of each individual stock option agreement. The Committee must also provide in the terms of each stock option agreement when the option expires and becomes unexercisable, and may also provide the option expires immediately upon termination of services for us or for any other reason. No option held persons subject to Section 16 of the Securities Exchange Act of 1934 may be exercised during the first six months after such option is granted.

     Unless otherwise provided in the applicable stock option agreement, upon termination of engagement of an optionee, all options that were then exercisable would terminate three months (twelve months in the case of termination by reason of death or disability) following termination of services. Any options which were not fully vested and exercisable on the date of such termination would immediately be cancelled concurrently with the termination.

     Options granted under the 1999 non-employee plan may not be exercised more than ten years after the grant. Options granted under the 1999 non-employee plan are not transferable and may be exercised only by the respective grantees during their lifetime or by their heirs, executors or administrators in the event of death. Under the 1999 non-employee plan, shares subject to cancelled or terminated options are reserved for subsequently granted options. The number of options outstanding and the exercise price thereof are subject to adjustment in the case of certain transactions such as mergers, recapitalizations, stock splits or stock dividends. The 1999 non-employee plan is effective for ten years, unless sooner terminated or suspended. We will not grant any options under the 1999 non-employee plan until the plan is appropriately registered pursuant to Florida Statutes or an exemption therefrom is available.

Director And Officer Indemnification

     Our articles of incorporation provide that we will indemnify our officers, directors and other eligible persons to the fullest extent permitted under the laws of the state of Florida. We have also entered into indemnification agreements with each of our current directors and executive officers which will provide for indemnification of, and advancement of expenses to, such persons for expenses and liability incurred by them by reason of the fact that they are or were a director, officer, or shareholder of Go2Pharmacy including indemnification under circumstances in which indemnification and advancement of expenses are discretionary under Florida law.

     We believe that it is the position of the Securities and Exchange Commission that, insofar as the foregoing provisions may be invoked to disclaim liability for damages arising under the Securities Act of 1933, the provisions are against public policy as expressed in the Securities Act of 1933 and are, therefore, unenforceable.

                  TRANSACTIONS INVOLVING OFFICERS, DIRECTORS
                           AND PRINCIPAL SHAREHOLDERS

     Prior to this offering, we entered into transactions and business relationships with certain of our officers, directors and principal stockholders or their affiliates. We believe that all of the transactions were on terms no less favorable than we could have obtained from independent third parties. We did not have any "disinterested" directors at the time such transactions were approved. Any future transactions between us and our officers, directors or affiliates will be subject to approval by a majority of disinterested and independent directors or stockholders in accordance with Florida law and will be on terms no less favorable to us then could be obtained from independent third parties. Such directors will be given access to independent legal counsel at our expense. We will maintain at least two independent directors in the future.

     Acquisition Of Energy Factors, Inc. In June 1998, Dynamic, our parent company, acquired Energy Factors, Inc., a corporation wholly-owned by U.S. Diversified Technologies, Inc., in return for 310,000 shares of Dynamic's series A convertible preferred stock, which is convertible into 310,000 shares of Dynamic's common stock. Shortly before the acquisition was consummated, Dynamic loaned $100,000 to Energy Factors, which was used as working capital. Paul A. Santostasi, our former Vice Chairman of Business Development and a former Director, is also the President and owns approximately 30% of the issued and outstanding equity securities of U.S. Diversified. At the time of the acquisition, Dynamic entered into an employment agreement with Mr. Santostasi and granted to Mr. Santostasi an option to purchase 200,000 shares of Dynamic common stock at a purchase price of the greater of $9 per share or the price at which the common stock is offered under a public offering of Dynamic's common stock. The options vest over a period of three years, commencing on June 12, 1998.

     Exclusive Manufacturing Agreements. In November 1999, we entered into exclusive manufacturing agreements with DrugMax.com, Inc. and JavaSports.com, Inc. whereby we agreed to manufacture all products which DrugMax.com and JavaSports.com require and which we are capable of manufacturing.

     We believe that the prices we charge this company are competitive and at no less favorable terms than those with non-affiliated third parties. Jugal K. Taneja, our Chairman, is a director of DrugMax.com and Chairman of Java Sports.com.

     Acquisition Of The Delaware Corporation, Go2Pharmacy.com, Inc. On the day we close this offering, we will also acquire all of the issued and outstanding stock of Go2Pharmacy.com, Inc., the Delaware corporation for a total of 3,000,000 shares of our common stock. Of such 3,000,000 shares, 1,375,000 shares will be issued to Joseph Zappala, 500,000 shares will be issued to The Zappala Family LLC (Mr. Zappala is not a beneficiary of the LLC but exercises voting rights over the shares of common stock which it will own), and 260,000 shares will be issued to Post Equities LLC (in which Mr. Zappala's wife owns approximately 71% of the equity interests).

     In exchange for the 3,000,000 shares of our stock, we will acquire all of the outstanding shares of Go2Pharmacy.com, Inc.'s capital stock and will assume all of its assets, including $250,000 in cash and liabilities. These assets principally consist of the URLs "Go2Pharmacy.com" and "Go2Pharmacy.net," and its agreements with CarePlus, a New York based health maintenance organization, and The Greater New York Health Care Facilities Association. In addition, we entered into a consulting agreement between Go2Pharmacy, Inc. and Joseph Zappala, dated as of June 27, 2000.

     It is intended that the distribution of our common stock to the limited number of stockholders of Go2Pharmacy.com, Inc., the Delaware corporation, will be an exempt transaction under Section 4(2) of the Securities Act of 1933. Each of the stockholders of Go2Pharmacy.com, Inc., the Delaware corporation, is an accredited investor under federal securities law. The merger agreement was executed on June 26, 2000, and the actual exchange of stock to effect the merger will occur by operation of the merger agreement without further action on the part of the stockholders of either company.

     In June 2000, we entered into a consulting agreement with Joseph Zappala, who will become a director upon completion of this offering. Mr. Zappala will provide advice and assistance in connection with the transition of operations following our acquisition of the business operations of Go2Pharmacy.com, Inc. Delaware, with respect to the operations of our ongoing business, and general business advice regarding the healthcare industry. The agreement shall have a term of five years during which Mr. Zappala shall be paid an aggregate of $250,000 solely from one-seventh of our positive cash flow (our net income (loss), adjusted for amortization, depreciation and other non-cash charges).

     In February 1999, we established a $2,000,000 credit facility to provide additional working capital to support our continued growth. The note with respect to a portion of this debt is secured by all of our assets, all of Dynamic's assets and by personal guarantee from our Chairman of the Board.

     In August and September 1999, we borrowed $86,500 from our Chairman of the Board which was repaid in December 1999, with interest at the rate of 10% per annum.

     In September 1999, we transferred our land and building in Largo, Florida to Dynamic at net book value, which we believe approximated fair market value on the date of transfer, based upon a recent independent appraisal of the property. In conjunction with the transfer, Dynamic satisfied all of our outstanding mortgages on the premises. In addition, approximately $598,000 of our obligation to Dynamic was extinguished (which included existing mortgages payable to Dynamic), which represented the difference between net book value and amounts outstanding under existing mortgages to third parties. At the time of the transfer, we agreed to lease the facility in Largo, Florida, from Dynamic, pursuant to a ten year lease that expires on September 30, 2009. We have an option to renew the lease at the end of the ten year term. The rental under the lease is $16,000 per month subject to annual inflationary adjustments.

     In September 1999, $1.5 million of our obligation to Dynamic was converted to 150,000 shares of our series A preferred stock.


     In May 2000, we borrowed $10,000 from 21st Century Healthcare Fund, LLC, an affiliate of our Chairman of the Board. This loan was to be repaid within 60 days and subsequently was repaid in July 2000 without interest.

     In June 2000, we executed promissory notes payable to Carnegie Capital, Ltd., an affiliate of our Chairman of the Board, and to Joseph Zappala, a proposed director. Each promissory note provides for a draw-down of up to $100,000, and bears interest at the rate of 10% per annum. The notes are payable from the proceeds of this offering. As of June 30, 2000, the amount outstanding under each promissory note was $20,000. The proceeds of the notes will be used to pay the expenses of this offering.

                       SECURITY OWNERSHIP OF MANAGEMENT
                         AND CERTAIN BENEFICIAL OWNERS

     The following table sets forth the beneficial ownership of Go2Pharmacy voting securities as of the closing date of this offering, by each person known by us to beneficially own 5% or more of the outstanding shares of our voting securities, each of our directors, our named executive officers, and all directors and executive officers as a group. As of September 8, 2000 there were 3,015,000 common shares issued and outstanding. The information set forth in the table and accompanying footnotes has been furnished by the named beneficial owners.

                                                   Before Offering                      After Offering
                                          ----------------------------------   --------------------------------
                                           Amount and Nature                    Amount and Nature
                                             of Beneficial       Percent of       of Beneficial      Percent of
Name of Beneficial Owner(1)                   Ownership(2)        Class (%)       Ownership(2)       Class (%)
---------------------------------------   -------------------   ------------   ------------------   -----------
Mihir K. Taneja .......................          380,498(3)         12.6              380,498(3)         5.4
Kotha S. Sekharam .....................          118,897(3)          3.9              118,897(3)         1.7
Jugal K. Taneja .......................        1,206,209(3)         40.0            1,206,209(3)        17.2
Joseph Zappala ........................               --              --            2,060,000           29.4
The Zappala Family LLC ................               --              --              500,000            7.1
Bartholomew J. Lawson .................               --              --              250,000            3.6
Dr. David Dalton ......................               --              --                   --             --
George L. Stuart, Jr. .................               --              --                   --             --
Dynamic Health Products, Inc. .........        3,000,000(3)         99.5            3,000,000           42.8
William L. LaGamba ....................          447,343(3)         14.8              447,343(3)         6.4
Michele LaGamba .......................          447,343(3)         14.8              447,343(3)         6.4
Daniel Kinsey .........................               --              --              390,000            5.6
Manju Taneja ..........................          445,133(3)         14.8              445,133(3)         6.3
Mandeep K. Taneja .....................          380,498(3)         12.6              380,498(3)         5.4
Carnegie Capital, Ltd. ................          689,089(3)         22.9              689,089(3)         9.8
All executive officers and directors
  as a group (7 persons) ..............        1,705,626(3)         56.6            4,015,626(3)        57.2

----------------
(1) Except as otherwise indicated, the address of each beneficial owner is c/o Go2Pharmacy, Inc., 6950 Bryan Dairy Road, Largo, Florida 33777.
(2) Beneficial ownership is determined in accordance with the rules of the Commission and generally includes voting or investment power with respect to the shares shown. Except where indicated by footnote and subject to community property laws where applicable, the persons named in the table have sole voting and investment power with respect to all shares of voting securities shown as beneficially owned by them.
(3) Approximate number of shares that are indirectly beneficially owned through ownership of the common stock of Dynamic Health Products, Inc., a controlling shareholder of Go2Pharmacy, Inc.

     The following factors have been taken into consideration in calculating the amount and nature of beneficial ownership in Go2Pharmacy:

   o As of the date hereof, Dynamic beneficially owned 3,000,000 of the outstanding shares of Go2Pharmacy. To clarify the nature of this ownership, we have disclosed Dynamic's total beneficial ownership and the underlying Go2Pharmacy ownership by each Dynamic shareholder that beneficially owns more than five percent of Dynamic. These Dynamic shareholders include Mihir K. Taneja, Kotha S. Sekharam, Jugal K. Taneja, William LaGamba, Michele LaGamba, Manju Taneja, Mandeep K. Taneja and Carnegie Capital, Ltd. While Dynamic's board of directors has exclusive control of Dynamic's ownership of Go2Pharmacy, these investors may be deemed to have voting and investment power over these shares. Nonetheless, each of Mihir K. Taneja, Kotha S. Sekharam, Jugal K. Taneja, William LaGamba, Michele LaGamba, Manju Taneja, Mandeep K. Taneja and Carnegie Capital, Ltd. disclaims beneficial ownership of Go2Pharmacy.

   o Kotha Sekharam's beneficially owned shares include approximately 10,284 shares beneficially owned by Madhavi Sekharam, Dr. Sekharam's wife, as to which Dr. Sekharam exercises no investment or voting power and disclaims beneficial ownership.

   o Jugal K. Taneja's beneficially owned shares include approximately 424,909 shares beneficially owned by his wife Manju Taneja. Mr. Taneja exercises no investment or voting power over any of the shares owned by his wife, and disclaims beneficial ownership of those shares.

   o Jugal K. Taneja's beneficially owned shares also include approximately 689,089 shares beneficially owned by Carnegie Capital, Ltd. and approximately 71,986 shares beneficially owned by First Delhi Family Partnership, Ltd. Mr. Taneja is the general partner of both Carnegie Capital, Ltd. and First Delhi Family Partnership, Ltd., and holds sole voting and investment power over these shares.

   o Joseph Zappala's beneficially owned shares include 500,000 shares beneficially owned by The Zappala Family LLC and 185,000 shares beneficially owned by his wife, Isabel Zappala. Mr. Zappala holds sole voting and investment power over the shares beneficially owned by The Zappala Family LLC. Mr. Zappala exercises no investment or voting power over any of the shares owned by his wife, and disclaims beneficial ownership of those shares.

   o William L. LaGamba's beneficially owned shares include approximately 201,561 shares beneficially owned by his wife, Michele LaGamba, and approximately 129,576 shares held by Mr. LaGamba as custodian for their minor children. Mr. LaGamba exercises no investment or voting power over the shares owned by his wife and disclaims beneficial ownership of those shares.

   o Michele LaGamba's beneficially owned shares include approximately 116,206 shares beneficially owned by her husband, William L. LaGamba, and approximately 129,576 shares beneficially owned by Mr. LaGamba as custodian for their minor children. Mrs. LaGamba exercises no investment or voting power over the shares owned by her husband, William L. LaGamba, or by her husband as custodian for their minor children, and disclaims beneficial ownership of those shares.

   o Manju Taneja's beneficially owned shares include approximately 20,224 shares beneficially owned by her husband, Jugal K. Taneja, as to which Mrs. Taneja exercises no investment or voting power and disclaims beneficial ownership. Mrs. Taneja's beneficially owned shares do not include approximately 689,089 shares beneficially owned by Carnegie Capital, Ltd. and approximately 71,986 shares beneficially owned by First Delhi Family Partnership, Ltd., as to which Mrs. Taneja exercises no investment or voting power and disclaims beneficial ownership.

                          DESCRIPTION OF CAPITAL STOCK

     Go2Pharmacy's authorized capital stock consists of 24,000,000 shares of common stock, par value $.01 per share, of which 3,015,000 shares were issued and outstanding as of the date hereof, and 6,000,000 shares of "blank check" preferred stock, of which 150,000 have been authorized and issued as series A preferred stock and are outstanding as of June 30, 2000. An additional 3,000,000 shares of common stock will be issued on the closing of this offering in connection with the acquisition of the Delaware corporation Go2Pharmacy.com, Inc.

Common Stock

     The holders of common stock are entitled to one vote for each share held of record on all matters to be voted on by the shareholders. The holders of common stock are entitled to receive dividends ratably, when, as and if declared by the Board of Directors, out of funds legally available therefor. In the event of a liquidation, dissolution or winding-up of Go2Pharmacy, the holders of common stock are entitled to share equally and ratably in all assets remaining available for distribution after payment of liabilities and after provision is made for each class of stock, if any, having preference over the common stock.

     The holders of shares of common stock, as such, have no conversion, preemptive, or other subscription rights and there are no redemption provisions applicable to the common stock. All of the outstanding shares of common stock are, and the shares of common stock offered by Go2Pharmacy hereby, when issued against the consideration set forth in this prospectus, will be, validly issued, fully-paid and non-assessable.

Preferred Stock

     General. Under our articles of incorporation, our Board of Directors is authorized, subject to any limitations prescribed by the laws of the State of Florida, but without further action by our shareholders, to provide for the issuance of up to 6,000,000 shares of preferred stock in one or more series, to establish from time to time the number of shares to be included in each such series, to fix the designations, powers, preferences and rights of the shares of each such series and any qualifications, limitations or restrictions thereof, and to increase or decrease the number of shares of any such series (but not below the number of shares of such series then outstanding) without any further vote or action by the stockholders. Our Board of Directors may authorize and issue preferred stock with voting or conversion rights that could adversely affect the voting power or other rights of the holders of common stock. The issuance of preferred stock, for example in connection with a shareholder right's plan, could have the effect of making it more difficult for a third party to acquire, or of discouraging a third party from acquiring, a majority of Go2Pharmacy's outstanding stock. We will only issue shares of our preferred stock with the approval of a majority of our independent directors.

     As of June 30, 2000, our Board of Directors has authorized for issuance 150,000 shares of series A preferred stock. Holders of series A preferred stock will vote together with the holders of common stock with respect to all matters as to which such shareholders vote, with each share of series A preferred stock entitled to one vote. In the event of liquidation, dissolution or winding-up of our operations, holders of series A preferred stock will be paid an amount equal to $10.00 per share of series A preferred stock before any payment is made with respect to our common stock. Assuming this offering is completed, the series A preferred stock will pay dividends at the rate of 10% per annum, which is cumulative from the date of issuance and payable quarterly commencing March 31, 2001. At such time as we generate a positive cash flow, we are required to use a portion of such positive cash flow to redeem the series A preferred stock, but only to the extent of such positive cash flow. Positive cash flow is defined as our net income (loss) adjusted for amortization, depreciation and other non-cash charges.

Outstanding Warrants And Options

     As of June 30, 2000, there were no outstanding warrants or options to purchase our common stock.

Transfer Agent And Registrar

     Registrar and Transfer Company, in Cranford, New Jersey, serves as transfer agent and registrar for our common stock.

                        SHARES ELIGIBLE FOR FUTURE SALE

     Shares Outstanding And Freely Tradable After Offering. Upon completion of this offering, we will have approximately 7,015,000 shares of common stock outstanding. The 1,000,000 shares to be sold by Go2Pharmacy in this offering will be freely tradable without restriction or limitation under the Securities Act, except for any such shares held by "affiliates" of Go2Pharmacy, as such term is defined under Rule 144 of the Securities Act, which shares will be subject to the resale limitations under Rule 144. All of the remaining 6,015,000 outstanding shares are "restricted securities" within the meaning of Rule 144 and may be publicly sold only if registered under the Securities Act or sold in accordance with an applicable exemption from registration, such as Rule 144. All of these restricted shares of common stock will become eligible for resale under Rule 144 one year from the date that the securities offered herein are declared "effective" by the Securities and Exchange Commission. Go2Pharmacy's parent company, Dynamic, which owns an aggregate of 3,000,000 shares of common stock has agreed not to sell, directly or indirectly, any shares owned by them for a period of eighteen months after the date of the completion of this offering without the prior written consent of the representative. Upon the expiration of this eighteen month lock-up period (or earlier upon the consent of the representative), all of these shares will become eligible for sale subject to the restrictions of Rule 144.

     Rule 144. In general, under Rule 144, as currently in effect, a person (or persons whose shares are aggregated) who has beneficially owned shares for at least one year, including an affiliate of us, would be entitled to sell, within any three-month period, that number of shares that does not exceed the greater of 1% of the then-outstanding shares of common stock (approximately 70,000 shares after this offering) and the average weekly trading volume in the common stock during the four calendar weeks immediately preceding the date on which the notice of sale is filed with the Commission, provided certain manner of sale and notice requirements and requirements as to the availability of current public information about us are satisfied. In addition, our affiliates must comply with the restrictions and requirements of Rule 144, other than the one-year holding period requirement, in order to sell shares of common stock. As defined in Rule 144, an "affiliate" of an issuer is a person who, directly or indirectly, through the use of one or more intermediaries controls, or is controlled by, or is under common control with, such issuer. Under Rule 144(k), a holder of "restricted securities" who is not deemed an affiliate of the issuer and who has beneficially owned shares for at least two years would be entitled to sell shares under Rule 144(k) without regard to the limitations described above.

     Form S-8 Registration Of Options. Go2Pharmacy intends to file a registration statement on Form S-8 covering the shares of common stock that have been reserved for issuance under our 1999 Stock Option Plan, which would permit the resale of such shares in the public market.

     Effect Of Substantial Sales On Market Price Of Common Stock. We are unable to estimate the number of shares that may be sold in the future by our existing shareholders or the effect, if any, that such sales will have on the market price of the common stock prevailing from time to time. Sales of substantial amounts of common stock, or the prospect of such sales, could adversely affect the market price of the common stock.

     Lock-Up Agreements. In connection with this offering, our directors, officers, 5% shareholders and affiliates have entered into lock-up agreements with Utendahl Capital Partners, L.P. under which they have agreed not to offer, sell or otherwise dispose of any such shares of common stock, any options or warrants to acquire shares of common stock or any securities convertible into shares of common stock (or any shares of common stock issuable upon exercise or conversion of securities) owned by them for a period of 12 months after the date of this prospectus. Utendahl Capital Partners, L.P. may, in its sole discretion and at any time without notice, release all or a portion of the securities subject to such lock-up agreements, but they have no current plans to do so.

                                 UNDERWRITING

     Subject to the terms and conditions set forth in the underwriting agreement, the underwriters named below, for whom Utendahl Capital Partners, LP is acting as representative, have agreed to purchase from Go2Pharmacy, and Go2Pharmacy has agreed to sell to the underwriters, the number of shares of common stock set forth opposite each underwriter's name below, excluding shares set aside for options granted for over-allotments.

                                                            Number
Underwriters                                               of Shares
------------------------------------------------------   ------------
   Utendahl Capital Partners, L.P. ...................      600,000
   Nutmeg Securities, Ltd. ...........................      200,000
   Montrose Capital Management, Ltd. .................       50,000
   Sterling Financial Investment Group, Inc. .........       50,000
   WestPark Capital, Inc. ............................       50,000
   Schneider Securities, Inc. ........................       50,000
   Total .............................................    1,000,000
                                                          =========

     The underwriting agreement provides that the obligations of the several underwriters thereunder are subject to certain conditions precedent, including the absence of any material adverse change in Go2Pharmacy's business and the receipt of certain certificates, opinions and letters from Go2Pharmacy's counsel and independent public accountants. The nature of the underwriters' obligation is such that they are committed to purchase and pay for all the shares of common stock if any are purchased.

     Go2Pharmacy has been advised by the representative that the underwriters propose to offer the shares of common stock directly to the public at the public offering price set forth on the cover page of this prospectus and to certain securities dealers at such price less a concession not in excess of $0.40 per share. The underwriters may allow, and such selected dealers may reallow, a discount not in excess of $0.00 per share to certain brokers and dealers. After the public offering of the shares, the public offering price and other selling terms may be changed by the representative. No change in such terms shall change the amount of proceeds to be received by Go2Pharmacy as set forth on the cover page of this prospectus.

     Go2Pharmacy's parent company, Dynamic, which owns an aggregate of 3,000,000 shares of common stock has agreed that it will not, without the prior written consent of Utendahl Capital Partners, L.P. (which consent may be withheld in its sole discretion) and subject to certain limited exceptions, offer, pledge, sell, contract to sell, sell any option or contract to purchase, sell short, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend or otherwise transfer or dispose of, directly or indirectly, any shares of common stock or any securities convertible into or exercisable or exchangeable for common stock, or enter into any swap or similar agreement that transfers, in whole or in part, any of the economic consequences of ownership of the common stock, for a period of eighteen months after the date of completion of this offering. Utendahl Capital Partners, L.P., on behalf of the underwriters, may, in its sole discretion and at anytime without notice, release all or any portion of the securities subject to these lock-up agreements. In addition,

Go2Pharmacy has agreed that, for a period of eighteen months after the date of completion of this offering, it will not, without the consent of Utendahl Capital Partners, L.P., make any offering, purchase, or sale or other disposition of any shares of Go2Pharmacy's common stock or other securities convertible into or exchangeable or exercisable for shares of common stock (or agreement for such) except for

     o the grant of options to purchase shares of common stock pursuant to the 1999 plan;

     o shares of common stock issued pursuant to the exercise of options granted under such plan;

     o except for shares issued, options granted or shares purchased in connection with acquisitions; and

     o pursuant to the exercise of warrants and options outstanding prior to the sale of the common stock in this offering.

     Go2Pharmacy has agreed to issue to the representative, warrants to purchase up to 100,000 shares of common stock at an exercise price per share equal to 165% of the initial public offering price of the shares in this offering. The exercise price of the representative's warrants has been determined by negotiations between Go2Pharmacy and the representative. The exercise price of the representative's warrants is one of the factors used by the National Association of Securities Dealers, Inc. under its Corporate Financing Rule to determine whether the total compensation paid to an underwriter and its associated and related persons for services in connection with a public offering is excessive. The sole factor considered by Go2Pharmacy and the representative in negotiating the exercise price of the representative's warrants in this offering was to select an amount that would not be considered excessive under the National Association of Securities Dealers, Inc.'s Corporate Financing Rule in light of the total compensation payable by Go2Pharmacy in connection with this offering. The representative's warrants will be exercisable for a period of five years after the date of this prospectus. The representative's warrants include a "net" exercise provision permitting the holders to pay the exercise price by cancellation of a number of shares with a fair market value equal to the exercise price of the representative's warrants. The holders of the representative's warrants will have no voting, dividend or other stockholder rights until the representative's warrants are exercised. In addition, the underwriters' warrants may not be sold, transferred, assigned, hypothecated or otherwise disposed of, in whole or in part, for a period of one year from the date of the prospectus, except to officers or partners of the underwriters and members of the selling group and/or their officers or partners. In addition, Go2Pharmacy has granted certain rights to the holders of the representative's warrants to register the common stock underlying the representative's warrants under the Securities Act. Go2Pharmacy has agreed to pay the representative a non-accountable expense allowance of 3% of the total offering proceeds from the sale of shares of common stock by them, of which Go2Pharmacy has previously paid $50,000 to a prior underwriter.

     Go2Pharmacy has agreed to retain Utendahl Capital Partners, L.P. as a financial consultant for a period of thirty-six months to commence on the closing of this offering, at a monthly fee of $3,472.22 all of which $125,000 shall be payable in advance on the closing of this offering. Pursuant to this agreement, Utendahl Capital Partners, L.P. will be obligated to provide general financial advisory services to Go2Pharmacy on an "as needed" basis with respect to possible future financing or acquisitions by Go2Pharmacy and related matters. The agreement does not require Utendahl Capital Partners, L.P. to provide any minimum number of hours of consulting services to Go2Pharmacy.

     The representative has advised Go2Pharmacy that it does not expect any sales of the shares of common stock offered hereby to be made to discretionary accounts controlled by the underwriters.

     Go2Pharmacy's common stock has not been quoted or traded on any securities market prior to this offering. Accordingly, Go2Pharmacy is determining the price of the common stock in this offering in the same manner that the price of common stock offered in an initial public offering is determined through consultation and negotiation with the representative of the underwriters. Among the factors to be considered in such negotiations are the preliminary demand for the common stock, the prevailing market and economic conditions, Go2Pharmacy's results of operations, estimates of its business potential and earnings prospects, the present state of its business operations, an assessment of its management, the number of shares of common stock being offered and the total number of shares to be outstanding upon completion of this offering, the price that purchasers might be expected to pay for the common stock given the nature of Go2Pharmacy and the general condition of the securities markets at the time of the offering, the consideration of these factors in relation to the market valuation of comparable companies in related businesses or whose operations are conducted in the same geographic area as those of Go2Pharmacy and the current condition of the markets in which Go2Pharmacy operates. There can be no assurance that an active trading market will develop for the common stock after this offering or that the common stock will trade in the public market subsequent to this offering at or above the initial public offering price.

     Application has been made to list the common stock for quotation on the Nasdaq SmallCap Market under the symbol "GORX" and on the Boston Stock Exchange under the Symbol "GTO."

     The underwriting agreement provides that Go2Pharmacy will indemnify the underwriters and their controlling persons against certain liabilities under the Securities Act or will contribute to payments the underwriters and their controlling persons may be required to make in respect thereof. Go2Pharmacy generally obligated to indemnify the underwriters and their respective controlling persons in connection with losses or claims arising out of any untrue statement of a material fact contained in this prospectus or in related documents filed with the Securities and Exchange Commission or with any state securities administrator or arising out of any omission to state in any of such documents any material fact required to be stated in such documents or necessary to make the statements made in such documents, in light of the circumstances under which they were made, not misleading. In addition, Go2Pharmacy is generally obligated to indemnify the underwriters and their respective controlling persons in connection with losses or claims arising out of any breach of any representation, warranty agreement or covenant of Go2Pharmacy contained in the underwriting agreement.

                                 LEGAL MATTERS

     The validity of the common stock offered hereby will be passed upon for Go2Pharmacy by Sichenzia, Ross & Friedman LLP, New York, New York. Sichenzia, Ross & Friedman LLP received 15,000 shares of common stock in connection with their representation of Go2Pharmacy, Inc. Gersten, Savage & Kaplowitz LLP, New York, New York has acted as counsel for the underwriters.

                                    EXPERTS

     On June 9, 2000, the Company engaged Brimmer, Burek & Keelan LLP as our independent auditors for the fiscal year ended March 31, 2000.

     On May 3, 2000, the Company engaged Brimmer, Burek & Keelan LLP as our independent auditors for the fiscal year ended March 31, 1999, replacing the firm of Grant Thornton LLP, which had previously served as our independent auditors for the fiscal year ended March 31, 1999. The reason for the change was to reduce our financial burden for such services.

     On April 29, 1999, the Company engaged Grant Thornton LLP as our independent auditors for the fiscal year ended March 31, 1999, replacing the firm of Kirkland, Russ, Murphy & Tapp, CPAs, which served as our independent auditors for the fiscal year ended March 31, 1998.

     The report of Grant Thornton LLP for the fiscal year ended March 31, 1999 did not contain any adverse opinion or disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope or accounting principles.

     The reports of Kirkland, Russ, Murphy & Tapp, CPAs for the fiscal year ended March 31, 1998 did not contain any adverse opinion or disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope or accounting principles.

     There were no disagreements with Grant Thornton LLP within the meaning of Instruction 4 to Item 304 of Regulation S-K under the Securities Exchange Act of 1934 on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure in connection with the audit of the Company's financial statements for the fiscal year ended March 31, 1999, or for any subsequent interim period, which disagreements if not resolved to their satisfaction would have caused Grant Thornton LLP to make reference to the subject matter of the disagreements in connection with its reports.

     There were no disagreements with Kirkland, Russ, Murphy & Tapp, CPAs within the meaning of Instruction 4 to Item 304 of Regulation S-K under the Securities Exchange Act of 1934 on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure in connection with the audits of the Company's financial statements for the fiscal years ended March 31, 1998 and 1997, or for any subsequent interim period, which disagreements if not resolved to their satisfaction would have caused Kirkland, Russ, Murphy & Tapp, CPAs to make reference to the subject matter of the disagreements in connection with its reports.

     During the two most recent fiscal years and through present, there have been no reportable events (as defined in Item 304(a)(1)(v) of Regulation S-K) of the type required to be disclosed by that section. We did not consult with Brimmer, Burek & Keelan LLP or Grant Thornton LLP regarding either:

     o the application of accounting principles to a specified transaction, either completed or proposed; or the type of audit opinion that might be rendered on the Company's financial statements; or

     o any matter that was either the subject matter of a disagreement (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) or a reportable event (as defined in Item 304(a)(1)(v) of Regulation S-K).

     Go2Pharmacy's financial statements as of March 31, 1999 and 2000 and for the years ended March 31, 1999 and 2000 included in this prospectus have been audited by Brimmer, Burek & Keelan LLP, independent public accountants, as stated in their report appearing herein and are so included herein in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

     Go2Pharmacy's financial statements as of March 31, 1998 and for the year ended March 31, 1998 included in this prospectus have been audited by Kirkland, Russ, Murphy & Tapp, independent public accountants, as stated in their report appearing herein and are so included herein in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

     U.S. Diversified Technologies, Inc.'s financial statements as of December 31, 1997 and for the year ended December 31, 1997 included in this prospectus have been audited by Baum & Company, P.A. independent public accountants, as stated in their report appearing herein and are so included herein in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

     Go2Pharmacy.com Delaware's financial statements as of March 31, 2000 and for the period from February 18, 2000 (date of inception) through March 31, 2000 included in this prospectus have been audited by Brimmer, Burek & Keelan LLP, independent public accountants, as stated in their report appearing herein and are so included herein in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

                             ADDITIONAL INFORMATION

     Go2Pharmacy is subject to the informational requirements of the Securities Exchange Act of 1934, and in accordance therewith files reports, proxy or information statements and other information with the Securities and Exchange Commission. Such reports, proxy statements and other information can be inspected and copied at the public reference facilities maintained by the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, as well as at the following regional offices: Seven World Trade Center, New York, New York 10048, and Citicorp Center, 500 W. Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such material can be obtained from the Public Reference Section of the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C.20549, at prescribed rates. In addition, the Commission maintains a web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission. The address of the Commission's web site is http://www.sec.gov.

     Go2Pharmacy has filed with the Commission, a registration statement on Form SB-2 under the Securities Act of 1933 with respect to the common stock being offered hereby. As permitted by the rules and regulations of the Commission, this prospectus does not contain all the information set forth in the registration statement and the exhibits and schedules thereto. For further information with respect to the Company and the common stock offered hereby, reference is made to the registration statement, and such exhibits and schedules. A copy of the registration statement, and the exhibits and schedules thereto, may be inspected without charge at the public reference facilities maintained by the Commission at the addresses set forth above, and copies of all or any part of the registration statement may be obtained from such offices upon payment of the fees prescribed by the Commission. In addition, the registration statement may be accessed at the Commission's web site. Statements contained in this prospectus as to the contents of any contract or other document are not necessarily complete and, in each instance, reference is made to the copy of such contract or document filed as an exhibit to the registration statement, each such statement being qualified in all respects by such reference.

                              INDEX TO FINANCIAL STATEMENTS
                                                                                                   Page
                                                                                                   ----
                        Unaudited Consolidated Pro Forma
                              Financial Information
Basis of Presentation ...................................................................           F-3
Unaudited Pro Forma Condensed Consolidated Balance Sheet as of March 31, 2000 ...........     F-4 - F-5
Unaudited Pro Forma Condensed Consolidated Balance Sheet as of June 30, 2000 ............     F-6 - F-7
Unaudited Pro Forma Condensed Consolidated Statement of Operations for the year
  ended March 31, 2000 ..................................................................           F-8
Unaudited Pro Forma Condensed Consolidated Statement of Operations for the three
  months ended June 30, 2000 ............................................................           F-9

                      Consolidated Financial Statements Of
                    Go2Pharmacy, Inc. (A Florida Corporation)

Report of Brimmer, Burek & Keelan LLP, Independent Auditors .............................          F-10
Report of Kirkland, Russ, Murphy & Tapp, Independent Auditors ...........................          F-11
Consolidated Balance Sheets as of March 31, 1998, 1999 and 2000 and as of June 30,
  2000 (unaudited) ......................................................................          F-12
Consolidated Statements of Operations for each of the years ended March 31, 1998,
  1999 and 2000 and for each of the three months ended June 30, 1999 (unaudited) and
  2000 (unaudited) ......................................................................          F-13
Consolidated Statements of Shareholder's Equity (Deficit) for each of the years ended
  March 31, 1998, 1999 and 2000 and for each of the three months ended June 30, 1999
  (unaudited) and 2000 (unaudited) ......................................................          F-14
Consolidated Statements of Cash Flows for each of the years ended March 31, 1998,
  1999 and 2000 and for each of the three months ended June 30, 1999 (unaudited) and
  2000 (unaudited) ......................................................................   F-15 - F-16
Notes to the Consolidated Financial Statements ..........................................   F-17 - F-33

                             Financial Statements Of
                 Go2Pharmacy.com, Inc. (A Delaware Corporation)
                          (A Development Stage Company)

Report of Brimmer, Burek & Keelan LLP, Independent Auditors .............................          F-34
Balance Sheets as of March 31, 2000 and June 30, 2000 (unaudited) .......................          F-35
Statements of Operations for period from February 18, 2000 (date of inception)
  through March 31, 2000 and the three months ended June 30, 2000 (unaudited) ...........          F-36
Statements of Shareholders' Deficit for the period from February 18, 2000
  (date of inception) through March 31, 2000 and for the three months ended
  June 30, 2000 (unaudited) .............................................................          F-37
Statements of Cash Flows for the period from February 18, 2000 (date of inception)
  through March 31, 2000 and for the three months ended June 30, 2000 (unaudited) .......          F-38
Notes to the Financial Statements .......................................................   F-39 - F-41

                INDEX TO FINANCIAL STATEMENTS--(continued)
                                                                                    Page
                                                                                    ----
                       Audited Financial Statements Of
                    U.S. Diversified Technologies, Inc. And
                      Subsidiary (Energy Factors, Inc.)

Report of Baum & Company, P.A., Independent Auditors .....................          F-42
Consolidated Balance Sheet as of December 31, 1997 .......................          F-43
Consolidated Statement of Income And Retained Earnings for the year ended
  December 31, 1997 ......................................................          F-44
Consolidated Statement of Cash Flows for the year ended December 31, 1997           F-45
Notes to the Consolidated Financial Statements ...........................   F-46 - F-48

                               GO2PHARMACY, INC.
        UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                             BASIS OF PRESENTATION


The following unaudited pro forma condensed consolidated financial statements give effect to the acquisition of Go2Pharmacy.com, Inc., a Delaware corporation ("Go2Acquisition") by Go2Pharmacy, Inc., a Florida corporation, which will occur simultaneously with and as a condition to the closing of the initial public offering (the "Offering") and will be accounted for using the purchase method of accounting whereby the assets and liabilities are recorded at fair value.

The unaudited pro forma consolidated balance sheet as of March 31, 2000 gives effect to the acquisition of Go2Acquisition as if it had occurred on March 31, 2000. The unaudited pro forma consolidated statement of operations for the year ended March 31, 2000 gives effect to the acquisition as if it had occurred as of April 1, 1999 and reflects the consolidated operating results of Go2Pharmacy, Inc. and Go2Acquisition for the year ended March 31, 2000.

The audited pro forma consolidated balance sheet as of June 30, 2000 gives effect to the acquisition of Go2Acquisition as if it had occurred on June 30, 2000. The unaudited pro forma consolidated statement of operations for the three months ended June 30, 2000 gives effect to the acquisition as if it had occurred on April 1, 2000 and reflects the consolidated operating results of Go2Pharmacy, Inc. and Go2Acquisition for the three months ended June 30, 2000.

The pro forma adjustments are based on estimates, available information, and certain assumptions that management deems appropriate. The pro forma financial data does not purport to represent what the financial position or results of operations would actually have been if such transactions had occurred on those dates and are not necessarily representative of the financial position or results of operations for any future period. The pro forma financial statements should be read in conjunction with the historical financial statements and notes thereto included elsewhere in this prospectus. See "Risk Factors" included elsewhere herein.

                               GO2PHARMACY, INC.
            UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
                                MARCH 31, 2000

                                                      Go2           Go2
                                                   Pharmacy     Acquisition
                                                -------------- -------------
                     ASSETS
 Current assets:
   Cash .......................................   $       --    $        --

   Accounts receivable, net ...................      727,831             --
   Inventories ................................    1,488,103             --
   Prepaid expenses and other current
    assets ....................................      268,703             --
   Due from affiliates, net ...................      311,648             --
                                                  ----------    -----------
    Total current assets ......................    2,796,285             --
 Property and equipment, net ..................    1,067,815             --
 Intangible assets, net .......................      857,917             --
 Other assets, net ............................      144,351             --
                                                  ----------    -----------
 Total assets .................................   $4,866,368    $        --
                                                  ==========    ===========

                 LIABILITIES AND SHAREHOLDERS' EQUITY (DEFICIT)

 Current liabilities:
   Credit lines payable .......................   $1,349,284    $        --
   Current portion of long-term
    obligations ...............................      238,353             --
   Accounts payable ...........................      860,876             --
   Accrued expenses ...........................      136,105         40,000

   Obligations to related parties .............       25,000             --
   Due to parent ..............................      667,323             --
   Due to affiliates ..........................      176,877             --
                                                  ----------    -----------
    Total current liabilities .................    3,453,818         40,000
 Long-term obligations, less current
   portion ....................................      509,362             --
                                                  ----------    -----------
                                                   3,963,180         40,000
                                                  ----------    -----------
 Redeemable series A preferred
   stock ......................................    1,500,000             --
 Commitments and contingencies
 Shareholders' equity (deficit)
   Preferred stock ............................           --             --
   Common stock ...............................       30,000         30,000


   Additional paid-in capital .................           --         50,000



   Less subscription receivable ...............           --         (5,900)
   Accumulated deficit ........................     (626,812)      (114,100)
                                                  ----------    -----------
 Total shareholders' equity (deficit) .........     (596,812)       (40,000)
                                                  ----------    -----------
 Total liabilities and shareholders'
   equity (deficit) ...........................   $4,886,368    $        --
                                                  ==========    ===========

                                                                                              Go2
                                                                                           Pharmacy
                                                                      Pro Forma            Pro Forma
                                                     Total           Adjustments         Consolidated
                                                -------------- ----------------------- ----------------
                     ASSETS
 Current assets:
   Cash .......................................   $       --      $     6,426,250(a)    $    6,676,250
                                                                          250,000 (c)
   Accounts receivable, net ...................      727,831                   --              727,831
   Inventories ................................    1,488,103                   --            1,488,103
   Prepaid expenses and other current
    assets ....................................      268,703                   --              268,703
   Due from affiliates, net ...................      311,648                   --              311,648
                                                  ----------      ---------------       --------------
    Total current assets ......................    2,796,285            6,676,250            9,472,535
 Property and equipment, net ..................    1,067,815                   --            1,067,815
 Intangible assets, net .......................      857,917                   --              857,917
 Other assets, net ............................      144,351                   --              144,351
                                                  ----------      ---------------       --------------
 Total assets .................................   $4,866,368      $     6,676,250       $   11,542,618
                                                  ==========      ===============       ==============

                      LIABILITIES AND SHAREHOLDERS' EQUITY (DEFICIT)

 Current liabilities:
   Credit lines payable .......................   $1,349,284      $            --       $    1,349,284
   Current portion of long-term
    obligations ...............................      238,353                   --              238,353
   Accounts payable ...........................      860,876                   --              860,876
   Accrued expenses ...........................      176,105              (40,000) (c)         146,305
                                                                           10,200 (e)
   Obligations to related parties .............       25,000                   --               25,000
   Due to parent ..............................      667,323                   --              667,323
   Due to affiliates ..........................      176,877                   --              176,877
                                                  ----------      ---------------       --------------
    Total current liabilities .................    3,493,818              (29,800)           3,464,018
 Long-term obligations, less current
   portion ....................................      509,362                   --              509,362
                                                  ----------      ---------------       --------------
                                                   4,003,180              (29,800)           3,973,380
                                                  ----------      ---------------       --------------
 Redeemable series A preferred
   stock ......................................    1,500,000                   --            1,500,000
 Commitments and contingencies
 Shareholders' equity (deficit)
   Preferred stock ............................           --                   --                   --
   Common stock ...............................       60,000               10,000 (a)           70,000
                                                                           30,000 (b)
                                                                          (30,000)(e)
   Additional paid-in capital .................       50,000           23,595,000 (b)       30,301,250
                                                                        6,416,250 (a)
                                                                          290,000 (c)
                                                                          (50,000)(e)
   Less subscription receivable ...............       (5,900)               5,900 (e)               --
   Accumulated deficit ........................     (740,912)         (23,561,100)(d)      (24,302,012)
                                                  ----------      ---------------       --------------
 Total shareholders' equity (deficit) .........     (636,812)           6,706,050            6,069,238
                                                  ----------      ---------------       --------------
 Total liabilities and shareholders'
   equity (deficit) ...........................   $4,866,368      $     6,676,250       $   11,542,618
                                                  ==========      ===============       ==============

                               GO2PHARMACY, INC.
           UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
                                MARCH 31, 2000


Adjustments reflect the following:

     (a) Cash proceeds of $6,426,250 from the issuance of 1,000,000 shares of Go2Pharmacy common stock, net of estimated offering costs at an assumed initial offering price of $7.875 per share.

     (b) Purchase of Go2Acquisition for 3,000,000 shares of common stock at an assumed price of $7.875 per share.

     (c) Contribution to capital of $290,000 and payment of accrued expenses of $40,000 upon the purchase of Go2Acquisition.

     (d) Elimination of nonrecurring marketing expense of $23,625,000 and decrease in legal and consulting fees of $63,900 in connection with the purchase of Go2Acquisition.

     (e) Elimination of Go2Acquisition equity in consolidation.

                               GO2PHARMACY, INC.
            UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
                                 JUNE 30, 2000

                                                      Go2           Go2
                                                   Pharmacy     Acquisition
                                                -------------- -------------
                     ASSETS
 Current assets:
   Cash .......................................   $   18,944    $        --

   Accounts receivable, net ...................      661,912             --
   Inventories ................................    1,813,827             --
   Prepaid expenses and other current
    assets ....................................      306,048             --
   Due from affiliates, net ...................      447,353             --
                                                  ----------    -----------
    Total current assets ......................    3,248,084             --
 Property and equipment, net ..................    1,025,550             --
 Intangible assets, net .......................      838,750             --
 Other assets, net ............................      158,495             --
                                                  ----------    -----------
 Total assets .................................   $5,270,879    $        --
                                                  ==========    ===========

                 LIABILITIES AND SHAREHOLDERS' EQUITY (DEFICIT)

 Current liabilities:
   Credit lines payable .......................   $1,124,770    $        --
   Current portion of long-term
    obligations ...............................      228,202             --
   Accounts payable ...........................    1,082,282             --
   Accrued expenses ...........................      317,386         45,000

   Obligations to related parties .............       75,000             --
   Due to parent ..............................      827,192             --
   Due to affiliates ..........................      231,623             --
                                                  ----------    -----------
    Total current liabilities .................    3,886,455         45,000
 Long-term obligations, less current
   portion ....................................      457,427             --
                                                  ----------    -----------
                                                   4,343,882         45,000
                                                  ----------    -----------
 Redeemable series A preferred
   stock ......................................    1,500,000             --
 Commitments and contingencies
 Shareholders' equity (deficit)
   Preferred stock ............................           --             --
   Common stock ...............................       30,000         30,000


   Additional paid-in capital .................           --         50,000


   Less subscription receivable ...............           --         (5,900)
   Accumulated deficit ........................     (603,003)      (119,100)
                                                  ----------    -----------
 Total shareholders' equity (deficit) .........     (573,003)       (45,000)
                                                  ----------    -----------
 Total liabilities and shareholders'
   equity (deficit) ...........................   $5,270,879    $        --
                                                  ==========    ===========

                                                                                              Go2
                                                                                           Pharmacy
                                                                      Pro Forma            Pro Forma
                                                     Total           Adjustments         Consolidated
                                                -------------- ----------------------- ----------------
                     ASSETS
 Current assets:
   Cash .......................................   $   18,944      $     6,426,250(a)    $    6,695,194
                                                                          250,000 (c)
   Accounts receivable, net ...................      661,912                   --              661,912
   Inventories ................................    1,813,827                   --            1,813,827
   Prepaid expenses and other current
    assets ....................................      306,048                   --              306,048
   Due from affiliates, net ...................      447,353                   --              447,353
                                                  ----------      ---------------       --------------
    Total current assets ......................    3,248,084            6,676,250            9,924,334
 Property and equipment, net ..................    1,025,550                   --            1,025,550
 Intangible assets, net .......................      838,750                   --              838,750
 Other assets, net ............................      158,495                   --              158,495
                                                  ----------      ---------------       --------------
 Total assets .................................   $5,270,879      $     6,676,250       $   11,947,129
                                                  ==========      ===============       ==============

                 LIABILITIES AND SHAREHOLDERS' EQUITY (DEFICIT)

 Current liabilities:
   Credit lines payable .......................   $1,124,770      $            --       $    1,124,770
   Current portion of long-term
    obligations ...............................      228,202                   --              228,202
   Accounts payable ...........................    1,082,282                   --            1,082,282
   Accrued expenses ...........................      362,386              (45,000) (c)         327,586
                                                                           10,200 (e)
   Obligations to related parties .............       75,000                   --               75,000
   Due to parent ..............................      827,192                   --              827,192
   Due to affiliates ..........................      231,623                   --              231,623
                                                  ----------      ---------------       --------------
    Total current liabilities .................    3,931,455              (34,800)           3,896,655
 Long-term obligations, less current
   portion ....................................      457,427                   --              457,427
                                                  ----------      ---------------       --------------
                                                   4,388,882              (34,800)           4,354,082
                                                  ----------      ---------------       --------------
 Redeemable series A preferred
   stock ......................................    1,500,000                   --            1,500,000
 Commitments and contingencies
 Shareholders' equity (deficit)
   Preferred stock ............................           --                   --                   --
   Common stock ...............................       60,000               10,000 (a)           70,000
                                                                           30,000 (b)
                                                                          (30,000)(e)
   Additional paid-in capital .................       50,000           23,595,000 (b)       30,301,250
                                                                        6,416,250 (a)
                                                                          295,000 (c)
                                                                           (5,000)(d)
                                                                          (50,000)(e)
   Less subscription receivable ...............       (5,900)               5,900 (e)               --
   Accumulated deficit ........................     (722,103)         (23,556,100)(d)      (24,278,203)
                                                  ----------      ---------------       --------------
 Total shareholders' equity (deficit) .........     (618,003)           6,711,050            6,093,047
                                                  ----------      ---------------       --------------
 Total liabilities and shareholders'
   equity (deficit) ...........................   $5,270,879      $     6,676,250       $   11,947,129
                                                  ==========      ===============       ==============

                               GO2PHARMACY, INC.
           UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
                                 JUNE 30, 2000


Adjustments reflect the following:

     (a) Cash proceeds of $6,426,250 from the issuance of 1,000,000 shares of Go2Pharmacy common stock, net of estimated offering costs at an assumed initial offering price of $7.875 per share.

     (b) Purchase of Go2Acquisition for 3,000,000 shares of common stock at an assumed price of $7.875 per share.

     (c) Contribution to capital of $295,000 and payment of accrued expenses of $45,000 upon the purchase of Go2Acquisition.

     (d) Elimination of nonrecurring marketing expense of $23,625,000 and decrease in accounting fees of $5,000 during the three months ended June 30, 2000 and decrease in legal and consulting fees of $63,900 for the period from February 18, 2000 (date of inception) to March 31, 2000, in connection with the purchase of Go2Acquisition.

     (e) Elimination of Go2Acquisition equity in consolidation.

                               GO2PHARMACY, INC.
                         UNAUDITED PRO FORMA CONDENSED
                      CONSOLIDATED STATEMENT OF OPERATIONS
                       FOR THE YEAR ENDED MARCH 31, 2000

                                      Go2               Go2
                                   Pharmacy         Acquisition
                                    For the           For the                                                    Go2
                                  Year Ended    Three Months Ended                                            Pharmacy
                                   March 31,         June 30,                           Pro Forma             Pro Forma
                                     2000              2000             Total          Adjustments          Consolidated
                                -------------- -------------------- ------------- ---------------------   ----------------

 Revenues .....................   $5,831,896        $       --       $5,831,896      $          --         $   5,831,896
 Cost of goods sold ...........    3,808,640                --        3,808,640                 --             3,808,640
                                  ----------        ----------       ----------      -------------         -------------
   Gross profit ...............    2,023,256                --        2,023,256                 --             2,023,256
 Selling, general and
  administrative expenses......    2,094,838           114,100        2,208,938         23,561,100 (a)        25,770,038
                                  ----------        ----------       ----------      -------------         -------------
 Operating income (loss) ......      (71,582)         (114,100)        (185,682)       (23,561,100)          (23,746,782)
 Other expense, net ...........     (222,974)               --         (222,974)                --              (222,974)
                                  ----------        ----------       ----------      -------------         -------------
 Income (loss) before
  income taxes ................     (294,556)         (114,100)        (408,656)       (23,561,100)          (23,969,756)
 Income taxes .................           --                --               --                 --                    --
                                  ----------        ----------       ----------      -------------         -------------
 Net income (loss) ............   $ (294,556)       $ (114,100)      $ (408,656)     $ (23,561,100)        $ (23,969,756)
                                  ==========        ==========       ==========      =============         =============
 Basic and diluted loss per
  share .......................   $    (0.10)                                                              $       (3.99)
                                  ==========                                                               =============
 Basic and diluted weighted
  average number of
  common shares
  outstanding .................    3,000,000                                                                   6,000,000
                                  ==========                                                               =============

Adjustments reflected the following:

 (a)  Selling, general and administrative expenses:
       Marketing expense resulting directly from the purchase price
         of Go2Acquisition ................................................    $23,625,000
       Decrease in legal and consulting fees associated with Go2Acquisition        (63,900)
                                                                               -----------
                                                                               $23,561,100
                                                                               ===========

                               GO2PHARMACY, INC.
                         UNAUDITED PRO FORMA CONDENSED
                      CONSOLIDATED STATEMENT OF OPERATIONS
                   FOR THE THREE MONTHS ENDED JUNE 30, 2000

                                     Go2                Go2
                                   Pharmacy         Acquisition
                                For the Three         For the                                                    Go2
                                 Months Ended   Three Months Ended                                            Pharmacy
                                   June 30,          June 30,                           Pro Forma             Pro Forma
                                     2000              2000             Total          Adjustments          Consolidated
                               --------------- -------------------- ------------- ---------------------   ----------------
Revenues .....................   $1,535,838          $     --        $1,535,838      $          --         $   1,535,838
Cost of goods sold ...........      894,258                --           894,258                 --               894,258
                                 ----------          --------        ----------      -------------         -------------
   Gross profit ..............      641,580                --           641,580                 --               641,580
Selling, general and
  administrative expenses.....      553,350             5,000           558,350         23,620,000 (a)        24,178,350
                                 ----------          --------        ----------      -------------         -------------
Operating income (loss) ......       88,230            (5,000)           83,230        (23,620,000)          (23,536,770)
Other expense, net ...........      (64,421)               --           (64,421)                --               (64,421)
                                 ----------          --------        ----------      -------------         -------------
Income (loss) before
  income taxes ...............       23,809            (5,000)           18,809        (23,620,000)          (23,601,191)
Income taxes .................           --                --                --                 --                    --
                                 ----------          --------        ----------      -------------         -------------
Net income (loss) ............   $   23,809          $ (5,000)       $   18,809      $ (23,620,000)        $ (23,601,191)
                                 ==========          ========        ==========      =============         =============
Basic and diluted loss per
  share ......................   $     0.01                                                                $       (3.93)
                                 ==========                                                                =============
Basic and diluted weighted
  average number of
  common shares
  outstanding ................    3,000,000                                                                    6,000,000
                                 ==========                                                                =============

Adjustments reflected the following:

 (a)  Selling, general and administrative expenses:
       Marketing expense resulting directly from the purchase price
         of Go2Acquisition ...............................................    $23,625,000
       Decrease in accounting fees associated with Go2Acquisition ........         (5,000)
                                                                              -----------
                                                                              $23,620,000
                                                                              ===========

                         INDEPENDENT AUDITORS' REPORT

To the Board of Directors
Go2Pharmacy.com, Inc.
Largo, Florida

We have audited the accompanying balance sheets of Go2Pharmacy.com, Inc. as of March 31, 1999 and 2000, and the related statements of operations, shareholder's equity (deficit), and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Go2Pharmacy.com, Inc. as of March 31, 1999 and 2000, and the results of its operations and its cash flows for the years then ended in conformity with generally accepted accounting principles.

BRIMMER, BUREK & KEELAN LLP
CERTIFIED PUBLIC ACCOUNTANTS

Tampa, Florida
June 23, 2000
Except as to Note 16
 dated June 26, 2000

                         INDEPENDENT AUDITORS' REPORT

To the Shareholders and
 Board of Directors
Nu-Wave Health Products, Inc.

We have audited the accompanying balance sheet of Nu-Wave Health Products, Inc. (a wholly owned subsidiary of Dynamic Health Products, Inc., formerly known as Direct Rx Healthcare, Inc.) as of March 31, 1998 and the related statements of operations, shareholders' equity (deficit), and cash flows for the year ended March 31, 1998. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Nu-Wave Health Products, Inc. as of March 31, 1998 and the results of its operations and its cash flows for the year ended March 31, 1998, in conformity with generally accepted accounting principles.

KIRKLAND, RUSS, MURPHY & TAPP

Clearwater, Florida
November 1, 1999

                       GO2PHARMACY, INC. AND SUBSIDIARY
                                BALANCE SHEETS

                                                         March 31,      March 31,       March 31,        June 30,
                                                            1998           1999            2000            2000
                                                        -----------   -------------   -------------   --------------
                                                                                                        (Unaudited)
                          ASSETS
Current assets:
  Cash ..............................................    $ 239,604     $   16,206      $       --       $   18,944
  Accounts receivable, net ..........................      179,099        763,558         727,831          661,912
  Inventories .......................................      224,632      1,284,570       1,488,103        1,813,827
  Prepaid expenses and other current assets .........       20,492         24,466         268,703          306,048
  Due from affiliates, net ..........................           --        157,935         311,648          447,353
                                                         ---------     ----------      ----------       ----------
   Total current assets .............................      663,827      2,246,735       2,796,285        3,248,084
Property, plant and equipment, net ..................      176,462      2,317,212       1,067,815        1,025,550
Intangible assets, net ..............................        8,223        895,673         857,917          838,750
Other assets, net ...................................       25,486        125,426         144,351          158,495
                                                         ---------     ----------      ----------       ----------
   Total assets .....................................    $ 873,998     $5,585,046      $4,866,368       $5,270,879
                                                         =========     ==========      ==========       ==========
                   LIABILITIES AND
         SHAREHOLDER'S EQUITY (DEFICIT)

Current liabilities:
  Credit lines payable ..............................    $      --     $  949,139      $1,349,284       $1,124,770
  Current portion of long-term obligations ..........       28,927        370,569         238,353          228,202
  Accounts payable ..................................      331,715      1,174,460         860,876        1,082,282
  Accrued expenses ..................................       72,397        177,125         136,105          317,386
  Obligations to related parties ....................           --         25,000          25,000           75,000
  Due to parent .....................................      247,836      1,898,160         667,323          827,192
  Due to affiliates .................................           --             --         176,877          231,623
                                                         ---------     ----------      ----------       ----------
   Total current liabilities ........................      680,875      4,594,453       3,453,818        3,886,455
Long-term obligations, less current portion .........      258,974      1,292,849         509,362          457,427
                                                         ---------     ----------      ----------       ----------
                                                           939,849      5,887,302       3,963,180        4,343,882
Redeemable series A preferred stock, no par
  value, 150,000 shares authorized; 0, 0,
  150,000 and 150,000 issued and outstanding,
  at face value, respectively .......................           --             --       1,500,000        1,500,000
Commitments and contingencies
Shareholder's equity (deficit):
  Preferred stock, no par value, 5,850,000
   shares authorized; issued and
   outstanding, respectively ........................           --             --              --               --
  Common stock, $.01 par value; 24,000,000
   shares authorized; 3,000,000 shares issued
   and outstanding ..................................       30,000         30,000          30,000           30,000
  Accumulated deficit ...............................      (95,851)      (332,256)       (626,812)        (603,003)
                                                         ---------     ----------      ----------       ----------
   Total shareholder's equity (deficit) .............      (65,851)      (302,256)       (596,812)        (573,003)
                                                         ---------     ----------      ----------       ----------
   Total liabilities and shareholder's equity
    (deficit) .......................................    $ 873,998     $5,585,046      $4,866,368       $5,270,879
                                                         =========     ==========      ==========       ==========

          See accompanying notes to consolidated financial statements.

                       GO2PHARMACY, INC. AND SUBSIDIARY
                           STATEMENTS OF OPERATIONS

                                                          Year Ended March 31,                 Three Months Ended June 30,
                                              ---------------------------------------------   ------------------------------
                                                   1998            1999            2000            1999            2000
                                              -------------   -------------   -------------   -------------   --------------
                                                                                               (Unaudited)      (Unaudited)
Revenues ..................................    $1,906,935      $4,845,876      $5,831,896      $1,363,782       $1,535,838
Cost of goods sold ........................     1,388,816       3,419,046       3,808,640       1,021,357          894,258
                                               ----------      ----------      ----------      ----------       ----------
   Gross profit ...........................       518,119       1,426,830       2,023,256         342,425          641,580
Selling, general and administrative
  expenses ................................       468,578       1,504,514       2,094,838         458,648          553,350
                                               ----------      ----------      ----------      ----------       ----------
Operating income (loss) before
  other income (expense) ..................        49,541         (77,684)        (71,582)       (116,223)          88,230
Other income (expense), net:
  Other income, net .......................         5,026          93,313          84,798         101,006               92
  Interest expense, net ...................        (4,592)       (252,034)       (307,772)        (82,006)         (64,513)
                                               ----------      ----------      ----------      ----------       ----------
   Total other income
    (expense), net ........................           434        (158,721)       (222,974)         19,000          (64,421)
                                               ----------      ----------      ----------      ----------       ----------
Income (loss) before income taxes .........        49,975        (236,405)       (294,556)        (97,223)          23,809
Income taxes ..............................            --              --              --              --               --
                                               ----------      ----------      ----------      ----------       ----------
Net income (loss) available to
  common shareholders .....................    $   49,975      $ (236,405)     $ (294,556)     $  (97,223)      $   23,809
                                               ==========      ==========      ==========      ==========       ==========
Basic and diluted income (loss) per
  share ...................................    $     0.02      $    (0.08)     $    (0.10)     $    (0.03)      $     0.01
                                               ==========      ==========      ==========      ==========       ==========
Basic and diluted weighted average
  number of common shares
  outstanding .............................     3,000,000       3,000,000       3,000,000       3,000,000        3,000,000
                                               ==========      ==========      ==========      ==========       ==========

          See accompanying notes to consolidated financial statements.

                        GO2PHARMACY, INC. AND SUBSIDIARY
                  STATEMENTS OF SHAREHOLDER'S EQUITY (DEFICIT)

                                                                                                              Total
                                      Preferred Stock       Common Stock       Additional                 Shareholder's
                                     ------------------ ---------------------    Paid-in    Accumulated      Equity
                                      Shares   Dollars     Shares    Dollars     Capital      Deficit       (Deficit)
                                     -------- --------- ----------- --------- ------------ ------------- --------------
Balances at March 31, 1997 .........     --      $ --    3,000,000   $30,000      $ --      $ (145,826)    $ (115,826)
Net Income .........................     --        --           --        --        --          49,975         49,975
                                         --      ----    ---------   -------      ----      ----------     ----------
Balances at March 31, 1998 .........     --        --    3,000,000    30,000        --         (95,851)       (65,851)
Net loss ...........................     --        --           --        --        --        (236,405)      (236,405)
                                         --      ----    ---------   -------      ----      ----------     ----------
Balances at March 31, 1999 .........     --        --    3,000,000    30,000        --        (332,256)      (302,256)
Net loss ...........................     --        --           --        --        --         (97,223)       (97,223)
                                         --      ----    ---------   -------      ----      ----------     ----------
Balances at June 30, 1999
 (Unaudited) .......................     --        --    3,000,000    30,000        --        (429,479)      (399,479)
Net loss ...........................     --        --           --        --        --        (197,333)      (197,333)
                                         --      ----    ---------   -------      ----      ----------     ----------
Balances at March 31, 2000 .........     --        --    3,000,000    30,000        --        (626,812)      (596,812)
Net income .........................     --        --           --        --        --          23,809         23,809
                                         --      ----    ---------   -------      ----      ----------     ----------
Balances at June 30, 2000
 (Unaudited) .......................     --      $ --    3,000,000   $30,000      $ --      $ (603,003)    $ (573,003)
                                         ==      ====    =========   =======      ====      ==========     ==========

          See accompanying notes to consolidated financial statements.

                       GO2PHARMACY, INC. AND SUBSIDIARY
                           STATEMENTS OF CASH FLOWS

                                                           Year Ended March 31,            Three Months Ended June 30,
                                                ------------------------------------------ ---------------------------
                                                    1998          1999           2000           1999         2000
                                                ------------ -------------- -------------- ------------- ------------
                                                                                            (Unaudited)   (Unaudited)
Cash flows from operating activities:
  Net income (loss) ...........................  $   49,975   $   (236,405)   $ (294,556)   $  (97,223)   $   23,809
  Adjustments to reconcile net income
   (loss)
   to net cash from operating activities:
    Depreciation and amortization .............      32,614        226,764       284,161        61,886        74,536
    Loss on disposal of equipment .............          --             --        14,906            --            --
    Gain on involuntary conversion of
      property ................................          --        (81,192)           --            --            --
    Changes in operating assets and
      liabilities
      (exclusive of effect of business
      acquisitions):
      Accounts receivable .....................     (64,415)      (553,010)       35,727        79,996        65,919
      Inventory ...............................    (116,586)      (485,095)     (203,533)     (230,242)     (325,724)
      Prepaid expenses and other
       current assets .........................      (5,064)        60,540      (244,237)      (12,071)      (37,345)
      Other assets ............................     (13,199)      (149,477)      (46,353)       93,244       (14,144)
      Accounts payable ........................     142,897        (31,499)     (313,584)     (147,800)      221,406
      Accrued expenses ........................          --        (56,193)      (41,020)      (39,990)      180,086
                                                 ----------   ------------    ----------    ----------    ----------
      Net cash provided by (used in)
       operating activities ...................      26,222     (1,305,567)     (808,489)     (292,200)      188,543
Cash flows from investing activities:
  Purchases of property, plant and
   equipment ..................................     (37,147)      (174,733)     (451,765)     (105,605)      (13,082)
  Proceeds from disposal of equipment .........          --             --        16,000            --            --
  Proceeds from notes receivable ..............          --             --         2,960            --         1,173
  Proceeds from involuntary conversion of
   property ...................................          --         99,100            --            --            --
                                                 ----------   ------------    ----------    ----------    ----------
      Net cash used in investing
       activities .............................     (37,147)       (75,633)     (432,805)     (105,605)      (11,909)
Cash flows from financing activities:
  Net change in credit lines payable ..........          --        949,139       400,145        88,793      (224,514)
  Proceeds from issuance of long-term
   obligations ................................     240,200        620,109       309,301            --            --
  Payments of long-term obligations ...........     (21,567)      (831,995)     (297,434)     (111,510)      (62,086)
  Increase in due to/from parent, net .........          --        420,549       636,199       630,743       159,869
  Increase (decrease) in due to affiliates,
   net ........................................          --             --       176,877      (140,603)      (80,959)
  Proceeds from issuance of related party
   obligations ................................          --             --            --            --        50,000
                                                 ----------   ------------    ----------    ----------    ----------
      Net cash provided by (used in)
       financing activities ...................     218,633      1,157,802     1,225,088       467,423      (157,690)
                                                 ----------   ------------    ----------    ----------    ----------
Net increase (decrease) in cash ...............     207,708       (223,398)      (16,206)       69,618        18,944
Cash at beginning of period ...................      31,896        239,604        16,206        16,206            --
                                                 ----------   ------------    ----------    ----------    ----------
Cash at end of period .........................  $  239,604   $     16,206    $       --    $   85,824    $   18,944
                                                 ==========   ============    ==========    ==========    ==========

          See accompanying notes to consolidated financial statements.

                       GO2PHARMACY, INC. AND SUBSIDIARY
                     STATEMENTS OF CASH FLOWS -- CONTINUED

                                               Year Ended March 31,           Three Months Ended June 30,
                                       -------------------------------------   -----------------------
                                          1998         1999          2000         1999         2000
                                       ---------   -----------   -----------   ----------   ----------
Supplemental disclosure of cash flow
 information:
Cash paid during the period for
 interest ..........................    $4,592      $250,956      $281,943      $99,655      $61,531
                                        ======      ========      ========      =======      =======
Cash paid during the period for
 income taxes ......................    $   --      $     --      $     --      $    --      $    --
                                        ======      ========      ========      =======      =======

During the fiscal year ended March 31, 1998, the Company incurred $63,635 of capital lease obligations for the purchase of equipment.

During the fiscal year ended March 31, 1999, Dynamic acquired Energy Factors, which resulted in the recording on the books of the Company of approximately $2.8 million of tangible assets, approximately $900,000 of goodwill, approximately $2.9 million of liabilities and approximately $800,000 of obligations to Dynamic.

In May 1999, the Company incurred $124,941 of capital lease obligations for the purchase of equipment.

In September 1999, the Company transferred approximately $1.5 million of land and building to its parent. In conjunction with the property transfer, approximately $598,000 of the Company's obligations to its parent were extinguished (See Note 7).

In September 1999, the Company issued 150,000 shares of its redeemable series A preferred stock to its parent in conversion of $1,500,000 of the Company's obligations to its parent.

In December 1999, the Company incurred a $89,531 note payable for the purchase of equipment.

          See accompanying notes to consolidated financial statements.

                       GO2PHARMACY, INC. AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                         MARCH 31, 1998, 1999 and 2000
                          and JUNE 30, 1999 and 2000


NOTE 1 -- BACKGROUND INFORMATION

     Go2Pharmacy, Inc., a Florida corporation, is a wholly owned subsidiary of Dynamic Health Products, Inc. ("Dynamic"). Dynamic's manufacturing division ("NuWave") was merged with Energy Factors, Inc. ("EFI") in June 1998 when Dynamic acquired EFI with EFI as the surviving company which was renamed Innovative Health Products, Inc. In February 2000, the Company changed its name from Innovative Health Products, Inc. to Go2Pharmacy.com, Inc. In September 2000, its name was changed to Go2Pharmacy, Inc. and it continues to do business as Innovative Health Products, Inc. Subsequent to June 1998, Dynamic became a holding company and maintained the records of the corporation.

     As a result of the merger between the Company and the manufacturing operations of Dynamic, the statement of operations for the year ended March 31, 1998 include only the NuWave operations. The statement of operations for the year ended March 31, 1999 includes the NuWave operations from April 1, 1998 and the operations of Go2Pharmacy, Inc. (formerly "EFI") from June 1998 when it merged with NuWave.

     Go2Pharmacy creates, manufactures, develops, packages, and distributes a wide variety of proprietary and private label dietary supplements, over-the-counter drugs, and health and beauty care products. Go2Pharmacy's primary business is the contract manufacture of products for others throughout the United States. The channels of distribution for the products it manufactures for others include health food, drug, convenience, and mass-market stores, and direct marketing and catalog sales.

     In April 2000, Breakthrough Engineered Nutrition, Inc., a Florida corporation, was formed as a wholly-owned subsidiary of Go2Pharmacy, Inc. to market and distribute its own branded product line, Lean Protein, to retail stores using a complex network of distributors throughout the United States and Canada.

NOTE 2 -- SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

a. Restatement

     Unless otherwise noted, all information has been adjusted to retroactively reflect Go2Pharmacy, Inc.'s common stock split to 3,000,000 shares issued and outstanding.

b. Principles Of Consolidation

     The consolidated financial statements include the accounts of Go2Pharmacy, Inc. and its wholly-owned subsidiary, Breakthrough Engineered Nutrition, Inc. (collectively, the "Company"). Significant intercompany balances and transactions have been eliminated in consolidation.

c. Interim Results (Unaudited)

     The accompanying consolidated financial statements as of June 30, 2000 and for the three months ended June 30, 1999 and 2000 are unaudited. In the opinion of management, these consolidated financial statements have been prepared on the same basis as the audited consolidated financial

                       GO2PHARMACY, INC. AND SUBSIDIARY
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- CONTINUED
                         MARCH 31, 1998, 1999 and 2000
                          and JUNE 30, 1999 and 2000

NOTE 2 -- SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES -- (continued)

statements included herein and include all adjustments, consisting of only normal recurring adjustments, necessary for the fair statement of results of the interim periods. The data disclosed in these notes to consolidated financial statements for these respective periods is also unaudited.

d. Industry Segments

     In accordance with the provisions of Statement of Financial Accounting Standards No. 131, (SFAS 131), Disclosures about Segments of an Enterprise and Related Information, a company is required to disclose selected financial and other related information about its operating segments. Operating segments are components of an enterprise about which separate financial information is available and is utilized by the chief operating decision maker related to the allocation of resources and in the resulting assessment of the segment's overall performance. Commencing April 2000, the Company has two industry segments: manufacturing and distribution. Segment information for the three months ended June 30, 2000 is not provided as the Company's distribution subsidiary did not commence operations until April 2000, results of operations from distribution were immaterial to the Company as a whole and there were no distribution revenues for the three months ended June 30, 2000.

e. Cash And Cash Equivalents

     For purposes of the statement of cash flows, the Company considers all highly liquid debt instruments purchased with a maturity of three months or less to be cash equivalents.

f. Inventories

     Inventories are stated at lower of cost or market. Cost is determined using the first-in, first-out method.

g. Property, Plant And Equipment

     Depreciation is provided for using the straight-line method, in amounts sufficient to relate the cost of depreciable assets to operations over their estimated service lives (asset categories range from three to seven years). Leasehold improvements are amortized using the straight-line method over the lives of the respective leases or the service lives of the improvements, whichever is shorter. Leased equipment under capital leases is amortized using the straight-line method over the lives of the respective leases or over the service lives of the assets, whichever is shorter, for those leases that substantially transfer ownership. Accelerated depreciation methods are used for tax purposes.

h. Intangible Assets

     Intangible assets consist primarily of the excess of cost over the net assets acquired relating to the acquisition (see Note 3). The excess of cost over net assets acquired (goodwill) is amortized for 20 years, using the straight-line method. Accumulated amortization was approximately $9,000, $54,000, $113,000 and $132,000 at March 31, 1998, 1999 and 2000 and June 30,
2000, respectively. Amortization expense totaled $3,367, $44,010, $62,224, $510 and $19,166 for the years ended March 31, 1998, 1999 and 2000 and for the three months ended June 30, 1999 and 2000, respectively.

                       GO2PHARMACY, INC. AND SUBSIDIARY
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- CONTINUED
                         MARCH 31, 1998, 1999 and 2000
                          and JUNE 30, 1999 and 2000

NOTE 2 -- SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES -- (continued)

i. Impairment Of Assets

     In accordance with the provisions of Statement of Financial Accounting Standards No. 121 (SFAS 121), Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed of, the Company's policy is to evaluate whether there has been a permanent impairment in the value of long-lived assets, certain identifiable intangibles and goodwill when certain events have taken place that indicate that the remaining unamortized balance may not be recoverable. When factors indicate that the intangible assets should be evaluated for possible impairment, the Company uses an estimate of related undiscounted cash flows. Factors considered in the valuation include current operating results, trends and anticipated undiscounted future cash flows. There have been no impairment losses recorded for the fiscal years 1998, 1999 and 2000 and for the three months ended June 30, 2000.

j. Income Taxes

     The Company utilizes the guidance provided by Statement of Financial Accounting Standards No. 109 (SFAS 109), Accounting for Income Taxes. Under the liability method specified by SFAS 109, deferred tax assets and liabilities are determined based on the difference between the financial statement and tax basis of assets and liabilities as measured by the enacted tax rates which will be in effect when these differences reverse. Deferred tax expense is the result of changes in deferred tax assets and liabilities. The Company is part of the parent company, Dynamic Health Products, Inc.'s consolidated group tax return; accordingly, the deferred taxes as described in Note 12, reflect that portion of the consolidated group attributable to the Company.

k. Earnings (Loss) Per Common Share

     Earnings (loss) per share are computed using the basic and diluted calculations on the face of the statement of operations. Basic earnings (loss) per share are calculated by dividing net income (loss) available to common stockholders by the weighted average number of shares of common stock outstanding for the period. Diluted earnings (loss) per share is calculated by dividing net income (loss) by the weighted average number of shares of common stock outstanding for the period, adjusted for the dilutive effect of common stock equivalents, using the treasury stock method. There were no potentially dilutive instruments outstanding for all periods presented.

l. Use of Estimates

     The preparation of financial statements in conformity with generally accepted accounting principles, requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at March 31, 1998, 1999 and 2000 and June 30, 1999 and 2000, as well as the reported amounts of revenues and expenses for the fiscal years ended March 31, 1998, 1999 and 2000 and the three months ended June 30, 1999 and 2000. The actual outcome of the estimates could differ from the estimates made in the preparation of the financial statements.

                       GO2PHARMACY, INC. AND SUBSIDIARY
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- CONTINUED
                         MARCH 31, 1998, 1999 and 2000
                          and JUNE 30, 1999 and 2000

NOTE 2 -- SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES -- (continued)

m. Concentration Of Credit Risk

     Concentrations of credit risk with respect to trade accounts receivable are limited due to the distribution of sales over a large customer base as of March 31, 1998, 1999 and 2000 and June 30, 1999 and 2000. For the years ended March 31, 1999 and 2000, three customers represented approximately 32% and 28%, respectively, of revenues derived from the Company's operations. For the three months ended June 30, 1999 and 2000, one customer represented approximately 21% and three customers represented approximately 21%, respectively, of revenues derived from the Company's operations.

     The Company has no concentration of customers within specific geographic areas outside the United States that would give rise to significant geographic credit risk.

n. Revenue Recognition

     Revenues are recognized for the Company when the merchandise is shipped to the customer.

o. Advertising Costs

     The Company charges advertising costs to expense as incurred. Advertising expense was $1,500, $5,600, $8,000, $2,400 and $18,700 for the years ended
March 31, 1998, 1999 and 2000 and for the three months ended June 30, 1999 and 2000, respectively.

p. Fair Value Of Financial Instruments

     The Company, in estimating its fair value disclosures for financial instruments, uses the following methods and assumptions:

     Cash, Accounts Receivable, Accounts Payable and Accrued Expenses: The carrying amounts reported in the balance sheet for cash, accounts receivable, accounts payable and accrued expenses approximate their fair value due to their relatively short maturity.

     Long-term Obligations: The fair value of the Company's fixed-rate long-term obligations is estimated using discounted cash flow analyses, based on the Company's current incremental borrowing rates for similar types of borrowing arrangements. At March 31, 1998, 1999 and 2000 and June 30, 1999 and 2000, the fair value of the Company's long-term obligations approximated its carrying value.

     Credit Lines Payable: The carrying amount of the Company's credit lines payable approximates fair market value since the interest rate on these instruments changes with market interest rates.

q. Due To Parent

     Amounts due to parent arise primarily as Dynamic's available cash is advanced to the Company for purposes of consolidated cash management. The Company repays Dynamic's cash advances, as Dynamic requires funds for operations.

                       GO2PHARMACY, INC. AND SUBSIDIARY
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- CONTINUED
                         MARCH 31, 1998, 1999 and 2000
                          and JUNE 30, 1999 and 2000

NOTE 2 -- SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES -- (continued)

     A management fee is charged to the Company by Dynamic, which reflects the Company's portion of corporate general and administrative expenses.

r. Reclassifications

     Certain reclassifications have been made to the financial statements as of and for the fiscal years ended March 31, 1998 and 1999 and for the three months ended June 30, 1999 to conform to the presentation at March 31, 2000 and June 30, 2000.

NOTE 3 -- ACQUISITION

     On June 12, 1998, Energy Factors, Inc., a wholly owned subsidiary of U.S. Diversified Technologies, Inc., was acquired by an exchange of its capital stock for 310,000 shares of Series A Convertible Preferred Stock of Dynamic representing a fair market value of approximately $775,000. The Preferred Stock valuation of $2.50 per share is based on several factors, including prices of recent common stock issuances of Dynamic. The acquisition was accounted for under the purchase method of accounting and has been recorded on the books of the Company. Management has determined that the goodwill of approximately $881,000 associated with this transaction will be amortized over a 20-year life. Subsequent to the acquisition, Energy Factors, Inc. changed its name to Innovative Health Products, Inc. In February 2000, its name was changed to Go2Pharmacy.com, Inc. and in September 2000, its name was changed to Go2Pharmacy, Inc. The results of operations of Energy Factors have been reflected in the Company's results of operations beginning immediately subsequent to the acquisition date of June 12, 1998.

     The aggregate purchase price of $775,000 was allocated as follows:

   Inventory .............................    $    575,000
   Property, plant and equipment .........       2,167,000
   Other assets ..........................          82,000
   Goodwill ..............................         881,000
                                              ------------
                                                 3,705,000
   Less: liabilities assumed .............      (2,930,000)
                                              ------------
                                              $    775,000
                                              ============

     The following pro forma information has been derived from the historical financial statements of Go2Pharmacy and such information has been adjusted to give effect to the acquisition of Energy Factors, assuming that the acquisition of Energy Factors occurred on April 1, 1997. The unaudited pro forma financial information is not necessarily indicative of the results, which would actually have occurred had the transaction been in effect on the dates and for the periods indicated or which may result in the future.

                       GO2PHARMACY, INC. AND SUBSIDIARY
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- CONTINUED
                         MARCH 31, 1998, 1999 and 2000
                          and JUNE 30, 1999 and 2000

NOTE 3 -- ACQUISITION -- (continued)

                                                  For the Year Ended March 31,
                                         ----------------------------------------------
                                              1998            1999            2000
                                         -------------   -------------   --------------
                                          (Pro Forma)     (Pro Forma)      (Pro Forma)
   Revenues ..........................    $7,661,000      $5,505,000       $5,832,000
   Operating loss ....................    $ (286,000)     $ (305,000)      $  (72,000)
   Net loss ..........................    $ (316,000)     $ (482,000)      $ (295,000)
   Net loss per common share .........    $    (0.08)     $    (0.12)      $    (0.10)

NOTE 4 -- ACCOUNTS RECEIVABLE, NET

     Accounts receivable, net consist of the following:

                                                          March 31,                      June 30,
                                         -------------------------------------------       2000
                                             1998           1999            2000      -------------
                                         -----------   -------------   -------------    (Unaudited)
   Trade accounts receivable .........    $ 207,599     $  871,080      $  843,020      $  777,101
   Less allowance for uncollectible
     accounts ........................      (28,500)      (107,522)       (115,189)       (115,189)
                                          ---------     ----------      ----------      ----------
                                          $ 179,099     $  763,558      $  727,831      $  661,912
                                          =========     ==========      ==========      ==========

NOTE 5 -- INVENTORIES

     Inventories consist of the following:

                                                March 31,                      June 30,
                               -------------------------------------------       2000
                                   1998           1999            2000        ----------
                               -----------   -------------   -------------    (Unaudited)
   Raw materials ...........    $156,247      $1,104,822      $1,397,780     $1,698,997
   Work in process .........      56,048         150,721          67,102         87,525
   Finished goods ..........      12,337          29,027          23,221         27,305
                                --------      ----------      ----------     ----------
                                $224,632      $1,284,570      $1,488,103     $1,813,827
                                ========      ==========      ==========     ==========

                       GO2PHARMACY, INC. AND SUBSIDIARY
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- CONTINUED
                         MARCH 31, 1998, 1999 and 2000
                          and JUNE 30, 1999 and 2000

NOTE 6 -- PREPAID EXPENSES AND OTHER CURRENT ASSETS

     Prepaid expenses and other current assets consist of the following:

                                                     March 31,                    June 30,
                                        ------------------------------------        2000
                                           1998         1999         2000        ----------
                                        ----------   ----------   ----------    (Unaudited)
   Prepaid expenses and other current
    assets ..........................    $20,492      $24,466      $ 16,347      $ 22,632
   Prepaid IPO expenses:
    Professional fees ...............         --           --       197,245       227,245
    Underwriters' fees ..............         --           --        50,000        50,000
    Filing fees .....................         --           --         5,111         6,171
                                         -------      -------      --------      --------
                                         $20,492      $24,466      $268,703      $306,048
                                         =======      =======      ========      ========

NOTE 7 -- PROPERTY, PLANT AND EQUIPMENT, NET

     Property, plant, and equipment, net, consist of the following:

                                                         March 31,                          June 30,
                                       ---------------------------------------------          2000
                                           1998            1999            2000            ----------
                                       ------------   -------------   --------------     (Unaudited)
   Land and building ...............    $      --      $1,421,460       $       --       $       --
   Machinery and equipment .........      196,784         997,827        1,151,058        1,162,818
   Furniture, fixtures and
     equipment .....................       14,998         110,252          266,996          267,263
   Leasehold improvements ..........       13,766          19,514           27,027           28,081
                                        ---------      ----------       ----------       ----------
                                          225,548       2,549,053        1,445,081        1,458,162
   Less accumulated depreciation
     and amortization ..............      (49,086)       (231,841)        (377,266)        (432,612)
                                        ---------      ----------       ----------       ----------
                                        $ 176,462      $2,317,212       $1,067,815       $1,025,550
                                        =========      ==========       ==========       ==========

     Depreciation and leasehold amortization expense totaled $29,271, $182,755, $221,938, $61,376 and $55,370 for the years ended March 31, 1998, 1999 and 2000 and for the three months ended June 30, 1999 and 2000, respectively.

     In September 1999, the Company transferred land and building to its parent company at net book value, which approximated fair market value. In conjunction with the transfer, the parent satisfied all outstanding mortgages on the property and reduced the Company's obligations to the parent by approximately $598,000, which represented the difference between the net book value and amounts outstanding under the then existing mortgages to third parties. Additionally, the Company agreed to lease the property from the parent for $16,000 per month, subject to annual inflationary adjustments, for a period of ten years.

                       GO2PHARMACY, INC. AND SUBSIDIARY
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- CONTINUED
                         MARCH 31, 1998, 1999 and 2000
                          and JUNE 30, 1999 and 2000

NOTE 8 -- OTHER ASSETS, NET

     Other assets, net, consist of the following:

                                                             March 31,
                                              ---------------------------------------       June 30,
                                              1998           1999          2000               2000
                                              ----------   -----------   ------------   ---------------
                                                                                           (Unaudited)
   Deposits ...............................    $20,486      $  1,803      $  15,107      $     34,617
   Investments in joint ventures ..........      5,000         3,892         33,668            28,346
   Notes and other noncurrent receivables..         --       119,731        123,880           123,836
   Less allowance for uncollectible
    accounts and notes receivable .........         --            --        (28,304)          (28,304)
                                               -------      --------      ---------      ------------
                                               $25,486      $125,426      $ 144,351      $    158,495
                                               =======      ========      =========      ============

     Notes receivable consist of two trade receivables that have been converted to notes, from nonaffiliated third parties.

     The first note is for a term of five years, commencing in October 1997, in the principal amount of approximately $71,300, with interest at 9% per annum, payable in monthly installments of principal and interest in the amount of $1,480. There is no prepayment penalty under this note. At March 31, 2000, the principal balance on this note was approximately $40,800. At June 30, 2000, the principal balance and unpaid accrued interest was approximately $40,200.

     The second note is for a term of two years, commencing in May 1999, in the principal amount of approximately $49,400, with interest at 12% per annum, payable in monthly installments of principal and interest in the amount of $2,500. There is no prepayment penalty under this note. At March 31, 2000, the principal balance and unpaid accrued interest was approximately $50,000. At June 30, 2000, the principal balance and unpaid accrued interest was approximately $50,500. This note is in default and has been placed with an attorney for collection.

     Other noncurrent receivables consists of approximately $33,000 in the form of a judgment in favor of the Company. As of June 30, 2000, no monies have been collected from this judgment.

     A reserve of $28,304 has been recorded in estimation of uncollectible amounts under the judgment and the note that is currently in default.

NOTE 9 -- CREDIT LINES PAYABLE

     In February 1999, the Company established a $2 million revolving credit facility scheduled to mature in February 2002. The credit available to the Company is based on a percentage of eligible accounts receivable and inventory. A portion of the proceeds from the line of credit was funded in the form of a 60-month term loan for approximately $491,000 (see Note 10). The credit available to the Company under this line at March 31, 1999 and 2000 and June 30, 2000 was approximately $949,000, $856,600 and $624,800, respectively. The facility imposes no financial covenants. Minimum borrowing under the agreement is $1,000,000. The agreement places limitations on disposition of assets and debt

                       GO2PHARMACY, INC. AND SUBSIDIARY
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- CONTINUED
                         MARCH 31, 1998, 1999 and 2000
                          and JUNE 30, 1999 and 2000

NOTE 9 -- CREDIT LINES PAYABLE -- (continued)

funding to transactions within the normal course of business and restricts the payment of dividends to any shareholder of record of any class of Company stock during the term of the agreement. All borrowings accrue interest at prime (6.75% at March 31, 2000 and 7.25% at June 30, 2000) plus 2.25% and are secured by all assets of the company. At March 31, 1999 and 2000 and June 30, 2000, the Company had borrowed approximately $949,000, $856,600 and $624,800, respectively, under this facility.

     In December 1999, the Company established a $500,000 revolving credit facility with a bank. The credit facility is secured by a guarantee in the form of a Third Party Pledge Agreement and a certificate of deposit held by Dynamic. All borrowings accrue interest at 2.1% over the floating rate of the certificate of deposit (4.31% at March 31, 2000 and June 30, 2000) and are payable monthly. At March 31, 2000 and June 30, 2000, the Company had borrowed approximately $492,700 and $500,000, respectively, under this facility.

     The credit lines payable are included with current liabilities instead of long-term liabilities, as management believes that this presentation better reflects the utility of the current assets as the source of repayment for the credit lines payable.

                       GO2PHARMACY, INC. AND SUBSIDIARY
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- CONTINUED
                         MARCH 31, 1998, 1999 and 2000
                          and JUNE 30, 1999 and 2000

NOTE 10 -- LONG-TERM OBLIGATIONS

Long-term obligations consist of the following:

                                                           March 31,
                                          --------------------------------------------      June 30,
                                              1998            1999            2000            2000
                                          ------------   -------------   -------------   -------------
   Notes payable collateralized by real
    property, due in monthly principal
    payments of $12,256 plus interest
    at a rate of 12% through October
    2002, requiring a balloon payment
    due October 2002. Transferred to
    the parent in September 1999 (see
    Note 7). ..........................    $      --      $  839,276      $       --      $       --

   Note payable collateralized by
    certain equipment, due in
    monthly principal payments of
    $8,192 plus interest through
    February 2004, interest rate at
    prime (6.75% at March 31, 2000)
    plus 2.25%. .......................           --         483,327         363,164         338,587

   Note payable collateralized by
    certain equipment, due in
    monthly principal payments of
    $2,200 plus interest through
    January 2003, interest rate at
    9.5% ..............................           --              --          85,350          80,938

   Capitalized lease obligations for
    equipment, due in monthly
    principal and interest payments
    of approximately $7,499 through
    2004. .............................       54,314         198,080         232,664         220,415

   Unsecured 10% notes payable due
    at April 30, 1999 .................      225,000              --              --              --

   Other ..............................        8,587         142,735          66,537          45,689
                                           ---------      ----------      ----------      ----------
                                             287,901       1,663,418         747,715         685,629

   Less current maturities ............      (28,927)       (370,569)       (238,353)       (228,202)
                                           ---------      ----------      ----------      ----------
                                           $ 258,974      $1,292,849      $  509,362      $  457,427
                                           =========      ==========      ==========      ==========

                       GO2PHARMACY, INC. AND SUBSIDIARY
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- CONTINUED
                         MARCH 31, 1998, 1999 and 2000
                          and JUNE 30, 1999 and 2000

NOTE 10 -- LONG-TERM OBLIGATIONS -- (continued)

At March 31, 2000, aggregate maturities of long-term obligations are as follows:

Year Ending March 31,
-------------------------
     2001 ...............    $238,353
     2002 ...............     218,200
     2003 ...............     171,545
     2004 ...............     116,716
     2005 ...............       2,901
                             --------
                             $747,715
                             ========

NOTE 11 -- RELATED PARTY TRANSACTIONS

     For the fiscal years ended March 31, 1998, 1999 and 2000 and the three months ended June 30, 1999 and 2000, revenues of approximately $0, $297,000, $390,000, $58,000 and $604,000, respectively, were recorded from sales by the Company to other subsidiaries of Dynamic. For the fiscal years ended March 31, 1998, 1999 and 2000 and the three months ended June 30, 1999 and 2000, revenues of $0, $0, $204,000, $16,000 and $52,000, respectively, were recorded from sales by the Company to DrugMax.com, Inc., an affiliate of the Company, and of which Jugal K. Taneja, the Chairman of the Board of the Company, is a principal shareholder.

     Due from affiliates represents balances owed to the Company, for the sales in the normal course of business, predominantly to Dynamic Life, Inc., a wholly owned subsidiary of the parent. Amounts due from affiliates are in the nature of trade receivables and the balance due fluctuates based on sales volume and payments received.

     In August and September 1999, the Company borrowed a total of $86,500 from the Chairman of the Company. The notes are payable on demand and bear interest at 10% per annum. Interest totaled $2,233 for the year ended March 31, 2000. In December 1999, the notes and related interest were paid.

     In June 1998, the Company assumed a $25,000 note payable to the parent's Vice Chairman of Business Development, associated with the June 12, 1998 Energy Factors acquisition. The note bears interest at 10.8% per annum. Interest totaled $229, $2,708, $673 and $673 for the years ended March 31, 1999 and 2000 and for the three months ended June 30, 1999 and 2000. The note is to be repaid in 24 equal monthly payments beginning September 1, 1999. The parties have agreed to suspend payments on the note until the consummation of an initial public offering of common stock of the Company.

     See Note 7 for discussion of land and building transfer and property leased from the Company's parent.

     See Note 13 for issuance of series A preferred stock in exchange for the satisfaction of $1,500,000 of obligations due to the Company's parent.

     In May 1998, prior to the acquisition of Energy Factors, Inc. by Dynamic Health Products, Inc., Dynamic loaned $100,000 to Energy Factors, Inc. In September 1999, this note was satisfied in

                       GO2PHARMACY, INC. AND SUBSIDIARY
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- CONTINUED
                         MARCH 31, 1998, 1999 and 2000
                          and JUNE 30, 1999 and 2000

NOTE 11 -- RELATED PARTY TRANSACTIONS -- (continued)

conjunction with the land and building transfer. See Note 3 regarding the acquisition and Note 7 regarding the land and building transfer.

     In December 1999, the Company established a $500,000 line of credit secured and guaranteed by the Company's parent. See Note 9.

     In May 2000, 21st Century Healthcare Fund, LLC, an affiliate of the Chairman of the Board of the Company, loaned the Company $10,000 for the purpose of assisting the Company with its working capital needs. This loan was to be repaid within 60 days and subsequently was repaid in July 2000.

     In June 2000, the Company executed a promissory note payable to Carnegie Capital, Ltd., an affiliate of the Chairman of the Board of the Company, for a maximum loan amount of $100,000. The note bears interest at 10% per annum. Principal and accrued interest are due and payable upon the successful completion of an initial public offering of common stock of the Company. Proceeds are used for expenses related to the offering and are in the form of draws which totaled $20,000 as of June 30, 2000.

     In June 2000, the Company executed a promissory note payable to Joseph Zappala, the President and a majority shareholder of the Delaware corporation Go2Pharmacy.com, Inc., for a maximum loan amount of $100,000. The note bears interest at 10% per annum. Principal and accrued interest are due and payable upon the successful completion of an initial public offering of common stock of the Company. Proceeds are used for expenses related to the offering and are in the form of draws which totaled $20,000 as of June 30, 2000.

NON-COMPETE AGREEMENT

     As part of the acquisition of Energy Factors, the Company entered into a non-competition agreement with Chris Starkey (a former stockholder of the parent of Energy Factors) for a period of three years from June 12, 1998 and covers the geographic area of Florida.

JOINT VENTURE

     The Company entered into a joint venture with a non-affiliated third party as of March 1, 1999 whereby the Company owns 51% of the joint venture and the non-affiliated third party owns 49%. The agreement calls for a contribution of $45,000 of inventory by the Company and a contribution of $15,000 cash by the non-affiliated third party. The joint venture will split profits 75% to the Company and 25% to the non-affiliated third party until all loans by the parties are repaid and then the profits are to be split 50/50. As of March 31, 2000 and June 30, 2000, the joint venture has had insignificant activity and the Company has advanced approximately $33,000 and $28,000, respectively, to the joint venture.

NOTE 12 -- INCOME TAXES

     The Company's taxable income is included in a consolidated income tax return with its parent. The following is presented as if the Company was reported on a stand-alone basis. Income taxes for

                       GO2PHARMACY, INC. AND SUBSIDIARY
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- CONTINUED
                         MARCH 31, 1998, 1999 and 2000
                          and JUNE 30, 1999 and 2000

NOTE 12 -- INCOME TAXES -- (continued)

the years ended March 31, 1998, 1999 and 2000 differ from the amounts computed by applying the effective U.S. federal income tax rate of 34% to income before income taxes as a result of the following:

                                                                                 Year Ended
                                                                                  March 31,
                                                                ---------------------------------------------
                                                                    1998            1999            2000
                                                                ------------   -------------   --------------
   Computed tax expense at the statutory rate ...............    $  17,000       $ (80,000)      $ (100,000)
   Increase (decrease) in taxes resulting from:
     State income taxes, net of federal tax benefit .........        2,000          (8,000)          (9,000)
     Effect of permanent differences, principally
      non-deductible goodwill ...............................           --          17,000           22,000
     Utilization of net operating loss carryforward .........      (19,000)        (12,000)              --
   Change in valuation allowance ............................           --          83,000           87,000
                                                                 ---------       ---------       ----------
   Income tax expense .......................................    $      --       $      --       $       --
                                                                 =========       =========       ==========

     Temporary differences that give rise to deferred tax assets and liabilities are as follows:

                                                                  March 31,
                                                  ------------------------------------------
                                                      1998           1999           2000
                                                  ------------   ------------   ------------
    Deferred tax assets:
     Bad debts ................................    $  11,000      $  37,000      $  53,000
     Inventories ..............................        1,000          1,000         11,000
     Accrued vacation .........................           --          3,000          5,000
     Deposits .................................           --         31,000         31,000
     Net operating loss carryforwards .........       13,000        315,000        178,000
                                                   ---------      ---------      ---------
    Gross deferred tax assets .................       25,000        387,000        278,000
    Less: valuation allowance .................      (14,000)       (85,000)       (56,000)
                                                   ---------      ---------      ---------
                                                   $  11,000      $ 302,000      $ 222,000
                                                   =========      =========      =========
    Deferred tax liabilities:
     Fixed asset basis differences ............    $  11,000      $ 302,000      $ 222,000
                                                   =========      =========      =========

     At March 31, 2000, the Company has a tax net operating loss carryforward of approximately $1,100,000, to offset future taxable income. Approximately $600,000 of the net operating loss carryforward was acquired in conjunction with the acquisition. The tax net operating loss carryforwards begin to expire in 2007. The use of pre-acquisition losses is subject to limitations imposed by the Internal Revenue Code. Realization of any portion of the net deferred tax assets is uncertain. Accordingly, a valuation allowance has been established for the full amount of the net deferred tax asset. Other consolidated group members may utilize the net operating losses (other than the acquired losses) of the Company.

                       GO2PHARMACY, INC. AND SUBSIDIARY
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- CONTINUED
                         MARCH 31, 1998, 1999 and 2000
                          and JUNE 30, 1999 and 2000

NOTE 13 -- REDEEMABLE PREFERRED STOCK

     General. The Company is authorized, to issue up to 6,000,000 shares of preferred stock in one or more series, and to establish the number of shares, the designations, powers, preferences, rights, qualifications, limitations or restrictions of any such series without any further vote or action by the stockholders. The Board of Directors may authorize and issue preferred stock with voting or conversion rights that could adversely affect the voting power or other rights of the holders of common stock.

     In September 1999, the Company issued 150,000 shares of redeemable series A preferred stock to its parent in satisfaction of $1,500,000 of outstanding liabilities. Holders of series A preferred stock will vote together with the holders of common stock with respect to all matters as to which such shareholders vote, with each share of series A preferred stock entitled to one vote. In the event of liquidation, dissolution or winding-up of our operations, holders of series A preferred stock will be paid an amount equal to $10.00 per share of series A preferred stock before any payment is made with respect to our common stock. The series A preferred stock pays dividends at the rate of 10% per annum, which is cumulative from the date of issuance and payable quarterly commencing March 31, 2001. The series A preferred stock has a liquidation preference of $1,500,000. At such time as we generate a positive cash flow, we are required to use all of such positive cash flow to redeem the series A preferred stock, but only to the extent of such positive cash flow. Positive cash flow is defined as our net income less amortization, depreciation and other non-cash charges. The preferred stock redemption will be on a prorata basis of six to seven, in relation to payment of the consulting fee.

NOTE 14 -- SHAREHOLDER'S EQUITY

COMMON STOCK

     As of March 31, 2000 and June 30, 2000, the number of outstanding Common Stock shares has been adjusted to 3,000,000 shares at $.01 par value per share, to reflect the stock split. Subject to preferences that might be applicable to any Preferred Stock, the holders of the Common Stock are entitled to receive dividends when, as, and if declared from time to time by the Board of Directors out of funds legally available therefor. Under the terms of the Company's current credit facility, the Company is precluded from paying dividends. In the event of liquidation, dissolution, or winding up of the Company, holders of the Common Stock are entitled to share ratably in all assets remaining after payment of liabilities subject to prior distribution rights of any Preferred Stock then outstanding. The Common Stock has no preemptive or conversion rights and is not subject to call or assessment by the Company. There are no redemption or sinking fund provisions applicable to the Common Stock.

STOCK OPTION PLAN

     On September 30, 1999, the Company adopted a Company Stock Option Plan, which provides for the grant to employees of incentive or non-qualified options to purchase up to 700,000 shares of Common Stock. The exercise price represents the estimated fair value of the Company's Common Stock at the time of the grant or the proposed public offering price, whichever is greater, as approved by the Board of Directors. All outstanding options vest upon the change in control of the Company. Options granted under the Plan expire not later than ten years after the date granted or sooner in the event of death, disability, retirement, or termination of employment. As of March 31, 2000 and June 30, 2000 no options had been granted.

                       GO2PHARMACY, INC. AND SUBSIDIARY
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- CONTINUED
                         MARCH 31, 1998, 1999 and 2000
                          and JUNE 30, 1999 and 2000

NOTE 14 -- SHAREHOLDER'S EQUITY -- (continued)

THE NON-EMPLOYEE PLAN

     The Non-Employee Plan provides for the grant of nonqualified stock options to purchase up to 100,000 shares of Common Stock to members of the Board of Directors who are not employees of the Company. As of the date of these financial statements, such members held no options under the Non-Employee Plan. Upon the completion of the offering, each non-employee director will be granted options to purchase 4,000 shares of Common Stock for each full remaining year of the director's term at the offering price. Thereafter, on the date on which a new non-employee director is first elected or appointed, he will automatically be granted options to purchase 4,000 shares of Common Stock for each year of his initial term. Each non-employee director will be granted options to purchase 4,000 shares of Common Stock for each year of any subsequent term to which he is elected. All options become exercisable ratably over the director's term and have an exercise price equal to the fair market value of the Common Stock on the date of grant. Notwithstanding the foregoing, no options will be issued until the Non-Employee Plan is registered under Florida Statutes or an exemption therefrom is available.

NOTE 15 -- COMMITMENTS AND CONTINGENCIES

OPERATING LEASES

     The Company has operating leases for facilities and certain machinery and equipment that expire at various dates through 2009. Certain leases provide an option to extend the lease term. Certain leases provide for payment by the Company of any increases in property taxes, insurance, and common area maintenance over a base amount and others provide for payment of all property taxes and insurance by the Company.

     Future minimum lease payments, by year and in aggregate under non-cancelable operating leases, consist of the following at March 31, 2000:

Year Ending March 31,
-----------------------------------------
      2001 ..............................    $  295,575
      2002 ..............................       223,080
      2003 ..............................       223,080
      2004 ..............................       217,900
      2005 ..............................       192,000
      Thereafter ........................       688,000
                                             ----------
   Total minimum lease payments .........    $1,839,635
                                             ==========

     In conjunction with the transfer of land and building (see note 7), the Company agreed to lease the building for a ten-year term at approximately $192,000 annually. The lease provides for an annual cost-of-living increase. Management considers these lease terms to be comparable to those of unrelated third parties. The future minimum lease payments as of March 31, 2000 include this commitment.

     Total rent expense for the years ended March 31, 1998, 1999 and 2000 and June 30, 1999 and 2000 was approximately $93,000, $80,000, $197,000, $15,000 and $78,130, respectively.

                       GO2PHARMACY, INC. AND SUBSIDIARY
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- CONTINUED
                         MARCH 31, 1998, 1999 and 2000
                          and JUNE 30, 1999 and 2000

NOTE 15 -- COMMITMENTS AND CONTINGENCIES -- (continued)

LITIGATION

     The Company is, from time to time, involved in litigation relating to claims arising out of its operations in the ordinary course of business. The Company believes that none of the claims that were outstanding as of March 31, 2000 and June 30, 2000 should have a material adverse impact on its financial condition or results of operations.

YEAR 2000 ISSUE

     The Year 2000 issue relates to limitations in computer systems and applications that may prevent proper recognition of the Year 2000. The potential effect of the Year 2000 issue on the Company will not be fully determinable until later. To date, the Company has not had any Year 2000 problems, however, if Year 2000 problems arise within the Company, Dynamic, or entities with which the Company conducts business, the Company's revenues, and financial condition could be adversely impacted.

CONSULTING AGREEMENT

     As part of the agreement to purchase the Delaware corporation Go2Pharmacy.com, Inc., the Company has agreed to pay the President and majority stockholder of Go2Delaware, a consulting fee totaling $250,000. The consulting fee is to be paid from cash flows provided by operations and covers a period of five years from inception. The payment of the consulting fee will be on a prorata basis of one to seven in relation to the preferred stock redemption. See Note 13.

UNDERWRITER

     As part of the public offering as outlined herein, the Company has entered into a letter of intent with an underwriter. The letter of intent may be modified depending on the results of the offering and requirements of the National Association of Stock Dealers. Pursuant to the letter of intent the underwriter will receive a fee equal to 10% of the offering proceeds and receive an expense reimbursement equal to 3% of the offering proceeds. In addition, the underwriter will receive warrants to purchase additional shares of the Company's common stock for 165% of the offering price. The number of warrants to be issued will be based on the number of IPO shares sold. The warrants contain anti-dilution provisions and restrictions on the issuance of additional securities. In addition, upon closing of the initial public offering, the underwriter will receive an advance of $145,000 for consulting services to be rendered over the following three years. The underwriters also have a right of first refusal relating to any public issuance of securities during the next two years.

PUBLIC OFFERING

     The Company filed a registration statement with the Securities and Exchange Commission to offer up to 1,150,000 shares of common stock to the public. The registration statement is subject to completion. The gross proceeds are projected to be approximately $8,000,000 and the proceeds of the offering are to be generally used to fund expansion of the business, retirement of debt and working capital.

                       GO2PHARMACY, INC. AND SUBSIDIARY
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- CONTINUED
                         MARCH 31, 1998, 1999 and 2000
                          and JUNE 30, 1999 and 2000

NOTE 15 -- COMMITMENTS AND CONTINGENCIES -- (continued)

PENDING PURCHASE OF COMPANY

     Simultaneously with the public offering, the Company has an agreement to acquire the Delaware corporation Go2Pharmacy.com, Inc. (Go2Delaware) for 3,000,000 shares of common stock at an assumed initial offering price of $8.00 per share, for a total purchase price of $24 million. The $24 million will be expensed as marketing expenses on the effective date of the purchase.

EMPLOYMENT AGREEMENTS

     Simultaneously with the public offering, the Company intends to enter into three year employment agreements with the Chief Executive Officer, President and Chief Financial Officer at annual salaries of $150,000, $90,000 and $110,000, respectively.

DIRECTORS' COMPENSATION

     Following the completion of the public offering, the Company intends to pay directors fees of $500 each per meeting and not less than $2,000 per year. In addition, each non-employee director will receive options to purchase 4,000 shares of common stock for each year remaining of the director's term exercisable at the public offering price.

NOTE 16 -- SUBSEQUENT EVENTS

STOCK FOR LEGAL SERVICES

     On April 2, 2000, the Company agreed to issue 50,000 shares of its Common Stock to its legal counsel in lieu of payment of legal fees in conjunction with an initial public offering. Subsequently, the parties agreed to a renegotiated number of shares totaling 15,000.

                          INDEPENDENT AUDITORS' REPORT

To the Board of Directors
Go2Pharmacy.com, Inc.
New York, New York

We have audited the accompanying balance sheet of Go2Pharmacy.com, Inc. as of March 31, 2000, and the related statement of operations, shareholders' deficit, and cash flows for the period from February 18, 2000 (date of inception) to March 31, 2000. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Go2Pharmacy.com, Inc. as of March 31, 2000, and the results of its operations and its cash flows for the period from February 18, 2000 (date of inception) to March 31, 2000, in conformity with generally accepted accounting principles.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. The Company is a development stage enterprise engaged in Internet pharmacy services. As discussed in Note 5 to the financial statements, the Company's operating loss since inception raises substantial doubt about its ability to continue as a going concern. Management's plans concerning these matters are also described in Note 5. The financial statements do not include any adjustments that might result from the outcome of these uncertainties.

BRIMMER, BUREK & KEELAN LLP
CERTIFIED PUBLIC ACCOUNTANTS

Tampa, Florida
June 23, 2000
Except as to Note 6
 dated June 26, 2000

                             GO2PHARMACY.COM, INC.
                         (A DEVELOPMENT STAGE COMPANY)
                                 BALANCE SHEETS

                                                                 March 31,       June 30,
                                                                    2000           2000
                                                               -------------   ------------
                                                                                (Unaudited)
                            ASSETS
Current assets:
  Cash .....................................................    $       --      $       --
                                                                ----------
   Total current assets ....................................            --              --
                                                                ----------      ----------
   Total assets ............................................    $       --      $       --
                                                                ==========      ==========

               LIABILITIES AND SHAREHOLDERS' DEFICIT

Current liabilities:
  Accrued expenses .........................................    $   40,000      $   45,000
                                                                ----------      ----------
   Total current liabilities ...............................        40,000          45,000
                                                                ----------      ----------
   Total liabilities .......................................        40,000          45,000

Commitments and contingencies

Shareholders' deficit:
  Common stock, $.01 par value; 4,000,000 shares authorized;
   3,000,000 shares issued and outstanding .................        30,000          30,000
  Additional paid-in capital ...............................        50,000          50,000
  Accumulated deficit ......................................      (114,100)       (119,100)
                                                                ----------      ----------
                                                                   (34,100)        (39,100)
  Less subscription receivable .............................        (5,900)         (5,900)
                                                                ----------      ----------
   Total shareholders' deficit .............................       (40,000)        (45,000)
                                                                ----------      ----------
   Total liabilities and shareholders' deficit .............    $       --      $       --
                                                                ==========      ==========

                See accompanying notes to financial statements.

                             GO2PHARMACY.COM, INC.
                         (A DEVELOPMENT STAGE COMPANY)
                           STATEMENTS OF OPERATIONS

                                                           For the Period            For the
                                                       from February 18, 2000     Three Months
                                                         (Date of Inception)          Ended
                                                          To March 31, 2000       June 30, 2000
                                                      ------------------------   --------------
                                                                                   (Unaudited)
Operating expenses:
  General and administrative ......................          $   63,900            $    5,000
  Organization expense ............................              50,200                    --
                                                             ----------            ----------
   Total operating expenses .......................             114,100                 5,000
                                                             ----------            ----------
Loss before income taxes ..........................            (114,100)               (5,000)
Income taxes ......................................                  --                    --
                                                             ----------            ----------
Net loss ..........................................          $ (114,100)           $   (5,000)
                                                             ==========            ==========
Net loss available to common shareholders .........          $ (114,100)           $   (5,000)
                                                             ==========            ==========
Basic and diluted loss per share ..................          $    (0.04)           $    (0.00)
                                                             ==========            ==========
Basic and diluted weighted average number of common
  shares outstanding ..............................           3,000,000             3,000,000
                                                             ==========            ==========

                See accompanying notes to financial statements.

                             GO2PHARMACY.COM, INC.
                         (A DEVELOPMENT STAGE COMPANY)
                      STATEMENTS OF SHAREHOLDERS' DEFICIT

                                                                                       Deficit
                                                                                     Accumulated
                                      Common Stock       Additional                     During         Total
                                 ----------------------    Paid-in    Subscription   Development   Shareholders'
                                    Shares     Dollars     Capital     Receivable       Stage         Deficit
                                 ------------ --------- ------------ -------------- ------------- --------------
Initial stock issued for
 services, and receivable
 February 18, 2000 .............   2,980,000   $29,800     $    --      $ (5,900)    $       --     $   23,900
Stock issued for assets of
  NDS Enterprises, Inc. ........      20,000       200          --            --             --            200
Contribution of capital by
  majority stockholder .........          --        --      50,000            --             --         50,000
Net loss for the period from
  February 18, 2000 (date of
  inception) to March 31,
  2000 .........................          --        --          --            --       (114,100)      (114,100)
                                   ---------   -------     -------      --------     ----------     ----------
Balances at March 31, 2000 .....   3,000,000    30,000      50,000        (5,900)      (114,100)       (40,000)
Net loss .......................          --        --          --            --         (5,000)        (5,000)
                                   ---------   -------     -------      --------     ----------     ----------
Balances at June 30, 2000
  (unaudited) ..................  $3,000,000   $30,000     $50,000      $ (5,900)    $ (119,100)    $  (45,000)
                                  ==========   =======     =======      ========     ==========     ==========

                See accompanying notes to financial statements.

                             GO2PHARMACY.COM, INC.
                         (A DEVELOPMENT STAGE COMPANY)
                           STATEMENTS OF CASH FLOWS

                                                                           For the             For the
                                                                         Period from            Three
                                                                      February 18, 2000        Months
                                                                     (Date of Inception)        Ended
                                                                         To March 31,         June 30,
                                                                             2000               2000
                                                                    ---------------------   ------------
                                                                                             (Unaudited)
Cash flows from operating activities:
  Net loss ......................................................        $ (114,100)          $ (5,000)
  Adjustments to reconcile net loss to net cash from operating activities:
   Common stock issued for organization expense .................            50,200                 --
   Common stock issued for services .............................            23,900                 --
   Changes in operating assets and liabilities:
    Accrued expenses ............................................            40,000              5,000
                                                                         ----------           --------
    Net cash provided by (used in) operating activities .........                --                 --
                                                                         ----------           --------
Net increase (decrease) in cash .................................                --                 --
Cash at beginning of period .....................................                --                 --
                                                                         ----------           --------
Cash at end of period ...........................................        $       --           $     --
                                                                         ----------           --------
Supplemental disclosure of cash flow information:
Cash paid during the period for interest ........................        $       --           $     --
                                                                         ==========           ========
Cash paid during the period for income taxes ....................        $       --           $     --
                                                                         ==========           ========
Contribution to capital .........................................        $   50,000           $     --
                                                                         ==========           ========
Common stock issued for receivable ..............................        $    5,900           $     --
                                                                         ==========           ========

                See accompanying notes to financial statements.

                             GO2PHARMACY.COM, INC.
                         (A DEVELOPMENT STAGE COMPANY)
                         NOTES TO FINANCIAL STATEMENTS
                       MARCH 31, 2000 AND JUNE 30, 2000

NOTE 1 -- ORGANIZATION AND NATURE OF BUSINESS

     Go2Pharmacy.com, Inc. (the "Company"), was formed on February 18, 2000 as a Delaware corporation, under the name of JZ Holdings, Inc., to provide Internet pharmacy services. The Company subsequently changed its name to Go2Pharmacy.com, Inc. as a result of its acquisition of certain assets of NDS Enterprises, Inc., ("NDS") a Delaware corporation, formerly known as Go2Pharmacy.com, Inc. NDS was formed on April 12, 1999 and had no operations from inception with the exception of accrued liabilities. (See Note 4)

NOTE 2 -- SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

BASIS OF PRESENTATION

     The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As reflected in the financial statements, the Company is a development stage enterprise, which has yet to generate revenues to support further operations. In order to fund operations to date, the Company has relied on funding from the Company's majority stockholder. The Company's operating losses since inception and the contingency surrounding the proposed sale of the Company to Go2Pharmacy, Inc., a Florida corporation ("Go2Florida"), raise substantial doubt about its ability to continue as a going concern.

     The Company's success is dependent upon its ability to raise additional, sufficient investment capital to support the fulfillment under various supply contracts, thereby generating revenues to continue to fund operations. Management has executed a letter of intent for the Company to be acquired by Go2Florida. The letter of intent is subject to the closing of an initial public offering by Go2Florida.

INTERIM RESULTS (UNAUDITED)

     The accompanying financial statements as of and for the three months ended June 30, 2000 are unaudited. In the opinion of management, these financial statements have been prepared on the same basis as the audited financial statements included herein and include all adjustments, consisting of only normal recurring adjustments, necessary for the fair statement of results of the interim period. The data disclosed in these notes to financial statements for these respective periods is also unaudited.

CASH AND CASH EQUIVALENTS

     For purposes of the statement of cash flows, the Company considers all highly liquid debt instruments purchased with a maturity of three months or less to be cash equivalents.

IMPAIRMENT OF ASSETS

     In accordance with the provisions of Statement of Financial Accounting Standards No. 121 (SFAS 121), Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed of, the Company's policy is to evaluate whether there has been a permanent impairment in the value of long-lived assets, certain identifiable intangibles and goodwill when certain events have taken place that indicate that the remaining unamortized balance may not be recoverable. When factors indicate

                             GO2PHARMACY.COM, INC.
                         (A DEVELOPMENT STAGE COMPANY)
                   NOTES TO FINANCIAL STATEMENTS -- CONTINUED
                       MARCH 31, 2000 AND JUNE 30, 2000

NOTE 2 -- SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES -- (continued)

that the intangible assets should be evaluated for possible impairment, the Company uses an estimate of related undiscounted cash flows. Factors considered in the valuation include current operating results, trends and anticipated undiscounted future cash flows. There have been no impairment losses recorded for the period from February 18, 2000 (date of inception) through March 31, 2000 and for the three months ended June 30, 2000.

INCOME TAXES

     The Company utilizes the guidance provided by Statement of Financial Accounting Standards No. 109 (SFAS 109), Accounting for Income Taxes. Under the liability method specified by SFAS 109, deferred tax assets and liabilities are determined based on the difference between the financial statement and tax basis of assets and liabilities as measured by the enacted tax rates which will be in effect when these differences reverse. Deferred tax expense is the result of changes in deferred tax assets and liabilities. The Company is a development stage company with no operating history and no known sources of revenue. Therefor, no provision or deferred tax has been provided for.

LOSS PER COMMON SHARE

     Loss per share are computed using the basic and diluted calculations on the face of the statement of operations. Basic loss per share is calculated by dividing net loss available to common stockholders by the weighted average number of shares of common stock outstanding for the period. Diluted loss per share is calculated by dividing net loss by the weighted average number of shares of common stock outstanding for the period, adjusted for the dilutive effect of common stock equivalents, using the treasury stock method. There were no potentially dilutive instruments outstanding for the period presented.

USE OF ESTIMATES

     The preparation of financial statements in conformity with generally accepted accounting principles, requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at March 31, 2000 and June 30, 2000, as well as the reported amounts of revenues and expenses for the period from February 18, 2000 (date of inception) through March 31, 2000 and for the three months ended June 30, 2000. The actual outcome of the estimates could differ from the estimates made in the preparation of the financial statements.

REVENUE RECOGNITION

     The Company had no revenues for the period from February 18, 2000 (date of inception) through March 31, 2000 and for the three months ended June 30, 2000, and has not yet generated revenues.

FAIR VALUE OF FINANCIAL INSTRUMENTS

     The Company, in estimating its fair value disclosures for financial instruments, uses the following methods and assumptions:

                             GO2PHARMACY.COM, INC.
                         (A DEVELOPMENT STAGE COMPANY)
                   NOTES TO FINANCIAL STATEMENTS -- CONTINUED
                       MARCH 31, 2000 AND JUNE 30, 2000

NOTE 2 -- SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES -- (continued)

   Cash and Accrued Expenses: The carrying amounts reported in the balance sheet for cash and accrued expenses approximate their fair value due to their relatively short maturity.

NOTE 3 -- RELATED PARTY TRANSACTIONS

     The majority stockholder paid $50,000 of legal fees assumed by the Company in its acquisition of the assets of NDS Enterprises, Inc. Certain stockholders of the Company provided consulting services valued at $23,900 in exchange for 2,390,000 shares of common stock of the Company.

NOTE 4 -- ACQUISITION

     In February 2000, the Company acquired certain assets of NDS in exchange for 20,000 shares of common stock of the Company and the assumption of $50,000 in liabilities of NDS. The assets of NDS consisted of the web site domain name go2pharmacy.com and certain confidentiality agreements which were assigned zero value by the Company. The acquisition was recorded as a purchase of a nonmonetary asset valued at the historical cost of NDS which was zero. The excess of liabilities assumed over cost of assets purchased has been recorded as an organization expense.

NOTE 5 -- GOING CONCERN

     The Company is a development stage company and has just recently entered into various supply contracts, which management believes will provide revenue for the Company. Its prospects for revenues are primarily dependent on its ability to obtain financing, additional capital, sufficient knowledgeable personnel and other resources to carry out the Company's responsibilities under the recently obtained contracts. Management of the Company believes that its acquisition by Go2Florida will provide the necessary financing, additional capital, personnel and other resources which would be necessary to complete the Company business plans under the contracts. If the acquisition does not take place, the Company will have to seek other alternatives to satisfy its financial and other obligations under the contracts, in order to continue in existence.

NOTE 6 -- PENDING SALE OF COMPANY

     In February 2000, the Company entered into a letter of intent with Go2Florida whereby the Company will be sold to Go2Florida in exhange for 3,000,000 shares of common stock of Go2Florida. The sale is subject to the consummation of an initial public offering of Go2Florida. As part of the agreement, the majority stockholder of the Company will contribute $250,000 in cash to the Company, as a contribution to capital.

     On June 26, 2000, the Company signed an agreement to sell the Company to Go2Florida contingent upon the closing of an initial public offering of Go2Florida's common stock. The majority stockholder of the Company has agreed to contribute $250,000 to capital coincident with the closing of the sale. The sale provides for an exchange of stock whereby the shareholders of the Company will receive one share of Go2Florida common stock for each share of common stock owned in the Company. In addition, conditioned upon the sale, Go2Florida has agreed to pay a consulting fee to the President and major stockholder of the Company in the amount of $250,000. The consulting agreement is for a term of five years and is to be paid from the cash flows provided by operations of Go2Florida.

                          INDEPENDENT AUDITOR'S REPORT

Board of Directors
U.S. Diversified Technologies, Inc.,
 and Subsidiary
Largo, Florida

We have audited the accompanying Consolidated Balance Sheet of U.S. Diversified Technologies, Inc. and its wholly owned subsidiary Energy Factors, Inc. as of December 31, 1997 and the related Consolidated Statements of Income and Retained Earnings and Cash Flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of U.S. Diversified Technologies, Inc. and its wholly owned subsidiary Energy Factors, Inc. as of December 31, 1997 and the results of its operations and cash flows for the year then ended in conformity with generally accepted accounting principles.

BAUM & COMPANY, P.A.

Coral Springs, Florida
June 10, 1998

              U.S. DIVERSIFIED TECHNOLOGIES, INC. AND SUBSIDIARY
                           CONSOLIDATED BALANCE SHEET
                               DECEMBER 31, 1997

                                       ASSETS
Current assets
  Cash in bank ...................................................................     $   58,508
  Accounts receivable (Net of allowance of $25,000 for doubtful account)..........        224,532
  Inventory (Note 1) .............................................................        671,239
                                                                                       ----------
   Total current assets ..........................................................        954,279
                                                                                       ----------
Property, plant & equipment (net) (Note 1 and 2) .................................      1,487,075
                                                                                       ----------
Other assets
  Deposits and other assets ......................................................         17,096
  Deferred tax asset (Note 1) ....................................................        200,000
                                                                                       ----------
   Total other assets ............................................................        217,096
                                                                                       ----------
   Total assets ..................................................................     $2,658,450
                                                                                       ==========

                             LIABILITIES AND STOCKHOLDER'S EQUITY

Current liabilities
  Current portion of long-term debt (Note 3, 4, and 5) ...........................     $  284,905
  Note payable--related party (Note 8) ...........................................         61,500
  Current portion of capitalized leases payable (Note 6) .........................        110,253
  Advances from customers ........................................................        259,995
  Accounts payable and accrued expenses ..........................................        765,545
                                                                                       ----------
   Total current liabilities .....................................................      1,482,198
                                                                                       ----------
Long-term liabilities
  Long-term debt (Note 3, 4, and 5) ..............................................        900,593
  Capitalized leases payable (Note 6) ............................................        273,906
                                                                                       ----------
   Total long-term liabilities ...................................................      1,174,499
                                                                                       ----------
   Total liabilities .............................................................      2,656,697
                                                                                       ----------
Stockholder's equity
  Common Stock 40,000,000 shares authorized; $.01 par value; 10,042,400 issued and
   outstanding ...................................................................        100,424
  Retained earnings (deficit) ....................................................        (98,671)
                                                                                       ----------
   Total stockholders' equity ....................................................          1,753
                                                                                       ----------
   Total liabilities & stockholders' equity ......................................     $2,658,450
                                                                                       ==========

    See Accountant's Report and Accompanying Notes to Financial Statements.

              U.S. DIVERSIFIED TECHNOLOGIES, INC. AND SUBSIDIARY
             CONSOLIDATED STATEMENT OF INCOME AND RETAINED EARNINGS
                         YEAR ENDED DECEMBER 31, 1997

Gross sales ..........................................    $5,753,821
Cost of goods sold ...................................     4,558,525
                                                          ----------
Gross profit .........................................     1,195,296
General & administrative expenses ....................     1,530,973
                                                          ----------
  Net (loss) before other income (expenses) ..........      (335,677)
Other income (expense)
  Interest expense ...................................      (230,593)
                                                          ----------
Net (loss) before provision for income taxes .........      (566,270)
Provision for income taxes
  Deferred tax benefit (Note 1) ......................       200,000
                                                          ----------
Net (loss) ...........................................      (366,270)
Retained earnings--beginning .........................       267,599
                                                          ----------
Retained earnings (deficit)--ending ..................    $  (98,671)
                                                          ==========

    See Accountant's Report and Accompanying Notes to Financial Statements.

              U.S. DIVERSIFIED TECHNOLOGIES, INC. AND SUBSIDIARY
                     CONSOLIDATED STATEMENT OF CASH FLOWS
                         YEAR ENDED DECEMBER 31, 1997

Cash flows from operating activities
 Net income (loss) ...............................................................     $ (366,270)
 Adjustments to reconcile net income to net cash provided by operating activities:
   Depreciation and amortization .................................................        171,940
   Deferred tax asset ............................................................       (200,000)
   Changes in operating assets & liabilities:
    Decrease in accounts receivable ..............................................         31,002
    Decrease in inventory ........................................................        268,750
    Decrease in deposits and other assets ........................................         15,583
    (Decrease) in accounts payable and accrued expenses ..........................       (409,472)
    Increase in advances from customers ..........................................        259,995
                                                                                       ----------
    Net cash used for operations .................................................       (228,472)
                                                                                       ----------
Cash flow from investing activities:
 Acquisition of fixed assets .....................................................         (5,538)
                                                                                       ----------
Cash flow from financing activities:
 Proceeds from note payable from related party ...................................         62,000
 Principal payments on note payable from related party ...........................           (500)
 Proceeds from long-term debt ....................................................        219,667
 Principal payments on long-term debt ............................................        (58,349)
 Principal payments on capitalized leases payable ................................        (53,105)
                                                                                       ----------
    Net cash provided by financing activities ....................................        169,713
                                                                                       ----------
Net (decrease) ...................................................................        (64,297)
Cash in bank--beginning of year ..................................................        122,805
                                                                                       ----------
Cash in bank--end of year ........................................................     $   58,508
                                                                                       ==========

      See Auditor's Report and Accompanying Notes to Financial Statements.

              U.S. DIVERSIFIED TECHNOLOGIES, INC. AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                               DECEMBER 31, 1997

NOTE 1 -- SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     A summary of the significant accounting policies of U.S. Diversified Technologies, Inc. is presented to assist in understanding the Company's financial statements. The financial statements and notes are representations of the Company's management which is responsible for their integrity and objectivity. The accounting policies conform to generally accepted accounting principles and have been consistently applied in the preparation of the financial statements.

BUSINESS AND ORGANIZATION

     The Company, incorporated in the state of Florida on September 27, 1989, is a holding company. It's wholly-owned subsidiary consist of Energy Factors, Inc. Energy Factors, Inc. manufactures food grade supplements and health/diet products.

BASIS OF PRESENTATION

     The consolidated financial statements include the accounts of U.S. Diversified Technologies, Inc. and its wholly-owned subsidiary, Energy Factors, Inc. Significant intercompany balances and transactions have been eliminated in consolidation.

MANAGEMENT ESTIMATES

     The preparation of consolidated financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at December 31, 1997 and revenues and expenses for the year ended. The actual outcome of the estimates could differ from the estimates made in the preparation of the consolidated financial statements.

INVENTORY

     Inventory is valued at the lower of cost (first-in, first-out method) or market.

PROPERTY, PLANT AND EQUIPMENT

     Property, plant and equipment are stated at cost. Provision for depreciation is computed using the straight line method over the estimated useful lives.

     Maintenance and repairs are charged to operations. Additions and betterments which extend the useful lives of property, plant and equipment are capitalized. Upon retirement or disposal of the operating property and equipment, the cost and accumulated depreciation are eliminated from the accounts and the resulting gain or loss is reflected in operations.

REVENUE RECOGNITION

     Revenue is recognized for the health products manufacturing operations when the production process is complete and the merchandise is shipped to the customer. Revenue is recognized for the mail-order operations when the merchandise is shipped to the customer.

              U.S. DIVERSIFIED TECHNOLOGIES, INC. AND SUBSIDIARY
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- CONTINUED
                               DECEMBER 31, 1997

NOTE 1 -- SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES -- (continued)

INCOME TAXES

     The Company has incurred a net operating loss in the current year thus no provision has been provided for income taxes. This net operating loss may be carried back for three years or carried forward for up to 15 years against net income.

     In accordance with FASB No. 109, the Company has reflected a deferred tax benefit of $200,000 for its net operation losses.

NOTE 2 -- PROPERTY AND EQUIPMENT

     As of December 31, 1997, property and equipment consists of the following:

   Land ....................................................    $  100,000
   Building and Improvements ...............................     1,064,507
   Factory Equipment .......................................       990,035
   Office Furniture and Equipment ..........................        82,442
   Transportation Vehicle ..................................        34,901
                                                                ----------
                                                                 2,271,885
   Less: Accumulated Depreciation And Amortization .........      (784,810)
                                                                ----------
                                                                $1,487,075

NOTE 3 -- MORTGAGE PAYABLE

     On October 22, 1992, the Company acquired an office and manufacturing facility for $800,000. The Company executed a purchase money mortgage for $800,000, payable interest only for seven months, and the remaining payments, for ten years, with interest based on the bank's prime rate plus 4%, but never less than 10% or greater than 15%. There is a balloon payment due and payable at the end of the ten year period.

     On June 23, 1993, the Company obtained an additional mortgage of $235,000 to fund the costs of a building addition.

NOTE 4 -- NOTE PAYABLE -- BANK

     Installment obligation to finance vehicle.

NOTE 5 -- NOTE PAYABLE -- FACTOR

     The Company has entered into an agreement with a factoring company to finance its accounts receivable.

NOTE 6 -- CAPITALIZED LEASE PAYABLE

     The Company has entered into various leasing arrangements to acquire fixed assets. Its been determined that these leases are capital leases, thus the underlying assets have been reflected on these financial statements.

              U.S. DIVERSIFIED TECHNOLOGIES, INC. AND SUBSIDIARY
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- CONTINUED
                               DECEMBER 31, 1997

NOTE 7 -- CAPITAL TRANSACTIONS

     A.) In 1996, the Company officially retired all Company treasury stock acquired since inception. Effectively, $265,000 of treasury stock has been used to reduce additional paid-in capital and any excess to reduction of retained earnings.

     B.) On October 30, 1996, the Board of Directors approved a resolution whereby, in consideration for the personal guarantees by certain shareholders of approximately $1,250,000 of debt obligations of the Company, the three stockholders would receive 1,500,000 of common stock each.

NOTE 8 -- RELATED PARTIES

     The Company has employment contracts with its (2) operational officers who are also shareholders. Compensation to these shareholders was approximately $300,000.

     As of December 31, 1997, the Company has an outstanding balance of $61,500 on a demand promissory note.

NOTE 9 -- SUBSEQUENT EVENT

     On June 12, 1998, the Company's wholly-owned subsidiary Energy Factors, Inc. was acquired by Nu-Wave Health Products, Inc.

NOTE 10 -- SUPPLEMENTAL CASH FLOW INFORMATION

   Interest Paid ................    $230,593
   Deferred tax benefit .........     200,000

NOTE 11 -- CONTINGENCIES

     The Company is a defendant in various lawsuits in various stages of settlement. The outcome of the matters have been accrued. The nature of these lawsuits are as follows:

     (A) Dispute with landlord over condition of leased premises. The litigation was settled and paid in the amount of $30,000. There was $40,000 accrued in anticipation of the settlement.

     (B) Dispute over non-payment for faulty product supplied by a vendor. The litigation was settled and paid in the amounts of $15,000. There was $12,500 accrued in anticipation of the settlement.

     (C) Dispute over non-payment for product billed by a vendor. The litigation was settled and paid in the amount of $35,000. There was $32,000 accrued in anticipation of the settlement.

     (D) Pending litigation involving alleged sexual harassment by two of the companies employees. The case is in the discovery stage and there are no amounts accrued in anticipation of the settlement. The company believes there will be a favorable ruling.

     (E) Dispute over defective product supplied by the company to one of the company's customers. The case is in the discovery stage and there are no amounts accrued in anticipation of the settlement. The company believes there will be a favorable ruling.

     (F) Dispute over non-payment on a promissory note to one of the company's vendors. The litigation was settled and paid in the amount of $10,000. There was $10,000 accrued in anticipation of the settlement.

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                                November 7, 2000
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